                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:

     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
         Amendment No. 1                       Commission Only (as permitted by
                                               Rule 14a-6(e)(2))


     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12


                       AMERICAN INVESTMENT NETWORK, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

Harold Crumpler, Executive Vice President, Treasurer and Chief Operating Officer
 660 Lakeland East Drive, Suite 204, Flowood, Mississippi 39208, (601) 936-2090
-------------------------------------------------------------------------------
      (Name of Person Filing Proxy Statement, on behalf of the Registrant)

                                   COPIES TO:

Reid A. Godbolt, Esq.                         E.O. Spencer, III, Esq.
Jones & Keller, P.C.                          Spencer & Tyra
1625 Broadway, Suite 1600                     660 Lakeland East Drive, Suite 100
Denver, Colorado 80202                        Jackson, Mississippi 39208
(303) 573-1600                                (601) 939-9193

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON June 19, 1997

                                   ---------

To the Shareholders of American Investment Network, Inc.:

         Notice is hereby given that a Special Meeting (the "Meeting") of shareholders of American Investment Network, Inc. ("American") will be held on June 19, 1997, at 10:00 a.m., Central Daylight Time, at the Clubhouse of LeFleur's Bluff State Park, Highland Drive, Jackson, Mississippi, to consider and act upon the following:

         1. To vote upon approval and adoption of a Plan and Agreement of Exchange dated October 28, 1996, as amended ("Exchange Agreement"), under which holders of Class A and Class B Common Stock of American will exchange their shares for shares of Citizens, Inc. Class A Common Stock held by Citizens Insurance Company of America ("CICA"), as described in the accompanying Proxy-Information Statement.

         2. No other business will be transacted at the Special Meeting or at any adjournment thereof. The Special Meeting may be adjourned by the vote of a majority of the shares represented.

         Only shareholders of record of American Class A and Class B Common Stock as of the close of business on May 2, 1997 will be entitled to notice of and to vote at the Meeting.

         SHAREHOLDERS OF AMERICAN CLASS A AND CLASS B COMMON STOCK ARE ENTITLED TO DISSENT FROM THE EXCHANGE AND OBTAIN PAYMENT FOR SHARES, AS DESCRIBED IN THE ACCOMPANYING PROXY-INFORMATION STATEMENT. A COPY OF ARTICLE 13 OF THE MISSISSIPPI BUSINESS CORPORATION ACT, WHICH SETS FORTH THE RIGHTS OF DISSENTERS, IS ATTACHED TO THE PROXY-INFORMATION STATEMENT AS APPENDIX B.

         Shareholders are cordially invited to attend the Meeting. Whether or not you intend to attend the Meeting, please fill in, date, sign, and return promptly the enclosed proxy card in the enclosed postage-prepaid envelope so that your shares may be voted at the Meeting if you are unable to attend in person. The giving of a proxy will not affect your right to vote in person if you attend the Meeting.

                                        By Order of the Board of Directors
                                        Phillip E. Faller, Secretary
Flowood, Mississippi
May 9, 1997

                       AMERICAN INVESTMENT NETWORK, INC.
              PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD June 19, 1997

                                 CITIZENS, INC.
                             INFORMATION STATEMENT
                       CLASS A COMMON STOCK, NO PAR VALUE
                              UP TO 697,815 SHARES

This Proxy-Information Statement is furnished in connection with the solicitation by the Board of Directors of American Investment Network, Inc. ("American") of proxies from holders of shares of American Class A and Class B Common Stock, for use at the Special Meeting of American Shareholders (the "Meeting") to be held on June 19, 1997. This Proxy-Information Statement also pertains to the number of shares of Class A Common Stock, no par value, of Citizens, Inc. ("Citizens") to be issued in connection with a statutory stock exchange ("Exchange") under a Plan and Agreement of Exchange dated October 28, 1996, as amended ("Exchange Agreement"), between Citizens Insurance Company of America ("CICA," a wholly-owned subsidiary of Citizens) and American. The Exchange Agreement sets forth certain conditions to the Exchange, including a fairness hearing and approval by the Mississippi Commissioner of Insurance in which American shareholders may participate pursuant to Miss. Code Ann. Section 83-19-105. With approval of the Exchange by the Mississippi Commissioner of Insurance, the Citizens Class A Common Stock will be issued pursuant to an exemption from registration under Section 3(a)(10) of the Securities Act of 1933. Upon consummation of the Exchange, each 7.2 outstanding shares of American Class A or Class B Common Stock will be converted into one share of Citizens Class A Common Stock, as described in this Proxy-Information Statement. No fractional shares of Citizens Class A Common Stock will be issued in the Exchange; rather, share fractions will evidence the right to receive the cash value of such share based on the average closing price of the Citizens Class A Common Stock as reported on the American Stock Exchange for the five trading days prior to the effective date of the Exchange. At present, the directors of American know of no other matters to be presented at the Meeting. All information contained in the Proxy-Information Statement with respect to Citizens and CICA has been furnished by Citizens, and all information with respect to American has been furnished by American. The approximate date of mailing of this Proxy-Information Statement to shareholders of American is May 9, 1997.

The proxy in the form enclosed is solicited by the Board of Directors of American for use at the Meeting. Only shareholders of record at the close of business on May 2, 1997 are entitled to notice of and to vote at the Meeting. On May 2, 1997, the number of outstanding shares of American Class A Common Stock entitled to be voted at the Meeting was 5,021,764, each of which is entitled to one vote; the number of outstanding shares of American Class B Common Stock was 2,500, each of which is entitled to one vote per share. Under the bylaws and the pertinent provisions of the Mississippi Business Corporation Act, the Class A and Class B Common Stock will vote as separate classes on the matters at the Meeting. If the accompanying proxy form is signed and returned, the shares represented thereby will be voted as instructed. In the event no instructions are given, the proxy will be voted for the Exchange and upon such other matters as may properly come before the Meeting. If, after sending in your proxy, you decide to vote in person or decide to revoke your proxy for any other reason, you may do so by notifying the Secretary of American in writing prior to the voting of the proxy or attending the Meeting in person and revoking your proxy.

The expenses of soliciting proxies and the cost of preparing, assembling and mailing material in connection with the solicitation of proxies will be borne by American. In addition to the use of the mails, certain directors, officers or regular employees of American or its subsidiaries, who receive no compensation for their services other than their regular salaries or fees, if any, may solicit proxies personally.

The directors and management of American know of no matters to be brought before the Meeting other than those mentioned herein. If, however, any other matters properly come before the Meeting, it is intended that the proxies will be voted in accordance with the judgment of the person or persons voting such proxies.


The Citizens Class A Common Stock is listed on the American Stock Exchange under the symbol "CIA." On April 30, 1997, the closing price of Citizens Class A Common Stock was $7.875 per share.


                                   ---------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES REGULATORY AUTHORITY OF ANY STATE, NOR HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROXY-INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ---------

AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES SIGNIFICANT RISKS. SEE "RISK FACTORS."

                                   ---------

No person is authorized to give any information or to make any representation not contained in the Proxy-Information Statement, and if given or made, such information or representation should not be relied upon as having been authorized. The Proxy-Information Statement does not constitute an offer to exchange or sell, or a solicitation of an offer to exchange or purchase, the securities offered hereby, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of the Proxy-Information Statement nor any distribution of the securities to which the Proxy-Information Statement relates shall, under any circumstances, create an implication that there has been no change in the affairs of Citizens, CICA or American.

The Proxy-Information Statement does not cover any resales of shares of the securities offered hereby to be received by shareholders of American upon consummation of the Exchange Agreement. No person is authorized to use the Proxy-Information Statement in connection with such resales, although such securities may be traded without use of the Proxy-Information Statement by those shareholders of American not deemed to be "affiliates" of either American or Citizens.

                                   ---------

The principal executive offices of both Citizens and CICA are located at 400 East Anderson Lane, Austin, Texas 78752, telephone (512) 837-7100. The principal executive offices of American are located at 660 Lakeland East Drive, Suite 204, Flowood, Mississippi 39208, telephone (601) 936-2090.

                                  ---------

Information included in this Proxy-Information Statement includes "forward looking statements," which can be identified by the use of forward-looking terminology such as "may," "will," "expect," "anticipate," "estimate," or "continue," or the negative thereof or other variations thereon or comparable terminology. The statements in "Risk Factors" and other statements and disclaimers in this Proxy-Information Statement constitute cautionary statements identifying important factors, including certain risks and uncertainties, with respect to such forward-looking statements that could cause actual results to differ materially from those reflected in such forward-looking statements.

                                   ---------


         The date of the Proxy-Information Statement is May 1, 1997.

                                        TABLE OF CONTENTS                                                            PAGE
                                                                                                                     ----

AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   v

SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  vi

RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

THE SPECIAL MEETING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

PROPOSED EXCHANGE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         BACKGROUND AND REASONS FOR THE EXCHANGE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         VALUATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         RECOMMENDATION OF THE BOARD OF DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         REGULATORY REQUIREMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         TERMS OF THE EXCHANGE AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         RECEIPT OF CITIZENS SHARES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         FRACTIONAL SHARES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         ACCOUNTING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         OTHER CONDITIONS TO CONSUMMATION OF THE EXCHANGE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         STOCK EXCHANGE LISTING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         TERMINATION OR AMENDMENT OF THE EXCHANGE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         EXPENSES AND LIABILITY FOR TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         CONDUCT OF BUSINESS PENDING THE EXCHANGE; OTHER COVENANTS OF THE PARTIES . . . . . . . . . . . . . . . . . .  10
         STOCK TRANSFER RESTRICTIONS APPLICABLE TO "AFFILIATES" OF AMERICAN . . . . . . . . . . . . . . . . . . . . .  10
         INTERESTS OF CERTAIN PERSONS IN THE EXCHANGE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

CERTAIN FEDERAL INCOME TAX CONSEQUENCES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

INFORMATION CONCERNING CITIZENS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         GENERAL DEVELOPMENT OF BUSINESS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         FINANCIAL INFORMATION REGARDING THE INSURANCE BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         NARRATIVE DESCRIPTION OF BUSINESS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         DESCRIPTION OF PROPERTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         LEGAL PROCEEDINGS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         SELECTED FINANCIAL DATA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS  . . . . . . . . . . .  26
         RESULTS OF OPERATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         LIQUIDITY AND CAPITAL RESOURCES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         FINANCIAL ACCOUNTING STANDARDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         MARKET PRICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         CERTAIN SECURITY OWNERSHIP OF CITIZENS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         MANAGEMENT OF CITIZENS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         EXECUTIVE OFFICER AND DIRECTOR COMPENSATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         SOURCE OF CITIZENS SHARES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

RIGHTS OF AMERICAN DISSENTING SHAREHOLDERS TO RECEIVE PAYMENT FOR SHARES  . . . . . . . . . . . . . . . . . . . . . .  35

COMPARISON OF RIGHTS OF SECURITYHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         AUTHORIZED SHARES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         DIVIDEND RIGHTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         VOTING RIGHTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         PREEMPTIVE RIGHTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         LIABILITY OF DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         LIQUIDATION RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         ASSESSMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

INFORMATION CONCERNING AMERICAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         UNITED . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         REGULATION AND SPECIAL ACCOUNTING PRACTICES RELATING TO LIFE INSURANCE COMPANIES . . . . . . . . . . . . . .  42
         COMPETITION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         EMPLOYEES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         THE GAIN AGENCY, INC.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         U.S. STAR INTERNATIONAL, INC.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         DESCRIPTION OF PROPERTY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         LEGAL PROCEEDINGS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         MARKET AND DIVIDENDS ON AMERICAN CLASS A AND CLASS B COMMON EQUITIES AND RELATED STOCKHOLDER MATTERS . . . .  47
         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS  . . . . . . . . . . .  47
                 RESULTS OF OPERATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

         MANAGEMENT OF AMERICAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

OTHER MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

DEADLINE FOR CITIZENS SHAREHOLDER PROPOSALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-1
         CITIZENS, INC. AND SUBSIDIARIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-1

INDEX TO THE CONSOLIDATED FINANCIAL STATEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-27
         AMERICAN INVESTMENT NETWORK, INC.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-27




APPENDIX A -- PLAN AND AGREEMENT OF EXCHANGE - AMERICAN INVESTMENT NETWORK,
              INC., CITIZENS INSURANCE COMPANY OF AMERICA, INC. AND CITIZENS, INC., DATED OCTOBER 28, 1996, AS AMENDED

APPENDIX B -- ARTICLE 13 OF THE MISSISSIPPI BUSINESS CORPORATION ACT GOVERNING
              RIGHTS OF DISSENTING AMERICAN SHAREHOLDERS

APPENDIX C -- ORDER OF MISSISSIPPI COMMISSIONER OF INSURANCE APPROVING THE
              EXCHANGE

                             AVAILABLE INFORMATION

         Both Citizens and American are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Those reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC at the 13th Floor, 7 World Trade Center, New York, New York 10048, and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Also, the SEC maintains a Web site (http://www.sec.gov) that contains such materials of Citizens and American. In addition, such reports, proxy statements and other information concerning Citizens may be inspected at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006-1881.

                                    SUMMARY

         The following is a summary of certain information contained elsewhere in this Proxy-Information Statement. This Summary is not intended to be complete and is qualified in its entirety by reference to the more detailed information appearing in this Proxy-Information Statement, including the Appendices. Shareholders of American are urged to read this Proxy-Information Statement in its entirety.

THE PARTIES TO THE EXCHANGE

         The three parties to the Exchange Agreement are Citizens, Inc., a Colorado corporation ("Citizens"), Citizens Insurance Company of America, a Colorado corporation ("CICA"), and American.

         Citizens is an insurance holding company. CICA is a life insurance company which is wholly-owned by Citizens. The principal executive office of both Citizens and CICA is located at 400 East Anderson Lane, Austin, Texas 78752, and the telephone number at such office is (512) 837-7100.

         American is a Mississippi corporation which is a financial holding company. The principal executive office of American is located at 660 Lakeland East Drive, Suite 204, Flowood, Mississippi 39208. The telephone number at such office is (601) 936-2090. Neither American nor any of its officers or directors are affiliated with Citizens or CICA, nor are any officers or directors of Citizens or CICA affiliated with American.

         United Security Life Insurance Company ("United") is a Mississippi domestic insurance company which is wholly-owned by American. United has the same principal executive office as American. It is contemplated that United will act as a separate indirect subsidiary of Citizens after the Exchange.

                                                   AMERICAN INVESTMENT NETWORK, INC. SPECIAL
                                                   MEETING OF SHAREHOLDERS
PERSONS ENTITLED TO VOTE; RECORD DATE              Holders of record of shares of American Class A and Class B Common
                                                   Stock, at the close of business on May 2, 1997 ("Record Date"), will be entitled to notice of and to vote at the Special Meeting of
                                                   Shareholders (the "Meeting").

DATE, TIME AND PLACE OF MEETING                    The Meeting will be held on June 19, 1997, at 10:00 a.m., Central
                                                   Daylight Time, at the Clubhouse of LeFleur's Bluff State Park,
                                                   Highland Drive, Jackson, Mississippi.

BUSINESS TO BE TRANSACTED                          At the Meeting, shareholders of American will be asked to consider and vote upon approval of a Plan and Agreement of Exchange, as amended (the "Exchange Agreement"), under which CICA and American will effect an exchange of Class A Common Stock of Citizens held by
                                                   CICA for the Class A and Class B Common Stock of American, with shareholders of American receiving shares of Citizens Class A Common
                                                   Stock (the "Exchange").

THE EXCHANGE AGREEMENT                             Citizens, CICA and American have entered into the Exchange Agreement, in which American shareholders will receive Citizens Class A Common
                                                   Stock in exchange for their American shares.

                                                   The Exchange will be accounted for by the purchase method of accounting.

                                                   Pursuant to the Exchange Agreement, holders of American Class A and
                                                   Class B Common Stock will receive one share of Citizens Class A
                                                   Common Stock for each seven and two-tenths (7.2) shares of American
                                                   Class A or Class B Common Stock held.  Fractional shares will not be issued in the Exchange; rather, such fractional shares will evidence the right to receive the cash value of such share based on the average closing price of the Citizens Class A Common Stock as reported on the American Stock Exchange for the five trading days prior to the effective date of the Exchange.  Any holder of American
                                                   Class A or Class B Common Stock who shall have properly perfected the dissenters' rights under Mississippi law will not have the right to receive Citizens Class A Common Stock, but only cash, in an amount equal to the fair value of his or her American shares.  See "Proposed
                                                   Exchange--Receipt of Citizens Shares" and "Rights

                                                   of American Dissenting Shareholders to Receive Payment For Shares."

PROXY REVOCABILITY                                 Proxies are revocable at any time prior to voting at the Meeting.
                                                   See "The Special Meeting--Revocability of Proxies."

REQUIRED VOTE                                      Approval of the Exchange Agreement and the transactions contemplated thereby requires the affirmative vote of holders of 66 2/3% of the outstanding American Common Stock (Class A and Class B voting as separate classes).  See "The Special Meeting--Voting Securities."
                                                   Citizens, as sole shareholder of CICA, has approved the Exchange
                                                   Agreement.  No shareholder vote of Citizens is required by the
                                                   Exchange Agreement or applicable law.  As of March 31, 1997 there were 19,892,159 issued and outstanding shares of Citizens Class A
                                                   Common Stock.

RECOMMENDATION OF THE BOARD OF DIRECTORS           The American Board of Directors has unanimously approved the Exchange
                                                   Agreement and recommends that the shareholders vote FOR approval of the Exchange. This recommendation is based on factors described under
                                                   "Proposed Exchange--Background and Reasons for the Exchange," and
                                                   that based upon considerations set forth therein, the exchange ratio in the Exchange Agreement is fair, from a financial point of view to all of the shareholders of American.

APPROVAL OF THE MISSISSIPPI COMMISSIONER           The Exchange has been approved by the Mississippi
OF INSURANCE                                       Commissioner of Insurance.  A copy of the order dated April 1, 1997 approving the Exchange is included herewith as Appendix C.


OUTSTANDING SHARES OF AMERICAN                     As of the Record Date, there were outstanding 5,021,764 shares of
                                                   American Class A Common Stock and 2,500 shares of Class B Common
                                                   Stock. As of the Record Date, American directors, executive officers and their affiliates held 947,958 shares of Class A Common Stock and
                                                   1,666 shares of Class B Common Stock, or 18.9% of the Class A Common
                                                   Stock, and 66.7% of the Class B Common Stock entitled to vote on the
                                                   Exchange. See "The Special Meeting--Voting Securities."

CLOSING DATE                                       The Exchange Agreement provides that the actions contemplated thereby will be completed at a closing (the "Closing") on a closing date (the
                                                   "Closing Date") which will be as soon as possible after all regulatory approvals and shareholder approvals are obtained in accordance with law and shall become effective on or as soon as possible after the Closing Date.  The Exchange has been approved by the Mississippi Commissioner of Insurance.  It is fully anticipated that the Closing will occur and the Exchange will be effective on or shortly after the American shareholder approval is obtained, but there can be no assurance that the conditions to the Exchange will be satisfied or that the Exchange will be consummated.

CONDUCT OF BUSINESS OF AMERICAN                    American has agreed that it will not enter into any
PRIOR TO CLOSING                                   transactions prior to the effective date of the Exchange other than in the ordinary course of business and will pay no shareholder dividends nor increase the compensation of officers and will not enter into any agreement or transaction which will adversely affect its financial condition. See "Proposed Exchange--Conduct of Business
                                                   Pending the Exchange; Other Covenants of the Parties."

DISSENTERS' RIGHTS                                 Under the Mississippi Business Corporation Act, shareholders of
                                                   American have the right to dissent from the Exchange and demand payment of the fair value of their shares in cash.  If holders of more than 2.5% of the outstanding shares of American qualify as dissenters, CICA may, at its option, decline to proceed with the
                                                   Exchange.

                                                   See "Rights of American Dissenting Shareholders to Receive Payment
                                                   for Shares," "Proposed Exchange--Other Conditions to Consummation of
                                                   the Exchange," and Appendix B which sets forth the relevant
                                                   Mississippi statutes concerning rights of dissenting shareholders.

CONDITIONS PRECEDENT TO THE EXCHANGE               In addition to approval by the holders of American Class A and Class
                                                   B Common Stock, the Exchange is subject to the satisfaction (or waiver by the party entitled to the benefit thereof) of a number of conditions including (1) the performance by each party of its respective obligations, (2) the absence of any legal proceedings relating to the transactions contemplated by the Exchange Agreement,
                                                   (3) the continued material accuracy of representations made by each party and (4) the delivery of certain legal opinions. See "Proposed
                                                   Exchange--Other Conditions to Consummation of the Exchange."

SUMMARY OF FEDERAL INCOME TAX                      The Exchange is intended to be treated as a reorganization
CONSIDERATIONS                                     within the meaning of Section 368(a) of the Internal Revenue Code of
                                                   1986, as amended (the "Code"). Accordingly, for federal income tax purposes both Citizens and American believe: (i) no material gain or loss will be recognized by American or CICA as a result of the
                                                   Exchange; (ii) no gain or loss will generally be recognized by holders of American Class A or Class B Common Stock on the exchange of their shares for Citizens Class A Common Stock pursuant to the
                                                   Exchange; and (iii) the aggregate adjusted tax basis of the Citizens
                                                   Class A Common Stock received by an American shareholder in exchange for Citizens Class A Common Stock will be the same as the basis of the American Class A or Class B Common Stock surrendered in exchange therefor. If the Exchange were not to so qualify, the exchange of shares would be taxable. The Exchange may be terminated by any party if it is determined by counsel of any party that the Exchange will not constitute a reorganization within the meaning of Section 368(a)
                                                   of the Code. The parties are not requesting a legal opinion on the
                                                   Exchange, nor is a ruling from the Internal Revenue Service being sought in connection with the Exchange. See "Certain Federal Income
                                                   Tax Consequences."

                                                   AMERICAN SHAREHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS
                                                   REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE, AS
                                                   WELL AS ANY APPLICABLE STATE, LOCAL, FOREIGN OR OTHER TAX
                                                   CONSEQUENCES, IN LIGHT OF THEIR OWN PARTICULAR TAX SITUATIONS.

TERMINATION OF THE EXCHANGE AGREEMENT              The Exchange Agreement may be terminated by either party if the effective date does not occur by June 30, 1997. See "Proposed
                                                   Exchange--Other Conditions to Consummation of the Exchange." The
                                                   Exchange Agreement may be amended upon the approval of the Board of
                                                   Directors of each party provided that the number of shares of
                                                   Citizens Class A Common Stock to be issued cannot be changed without the approval of the shareholders of American.  In addition, the
                                                   Exchange Agreement may be terminated and amended at any time prior to the effective date by unanimous consent of the parties; by any of the beneficiaries of the conditions precedent to the consummation of the
                                                   Exchange unless the condition has been satisfied or waived; by any party if any suit, action, or proceeding pending in a court or governmental agency threatens to prohibit the transactions contemplated by the Exchange; or if any party has discovered any material error in the representations of the other parties.  See
                                                   "Proposed Exchange--Termination or Amendment of the Exchange
                                                   Agreement."

OTHER MATTERS                                      The American Board of Directors knows of no other matters that will come before the Meeting.  If any additional matters come before the
                                                   Meeting, the proxies will be voted at the discretion of the proxy holder.

                                  RISK FACTORS

         The following risk factors, in addition to those discussed elsewhere in this Proxy-Information Statement, should be considered carefully in evaluating Citizens and its business.

         LACK OF FAIRNESS OPINION OR APPRAISAL. The American Board has not retained nor sought investment banking or appraisal services to value American or provide advice regarding the fairness of the terms of the Exchange. However, on April 1, 1997 the Mississippi Commissioner of Insurance approved the Exchange and determined under applicable Mississippi law that it was fair to the shareholders of American. See Appendix C attached hereto. The lack of a fairness opinion or appraisal from an investment banker or appraisal firm conceivably could have negatively impacted the amount of consideration to be received by the holders of American Class A and Class B Common Stock.

         TAX RISKS. The Exchange is intended to be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, for federal income tax purposes, no gain or loss will generally be recognized by holders of American Class A or Class B Common Stock on the exchange of their shares for Citizens Class A Common Stock pursuant to the Exchange, and the aggregate adjusted tax basis of the Citizens Class A Common Stock received by an American shareholder in exchange for Citizens Class A Common Stock will be the same as the basis of the American Class A or Class B Common Stock surrendered in exchange therefor. If the Exchange were not to so qualify, the exchange of shares would be taxable. No party to the Exchange nor any of their affiliates is seeking an opinion of counsel with respect to the tax treatment of the Exchange. No party to the Exchange has requested and the parties do not intend to request a ruling from the Internal Revenue Service in connection with the Exchange. However, the Exchange may be terminated by any party if it is determined by counsel of any party that the Exchange will not constitute a reorganization within the meaning of Section 368(a) of the Code. For additional discussion of this risk and other tax risks, see "Certain Federal Income Tax Consequences."

         NO DIVIDENDS. To date, Citizens has not paid cash dividends in respect of its common stock and its current policy is to retain earnings for use in the operations and expansion of its business. Hence, it is highly unlikely that cash dividends will be paid in the near future. Also, the Citizens Class A Common Stock has a right to twice the cash dividends of the Citizens Class B Common Stock. Because the Class B shareholders control Citizens, there is little economic incentive for the Class B shareholders to determine that cash dividends should be paid when they will receive only one-half of the per share cash dividends of the Class A common shares, except that the beneficiaries and trustee of the Harold E. Riley Trust, which holds the Citizens Class B Common Stock, are also the largest holders of Citizens Class A Common Stock.

         SIGNIFICANT MARKET OVERHANG. A registration statement of Citizens on Form S-3 with the SEC is in effect relating to the public offer and sale by certain holders of Citizens Class A Common Stock, including Harold E. Riley, Chairman of the Board of Citizens. The registration statement relates to approximately 6,099,657 shares of Class A Common Stock or approximately 30% of the Citizens Class A Common Stock outstanding. It may be assumed that sales of significant amounts of these shares in the public market could have a depressive effect on the price of the Citizens Class A Common Stock. Further, the prospect, even without the actual sales, of such significant amounts of shares being offered into the public market place may have a depressive effect on the price of the Citizens Class A Common Stock.

         CONTROL. The shares of outstanding Citizens Class B Common Stock, 100% of which is owned indirectly by Harold E. Riley, Chairman of the Board of Citizens (through the Harold E. Riley Trust), have the right to elect a simple majority of the Board of Directors of Citizens. This right may make it more difficult and time consuming for a third party to acquire control of Citizens or to change the Board of Directors of Citizens. Additionally, Mr. Riley is the largest holder of Class A Common Stock. As a practical matter, Mr. Riley has veto power over significant corporate transactions.

         INABILITY TO ELECT DIRECTORS. The Citizens Class A Common Stock being offered hereby represents a minority interest in Citizens. As cumulative voting of shares is not permitted by the Articles of Incorporation of Citizens, the minority shareholders of Citizens cannot through their votes alone elect any of Citizens' directors or otherwise control Citizens. Also, the Citizens Class B Common Stock elects a simple majority of the Citizens' Board. Therefore, as a practical matter, control of Citizens lies outside the Class A shareholders. See "Comparison of Rights of Security holders."

         PROPOSED OFFERING OF 3,500,000 SHARES OF CITIZENS CLASS A COMMON STOCK OUTSIDE THE UNITED STATES AND EFFECT THEREOF. In May 1995, Citizens commenced an offering of up to 3,500,000 shares of Class A Stock outside the United States pursuant to a safe harbor rule relating to an exemption from registration under the Securities Act of 1933. Citizens has restricted the transfer of such shares for a period of three years following the initial purchase, and a legend to such effect will be placed on each certificate for such shares. The offering price is $7.50 per share. Management is unable to determine how successful the offering will be. As of March 31, 1997, approximately 135,000 shares had been sold in the offering. Subsequent resale of these shares in the United States could have a depressive effect upon the price of the Class A common shares, and it may be assumed that overseas investors would have more of an incentive to sell their Class A common shares because the price they paid for such stock will probably be lower than the trading price of the Class A Common Stock.

         DEPENDENCE ON CITIZENS' CHAIRMAN. Citizens relies heavily on the active participation of its Chairman of the Board and Chief Executive Officer, Mr. Harold E. Riley. The loss of Mr. Riley's services would likely create a significant adverse effect on Citizens. Citizens does not have an employment agreement with Mr. Riley, but does have "key man" life insurance on him totaling $1.25 million of which Citizens is the beneficiary. Citizens has no disability insurance regarding Mr. Riley.

         CONCENTRATION OF BUSINESS FROM PERSONS RESIDING IN THIRD WORLD COUNTRIES. For the years ended December 31, 1996 and 1995, approximately 91.8% per year of Citizens' total insurance premium revenue was derived from policies issued on the lives of foreign residents, most of whom reside in Latin America. The policies issued to such persons are ordinary, whole-life policies with an average face amount of $60,000 and are marketed by independent marketers primarily to heads of households who are in the top 5% of the population in terms of household income. There is a risk of loss of a significant portion of sales in Latin America should adverse events occur in the countries from which Citizens receives applications. To minimize inherent risk, Citizens is not chartered as an insurance company in any foreign country, maintains no assets or employees in foreign countries, accepts only applications and premiums remitted directly to its main office in United States currency drawn on U.S. banks, and includes various limitations to coverage which are designed to minimize exposure to loss caused by social, economic and political conditions. Citizens is not aware of any adverse trends in these countries which would have a material adverse impact on Citizens' business. Furthermore, management believes that political or economic instability in these countries would likely have a favorable impact on Citizens' business since such instability would generally strengthen the demand for U.S. dollar-denominated policies.

         PERSISTENCY. Persistency is the extent to which policies sold remain in-force. Policy lapses over those actuarially anticipated could have an adverse effect on the financial performance of Citizens. Policy sales costs are deferred and recognized over the life of a policy. Excess policy lapses, however, cause the immediate expensing or amortizing of deferred policy sales costs. As long as Citizens maintains its lapse and surrender rate within its pricing assumptions for its insurance policies, Citizens believes that its present lapse and surrender rate should not have a material adverse effect on its financial results. For the years ended December 31, 1996, 1995 and 1994, the Citizens' lapse ratio on ordinary business as a percentage of mean life insurance in force was 4.6%, 4.1% and 4.0%, respectively.

         COMPETITION. The life insurance business is highly competitive and consists of a number of companies, many of which have greater financial resources, longer business histories, and more diversified lines of insurance coverage than Citizens. Such companies also generally have larger sales forces. Citizens also faces competition from companies located within foreign countries that conduct marketing in person and have direct mail sales campaigns. Citizens may be at a competitive disadvantage in competing with these entities although management believes the products of Citizens purchased by its policyholders are competitive in the marketplace. Competition in the market in which Citizens competes is from three sources. First, Citizens competes with companies which are formed and operated within a particular country. These types of companies are subject to risks of currency fluctuations and generally use mortality tables which are based on the experience of the local population as a whole. As a result, their prospects of providing an economic return to policyholders are more uncertain than for U.S. dollar-based policies, and their statistical cost of insurance is much higher than Citizens because they use mortality tables that are based on significantly shorter life spans than those that Citizens uses. The second source of competition is from companies which are not formed within a given country but are using local currencies. Again, the use of local-based currencies entails greater risks of uncertainty, due to fluctuations of local currencies and perceived instability and weakness of local currencies. Management has observed that these first two types of companies tend to sell universal life and annuities versus whole life, which is the predominant type of life insurance sold by Citizens. Finally, Citizens faces competition from companies which operate in the same mode as Citizens. Management believes that Citizens' competitive advantages include its history of performance, its sales force and its product, which has consistently paid a cash dividend on the policies issued.

         REGULATION. Insurance companies are subject to comprehensive regulation in the jurisdictions in which they do business under statutes and regulations administered by state insurance commissioners. Such regulation relates to, among other things, prior approval of an acquisition of a controlling interest in an insurance company; standards of solvency which must be met and maintained; licensing of insurers and their agents; the nature of and limitations on investments; deposits of securities for the benefit of policyholders; approval of policy forms and premium rates; triennial examinations of insurance companies; annual and other reports required to be filed on the financial condition of insurers or for other purposes; and requirements regarding reserves for unearned premiums, losses and other matters. Citizens and its life insurance subsidiaries are subject to this type of regulation in any state in which they are licensed to do business. Such regulation could involve additional costs and restrict operations.

         Citizens is currently subject to regulation in Colorado under the Colorado Insurance Holding Company Act. Intercorporate transfers of assets and dividend payments from Citizens Life Insurance Company of America ("CICA"), a wholly-owned subsidiary of Citizens that is a Colorado domiciled life insurance company, are subject to prior notice and approval if they are deemed "extraordinary" under this statute. Citizens and CICA are required under Colorado insurance laws to file detailed annual reports with the Colorado Division of Insurance and all of the states in which it is licensed. The business and accounts of CICA are subject to examination by the Colorado Division of Insurance. The most recent triennial examination of CICA was for the year ended December 31, 1991, and Citizens has been advised by the Colorado Division of Insurance that an examination as of December 31, 1996 will commence in 1997.

         Citizens is currently not subject to regulation in the various countries in which its independent marketing consultants solicit applications for insurance policies because acceptance of the applications and issuance of the policies in the U.S. do not constitute conducting business in such countries. However, there can be no assurance that such lack of regulation will continue. Management is not able to predict the effect of any such regulation on the business of Citizens.

         UNINSURED CASH BALANCES. Citizens maintains average cash balances in its primary depository, Texas Commerce Bank, Austin, Texas, that are significantly in excess of Federal Deposit Insurance Corporation coverage. If this depository were to cease business, Citizens would likely lose a substantial amount of its cash. At December 31, 1996, Citizens had approximately $3 million in this depository. However, management monitors the solvency of this depository and does not believe a material risk of loss exists since this financial institution is currently above the federally mandated levels of capital and liquidity. Management utilizes short-term U.S. Treasury securities as well as top-rated commercial paper issues as vehicles for managing temporary excess cash balances, and expects to continue the practice for the foreseeable future.

         INTEREST RATE VOLATILITY; INVESTMENT SPREAD RISKS. Profitability in the insurance industry is affected by fluctuations in interest rates. Of prime importance in achieving profitability is an insurance company's ability to invest premiums at a higher interest rate than the interest rate credited to existing policies. Rapid decreases or increases in interest rates may affect an insurance company's ability to maintain a positive spread between the yield on invested assets and the assumed interest rate credited to policy reserves. Rapid interest rate changes could cause increased lapses of policies in-force, although management believes the effect of such rate changes would be minimal since Citizens does not issue interest sensitive or universal life insurance policies and has only a small block of annuity business.

                              THE SPECIAL MEETING

                        Date, Time and Place of Meeting

         A Special Meeting of Shareholders (the "Meeting") of American Investment Network, Inc. ("American") will be held on June 19, 1997, at 10:00 a.m., Central Daylight Time, at the Clubhouse of LeFleur's Bluff State Park, Highland Drive, Jackson, Mississippi.

BUSINESS TO BE TRANSACTED AT THE MEETING

         The Proxy-Information Statement, the mailing of which commenced on approximately May 9, 1997, is being furnished to shareholders of American in connection with the solicitation of proxies by the Board of Directors of American for use at the Meeting and at any adjournments thereof. At the Meeting, holders of American Class A and Class B Common Stock will be asked to consider and vote upon approval of a Plan and Agreement of Exchange dated October 28, 1996, as amended ("Exchange Agreement"), under which Citizens Insurance Company of America ("CICA") will exchange shares of Class A Common Stock of Citizens, Inc. ("Citizens," the sole owner of CICA) for common shares of American. Pursuant to the Exchange Agreement, American shareholders will receive in the Exchange one (1.0) share of Citizens Class A Common Stock for each seven and two-tenths (7.2) shares of either American Class A or Class B Common Stock held. The Exchange was approved by the Mississippi Commissioner of Insurance on April 1, 1997 after a hearing thereon held by the Commissioner pursuant to Miss. Code Ann. Title 83, Chapters 6 and 9. With the approval of the Exchange by the Mississippi Commissioner of Insurance, the Citizens Class A Common Stock will be issued pursuant to an exemption from registration under
Section 3(a)(10) of the Securities Act of 1933.

         As of the date of the Proxy-Information Statement, the Board of Directors of American knows of no other business that will come before the Meeting. Should any other matter requiring a vote of shareholders arise, the proxies named in the enclosed form of proxy will vote the American shares in accordance with their discretion with respect to any such matter.

VOTING SECURITIES

         Only shareholders of record of American Class A and Class B Common Stock, at the close of business on May 2, 1997, will be entitled to vote at the Meeting. On that date, there were issued and outstanding 5,021,764 shares of Class A Common Stock and 2,500 shares of Class B Common Stock of American.
Each share of American Class A and Class B Common Stock is entitled to one vote per share.

         A majority of the number of shares of outstanding American Common Stock of each of Class A and Class B will constitute a quorum for the transaction of business at the Meeting. An affirmative vote of 66 2/3% of the outstanding American Class A and Class B Common Stock, voting as separate classes, is required to approve the Exchange. This two-thirds voting requirement is necessitated by the interpretation placed upon the pertinent insurance statutes (Title 83, Chapters 6 and 19, of the Miss. Code Ann.) by the Mississippi Department of Insurance.

AMERICAN VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The following table sets forth certain information with respect to the only persons known to American to be beneficial owner of more than 5% of either class of American common shares outstanding, and the number and percent of each class of shares beneficially owned at that date by each director and officer of American and by all of the directors and officers as a group. Each director or officer has sole voting and investment power over the shares listed opposite his or her name.

                                  NUMBER OF SHARES OWNED BENEFICIALLY AND
                                  PERCENTAGE OF EACH CLASS OF SHARES

NAME, ADDRESS                      CLASS A       CLASS A       CLASS B        CLASS B
AND TITLE OF OWNER                  COMMON      PERCENTAGE      COMMON      PERCENTAGE
-------------------                -------      ----------     --------     ----------
Walter L. Shelton                  312,930         6.2%           833          33.3%
Jackson, Mississippi 39211
Chairman, Director

Jesse L. Byrd                      238,998         4.8%           833          33.3%
Brandon, Mississippi 39042
Vice Chairman, Director

John S. Camara                         100           0%           -0-             0%
Madison, Mississippi 39110
President and Director

H. Elton Cook                       81,834         1.6%           -0-             0%
Jackson, Mississippi 39211
Director

H. Harold Crumpler                   6,394         .13%           -0-             0%
Brandon, Mississippi 39042
Executive Vice President/
Treasurer and Director

Phillip E. Faller                   18,000          .4%           -0-             0%
Brandon, Mississippi 39042
Vice President/Secretary
and Director

Thomas S. Hayes                     60,300         1.2%           -0-             0%
Clarksdale, Mississippi 38614
Director

Billy George Janous                 10,400          .2%           -0-             0%
Belzoni, Mississippi 39038
Director

John T. Keeton, Jr                 118,668         2.4%           -0-             0%
Grenada, Mississippi 38901
Director

L. Homer Martin, Jr                 59,000         1.2%           -0-             0%
Belzoni, Mississippi 39038
Director

Linda M. Pepper                      5,000          .09%          -0-             0%
Madison, Mississippi 39110
Assistant Secretary

H. Shannon Williford                36,334          .7%           -0-             0%
Vicksburg, Mississippi 39180
Director

All Directors and Officers
as a Group (12 persons)            947,958        18.9%         1,667          66.6%

Ben S. Yandell                     234,000         4.7%           833          33.3%
Jackson, Mississippi 39216

REVOCABILITY OF PROXIES

         Any American shareholder has the power to revoke his or her proxy before its exercise at the Meeting or any adjournment thereof by (i) giving written notice of such revocation to the Secretary of American, Phillip E. Faller, 660 Lakeland East Drive, Suite 204, Flowood, Mississippi 39208, prior to the Meeting; (ii) giving written notice of such revocation to the Secretary at the Meeting; or (iii) signing and delivering a proxy bearing a later date. The mere presence at the Meeting of a shareholder who has executed and delivered a valid proxy will not revoke such proxy. However, being present at the Meeting allows a shareholder vote in person and revoke any prior proxy.

PROXY SOLICITATION

         The cost of soliciting proxies will be borne by American. In addition to solicitation by mail, officers and employees of American and its subsidiaries may solicit proxies by telephone and personally, although these persons will receive no compensation for such solicitation other than their regular salaries. American will reimburse brokers, custodians, nominees and other fiduciaries for their charges and expenses in forwarding materials to beneficial owners of American shares. American is obligated under the Exchange Agreement to bear certain expenses concerning the preparation, including the printing of this Proxy-Information Statement.

                               PROPOSED EXCHANGE

BACKGROUND AND REASONS FOR THE EXCHANGE

         American (formerly Great American Investment Network, Inc.) was incorporated in 1987 for the purpose of acquiring stock in existing insurance companies and organizing and operating other companies in the financial services industry. American has two wholly-owned subsidiaries, United Security Life Insurance Company ("United") and The Gain Agency, Inc. (the "Agency") and, prior to 1995, owned a 50% interest in U.S. Star International, Inc. ("U.S. Star") an inactive foreign corporation. In 1995 American conveyed its interest in U.S. Star to nonaffiliated parties. Prior to April 1995, the Agency was a general insurance agency selling property and casualty insurance. In April 1995, the Agency sold all of its inforce business and certain assets. In 1990 United began selling and underwriting a participating modified whole life
insurance policy.   In 1993 United began a mass marketing program to offer
limited benefit, accident and health policies. The sale of accident and health products has been United's major focus since 1994. Shareholders of American are urged to review "Information Concerning American--Business," for further information concerning the business of American.

         For continued expansion of its operations, American is dependent upon obtaining and maintaining profitable operations, possible additional equity offerings and obtaining such additional financing as may be required from time to time. Management has been aware that American's ability to raise additional financing is limited by the size and scope of American's operations. In addition, the American Class A Common Stock has been traded on an extremely limited basis. Although the American Class A Common Stock has been quoted on the Nasdaq Over-the-Counter Electronic Bulletin Board, trades have been sporadic. Therefore, in 1996 management undertook to determine the feasibility of a business combination with a larger, better capitalized corporation, which in addition, would afford American shareholders greater liquidity in their stock.

         In mid-1996, the management of Citizens and CICA approached management of American with respect to a possible business combination of the parties. After several discussions and meetings held over a several month period, the Exchange Agreement between American and CICA was executed on October 28, 1996. The Exchange Agreement was approved unanimously by the boards of directors of both American and CICA.

VALUATION

         The valuation of American and Citizens centered on a share exchange ratio. Management of Citizens and American reviewed carefully the market value of Citizens Class A Common Stock (see "Information Concerning Citizens--Market Prices") and, lacking a similar market upon which to determine a fair price, evaluated the assets and liabilities of American and its subsidiaries, and decided that determination of the exchange ratio should begin with a book value basis of American, adjusted to a substantial degree to reflect values which are standard within the life insurance industry. The management of Citizens and American reviewed the capital and surplus of their respective insurance subsidiaries, along with annual life insurance premium revenue valued at certain multiple factors depending upon the profitability of the product and paid up policy reserves. In addition, state licenses, agency force, and nonadmitted capital and surplus assets of the life insurance subsidiaries were reviewed. These values are summarized in the table below.

                                                                    AMERICAN
                                                                  -----------
Capital and surplus of subsidiaries, along with a securities
         valuation reserve and investment reserves                $ 2,372,000

Life insurance in force as a multiple of annual premium revenue     1,191,000

Accident and health insurance in force as a factor of annual
         premium revenue                                              791,000

Market value of real estate                                           694,000

State licenses                                                        500,000

Agency force                                                          600,000

Other miscellaneous values                                             83,000

(Less outstanding obligations) (a)                                   (946,000)
                                                                  -----------

         TOTAL ADJUSTED BOOK VALUE                                $ 5,285,000
                                                                  -----------

----------
(a)      Includes mortgage payable to bank on real estate.

         The adjusted book value for American was divided by the shares outstanding to arrive at an adjusted value per share of $1.05. This value was compared to the trading prices of Citizens' shares on the American Stock Exchange. The resulting comparison led to the ratio of one share of Citizens for each 7.2 shares of American.

         The resulting values were reviewed carefully by each party. Also discussed at length were how payment would be made to American shareholders, and the tax consequences of the Exchange. The fairness of the terms and conditions of the Exchange, as well as fairness to the shareholders of American, were approved on April 1, 1997 by the Mississippi Commissioner of Insurance after a hearing held in March 1997.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         The Board of Directors of American believes that the Exchange should be effectuated because the Board believes a fair exchange ratio will result to the shareholders of American. Also, the market price of Citizens Class A Common Stock was nearly eight times the adjusted book value of American Common Stock at the time of the negotiations, and such ratio has continued since that time, thus making the trade fair from a market price viewpoint. Accordingly, the American Board of Directors believes the exchange ratio and, hence the price to be received for the American shares in the Exchange, is fair.

         American believes that Citizens' goal to build a profitable, expanding life insurance holding company is consistent with the goals of American. The Board of Directors and management of American, after careful study and evaluation of the economic, financial, legal and market factors, believes that the Exchange will provide Citizens with increased opportunity for profitable expansion of its business, which in turn should benefit American shareholders who become shareholders of Citizens.

         The terms of the Exchange Agreement were the result of arm's length negotiations between representatives of American and Citizens. Among the positive factors considered by the Board of Directors of American in deciding to approve and recommend the Exchange were:

         1. The terms and conditions of the Exchange Agreement, which management of American believes is a fair price for the shares of American;

         2. The financial condition, business assets and liabilities and management of Citizens;

         3. The financial and business prospects of Citizens because it is a larger company than American;

         4. An active market exists in the Citizens Class A Common Stock, something that is substantially lacking for the American Class A Common Stock;

         5. Economies of scale will be achieved by the two companies, particularly given that fewer regulatory filings will be required of the resulting single entity;

         6. American's directors' familiarity with and review of American's and Citizens' business, operations, financial condition, earnings and prospects;

         7. American's directors' belief that the exchange ratio is fair to American shareholders, particularly given the capital needs if United is to expand;

         8. The expectation that the Exchange will generally be a nontaxable transaction to American and to the American shareholders (see "Certain Federal Income Tax Consequences");

         9. The growth and liquidity potential to holders of Citizens Class A Common Stock compared to the historical growth and liquidity of the American Class A and Class B Common Stock;

         10. The demographics of American's shareholder base and their expressed concerns regarding estate settlement, and, in that connection, desire for liquidity;

         11. The American Board's review of the business, operations, earnings and financial condition of Citizens on a historical and prospective basis, and the enhanced growth opportunities for growth that the Exchange makes possible;

         12. The current and prospective economic environment and competitive constraints facing small insurance companies, including United;

         13. The American Board's evaluation of the risks to consummation of the Exchange, including the risk associated with obtaining all necessary regulatory approvals;

         14. The increased liquidity that the Exchange would provide to current American shareholders; and

         15. The American Board's review of the possible alternatives to the Exchange, the range of possible values to the American shareholders of such alternatives and the timing and likelihood of actually receiving, and risks and rewards associated with seeking to obtain, those values.

         The American Board did not assign any specific or relative weight to these factors in its consideration. All of the above factors contributed in determining the consideration received.

         The Board of Directors of American considers the Exchange particularly advantageous to American shareholders in that shareholders will receive a security which, in the opinion of the American Board, has the potential to achieve a greater growth and market value and which now has significantly greater market liquidity than the American Class A and Class B Common Stock. The Exchange is also intended to be a nontaxable exchange, thereby giving American shareholders the equity participation in Citizens without initially incurring taxes. See "Certain Federal Income Tax Consequences."

         A conceivable detriment to the shareholders of American of the Exchange is the fact that the percentages for extraordinary growth in company size may be less for Citizens than for American, because it may be considered easier to expand the size of a small company versus a company several times its size. However, based upon Citizens' growth record, American management believes Citizens, under present circumstances, has better growth prospects than American. Management is unaware of any other possible detriments of the Exchange to American shareholders.

         The Board of Directors of American made this determination without the assistance of an outside, independent financial adviser, or a so-called "fairness opinion." The Board believes that its members spent a sufficient amount of time assessing the respective conditions of American and Citizens and the terms of the Exchange Agreement, and believes that the Board is in a better position to determine the fairness of the Exchange than is an outside party. However, the Mississippi Commissioner of Insurance, in approving the Exchange, determined that it was fair to American shareholders pursuant to applicable Mississippi law.

         THE AMERICAN BOARD OF DIRECTORS HAS CONCLUDED THAT THE EXCHANGE IS IN THE BEST INTERESTS OF AMERICAN, ITS SHAREHOLDERS AND THE POLICYHOLDERS OF UNITED SECURITY, AND RECOMMENDS UNANIMOUSLY THAT AMERICAN SHAREHOLDERS APPROVE THE EXCHANGE AGREEMENT AT THE MEETING.

REGULATORY REQUIREMENTS

         A condition to consummation of the Exchange is the approval of the Mississippi Commissioner of Insurance. In addition, a self executing filing was made with the Colorado Division of Insurance in respect of the proposed transaction. The parties do not believe the Exchange is subject to any other insurance regulatory approvals or filings. A public hearing by the Mississippi Commissioner of Insurance was held on March 5, 1997 at the offices of the Mississippi Department of Insurance. On April 1, 1997 the Mississippi Commissioner of Insurance issued an order approving the Exchange. A copy of the order is included herewith as Appendix C.

         Neither Citizens nor American is aware of any other governmental or regulatory approvals required for consummation of the Exchange.

TERMS OF THE EXCHANGE AGREEMENT

         The discussion below contains a summary of the Exchange Agreement attached hereto as Appendix A, which is incorporated by reference herein. Shareholders of American are urged to read Appendix A in its entirety.

         The Exchange Agreement provides that the Citizens Class A Common Stock will be delivered to the Exchange Agent to be distributed at a closing (the "Closing") on a closing date (the "Closing Date") which shall be as soon as possible after all regulatory approvals and shareholder approvals are obtained in accordance with the law. The Exchange will become effective (the "Effective Date") on or as soon after the Closing Date as possible. It is presently anticipated that the Effective Date will occur on or before June 30, 1997, but there can be no assurance that the conditions to the Exchange will be satisfied or that the Exchange will be consummated on that date or any other date. The parties agreed to work diligently to consummate the proposed transaction.

RECEIPT OF CITIZENS SHARES

         If the Exchange is approved at the Meeting, American shareholders who do not perfect dissenters' rights will be notified prior to the Closing Date of the approvals and of the anticipated Closing Date. Shareholders will also be furnished with a "Letter of Transmittal" to an exchange agent ("Exchange Agent") that will be identified in the Letter of Transmittal. DO NOT SUBMIT YOUR SHARES OF AMERICAN AT THIS TIME. IF THE EXCHANGE IS CONSUMMATED YOU WILL BE SENT A LETTER OF TRANSMITTAL AND YOU MAY SUBMIT YOUR AMERICAN SHARES WITH THE LETTER.

         As soon as administratively feasible after the Effective Time and after receiving a properly completed Letter of Transmittal and the associated certificates from American shareholders involved, the Exchange Agent will distribute the Citizens Class A Common Stock to the American shareholders. Presently, Citizens plans to appoint its current stock transfer agent, American Stock Transfer and Trust Company, New York, New York, as Exchange Agent. The instructions accompanying the Letter of Transmittal will provide details with respect to the surrender of certificates for American shares and the procedure for obtaining certificates for Citizens Class A Common Stock, including instructions for obtaining certificates for Citizens Class A Common Stock for lost or destroyed certificates of American shares.

         The Exchange Agent will not be entitled to vote or exercise any rights of ownership with respect to American shares held by it from time to time prior to the issuance of Citizens Class A Common Stock to former holders of American shares, except that it will receive any such distributions paid or distributed with respect to the American shares for the account of the persons entitled to those American shares. It is not contemplated that any such distributions will be made in respect of the Citizens Class A Common Stock.

         After the Effective Date, there will be no transfers on the books of American of its common shares which were issued and outstanding immediately prior to the Effective Date. If after the Effective Date certificates representing American shares are properly presented to American, they will be canceled and exchanged for certificates representing Citizens Class A Common Stock in the ratio set forth above.

FRACTIONAL SHARES

         No fractional shares of Citizens Class A Common Stock will be issued as a result of the Exchange Agreement; rather, such shares will evidence the right to receive the cash value of such share based on the average closing price of the Citizens Class A Common Stock as reported on the American Stock Exchange for the five trading days prior to the Effective Date.

ACCOUNTING

         It is anticipated that the Exchange will be accounted for as a purchase in accordance with generally accepted accounting principles.

OTHER CONDITIONS TO CONSUMMATION OF THE EXCHANGE

         In addition to approval of the Exchange by the holders of the American Class A and Class B Common Stock at the Meeting, the obligations of CICA and American to consummate the Exchange are subject to the satisfaction (or waiver by the party entitled to benefit thereof) of a number of conditions, including:

         1.      The performance by each party of its respective obligations;

         2. Approval of the Commissioner of Insurance of Mississippi in accordance with the laws of Mississippi (which was obtained in April 1, 1997) and compliance with the laws of Colorado;

         3. The absence of any proceedings instituted or threatened to restrain or prohibit the transactions contemplated by the Exchange Agreement;

         4. The continued accuracy in all material respects of the representations and warranties made by each party in the Exchange Agreement;

         5. The delivery of certain legal opinions and closing certificates;

         6. CICA may, at its option, decline to proceed with the Exchange if dissenters' rights are perfected by the holders of more than 2.5% of the outstanding shares of stock of American; or

         7. Any party to the Exchange Agreement may decline to proceed with the Exchange if the Effective Date does not occur by June 30, 1997.

         Either party may waive any conditions to its obligations to complete the Exchange, except those which are required by law (such as shareholder and regulatory approval).

STOCK EXCHANGE LISTING

         The Citizens Class A Common Stock is listed on the American Stock Exchange ("AMEX"), and the additional shares of Citizens Class A Common Stock issuable upon consummation of the Exchange must first be approved for listing on the AMEX upon official notice of issuance. Citizens has filed an Additional Listing Application with the AMEX and expects approval of the application in the near future.

TERMINATION OR AMENDMENT OF THE EXCHANGE AGREEMENT

         The Exchange Agreement may be amended upon approval of the Board of Directors of each party provided that the number of shares of Citizens Class A Common Stock issuable cannot be amended without approval of the shareholders of American.

         The Exchange Agreement may be terminated and abandoned at any time (whether before or after the approval and adoption by American shareholders) prior to the Effective Date by mutual consent of the Boards of Directors of CICA and American; by any of the parties who are beneficiaries of the conditions precedent to the consummation of the Exchange unless the matter has been satisfied or waived; by any party if any suit, action, or other proceeding is pending or threatened before any court or governmental agency in which it is sought to restrain, prohibit or otherwise affect the consummation of the transactions contemplated by the Exchange Agreement; by any party if there is discovered any material error, misstatement or omission in the representations and warranties of any other party; by CICA if dissenters' rights are perfected in accordance with Mississippi law for more than 2.5% of the outstanding shares of American; by any party if the Agreement Effective Date does not occur by June 30, 1997; or by any party whose counsel determines that the Exchange will not constitute a reorganization under Internal Revenue Code Section 368(a).

         Any of the terms or conditions of the Exchange Agreement may be waived at any time by the party which is entitled to the benefit thereof by action taken by its Board of Directors.

EXPENSES AND LIABILITY FOR TERMINATION

         Each of the parties to the Exchange Agreement will pay its own fees and expenses incurred in connection with the transaction contemplated by the Exchange Agreement, including costs incurred in connection with the termination of the Exchange Agreement.

CONDUCT OF BUSINESS PENDING THE EXCHANGE; OTHER COVENANTS OF THE PARTIES

         American has agreed that it will not enter into any transactions prior to the Effective Date other than in the ordinary course of business and will not pay shareholder dividends nor increase the compensation of officers and will not enter into any agreement or transaction which would adversely affect its financial condition. Each party has agreed to provide the other with information as to any significant corporate developments during the term of the Exchange Agreement and to promptly notify the other parties if it discovers that any of its representations, warranties or covenants contained in the Exchange Agreement or any document delivered in connection therewith was not true and correct in all material respects or became untrue or incorrect in any material respect. All of the parties to the Agreement have agreed to take all such actions as may be reasonably necessary and appropriate in order to consummate the transactions contemplated by the Exchange Agreement.

         The Board of Directors of American, subject to its fiduciary obligations to shareholders, has agreed to use its best efforts to obtain the requisite approval of American shareholders for the Exchange Agreement and the transactions contemplated thereby.

STOCK TRANSFER RESTRICTIONS APPLICABLE TO "AFFILIATES" OF AMERICAN

         The Exchange Agreement provides that any American shareholder who is an "affiliate" of American as defined in the rules adopted under the Securities Act of 1933 will enter into an agreement to not dispose of any Citizens shares received by him in violation of certain transfer restrictions under SEC Rules 144 and 145.

INTERESTS OF CERTAIN PERSONS IN THE EXCHANGE

         Prior to the Proposed Exchange, there was no affiliation between Citizens and CICA (including their directors, officers and affiliates) and American and its directors, officers and affiliates.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following discussion summarizes all material federal income tax considerations relevant to the exchange of shares of American Class A and Class B Common Stock for Citizens Class A Common Stock pursuant to the Exchange.
This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to CICA, American or American's shareholders as described herein. There can be no assurance that such changes will not occur.

         American shareholders should be aware that this discussion does not deal with all federal income tax considerations that may be relevant to particular American shareholders in light of their particular circumstances, such as shareholders who are: dealers in securities; financial institutions; persons subject to the alternative minimum tax provisions of the Code; foreign persons; persons who do not hold their American Class A or Class B Common Stock as capital assets; or persons who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions. In addition, the following discussion does not address the tax consequences of the Exchange under foreign, state or local tax laws, the tax consequences of transactions effectuated prior or subsequent to or concurrently with, the Exchange (whether or not any such transactions are undertaken in connection with the Exchange), including without limitation any transaction in which shares of American Class A or Class B Common Stock are acquired or shares of Citizens Class A Common Stock are disposed of. It should be noted that no party to the Exchange nor any of their affiliates is seeking an opinion of counsel with respect to the tax treatment of the Exchange. However, the Exchange may be terminated by any party if it is determined by counsel of any party that the Exchange will not constitute a reorganization within the meaning of Section 368(a) of the Code. No party to the Exchange has requested and the parties do not intend to request a ruling from the Internal Revenue Service in connection with the Exchange. ACCORDINGLY, AMERICAN SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE EXCHANGE, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE EXCHANGE.

         The Exchange is intended to constitute a "reorganization" within the meaning of Section 368(a) of the Code (a "Reorganization"). As a
Reorganization, subject to the limitations and qualifications referred to herein, the Exchange will result in the following federal income tax consequences:

         (a) No gain or loss will be recognized by holders of American Class A or Class B Common Stock solely upon their receipt in the Exchange of Citizens Class A Common Stock in exchange therefor (except to the extent of cash received in lieu of a fractional share of Citizens Class A Common Stock).

         (b) The aggregate tax basis of the Citizens Class A Common Stock received by American shareholders in the Exchange (including any fractional share of Citizens Class A Common Stock not actually received) will be the same as the aggregate tax basis of the American Class A or Class B Common Stock surrendered in exchange therefor.

         (c) The holding period of the Citizens Class A Common Stock received by each American shareholder in the Exchange will include the period for which the American Class A or Class B Common Stock surrendered in exchange therefor was considered to be held, provided that the American Common Stock so surrendered is held as a capital asset at the time of the Exchange.

         (d) Cash payments received by holders of American Class A or Class B Common Stock in lieu of a fractional share will be treated as if such fractional share of Citizens Class A Common Stock had been issued in the Exchange and then redeemed by Citizens. An American shareholder receiving such cash will recognize gain or loss, upon such payment, measured by the difference (if any) between the amount of cash received and the basis in such fractional share. Provided the fractional share was held as a capital asset at the time of the redemption, such gain or loss will constitute capital gain or loss, and such gain or loss will be long term capital gain or loss if the holding period for such share (taking into account the holding period of the stock surrendered) was greater than one year. It is possible the distribution of cash may be treated as a dividend taxable as ordinary income if the Internal Revenue Service (the "IRS") determines that the distribution in redemption is essentially equivalent to a dividend.

         (e) Cash received by the American shareholders who properly exercise their dissenters' rights will be treated as having been received in redemption of the shares so cashed out, and may result in taxable gain or loss, measured by the difference (if any) between the amount of cash received and such shareholder's basis in the American Class A or Class B Common Stock. Provided the shares were held as a capital asset at the time of the redemption, such gain or loss will constitute capital gain or loss, and such gain or loss will be long term capital gain or loss if the holding period for such shares was greater than one year. It is possible that for some shareholders, the distribution of cash may be treated as a dividend taxable as ordinary income.

         (f) Neither Citizens, CICA nor American will recognize material amounts of gain solely as a result of the Exchange. After the Exchange, utilization of American net operating losses or built-in losses, if any, will be subject to certain limitations contained in Section 382 of the Code. Code
Section 383 will similarly limit the utilization of excess credits, net capital losses, and foreign tax credits, if any. In addition, Code Section 384 will limit the use of preacquisition losses to offset built-in gains, if any.

         American shareholders should also be aware that the IRS may examine transactions taking place before, contemporaneously with, or after a reorganization to determine whether reorganization treatment is appropriate, or in some cases to determine whether shareholders will be taxed on other economic benefits that are included as part of the overall transaction. Thus, any loan transactions between parties, compensation arrangements, noncompete agreements, consulting arrangements and other transactions could be reviewed by the IRS and determined to constitute taxable income to specific parties to the Exchange. Gain could also have to be recognized to the extent that an American shareholder was treated as receiving (directly or indirectly) consideration other than Citizens Class A Common Stock in exchange for the shareholder's Class A or Class B Common Stock of American. Furthermore, if the IRS were to establish as to some American shareholders that part of the Citizens

Class A Common Stock received in the Exchange is severable from the Exchange, resulting in a proportionally increased equity interest being received in the Exchange by other American shareholders, the American shareholders whose equity interests were deemed to be constructively increased by the Exchange may be treated as having received a taxable stock dividend. Thus, American shareholders should consult with their tax advisors as to the tax consequences to them of the Exchange.

         Under Section 3406 of the Code, American shareholders may be subject to "backup withholding" at the rate of 31% on "reportable payments", if any, to be received by them if they fail to furnish their correct taxpayer identification numbers to Citizens or for certain other reasons. Citizens will report to these persons and to the IRS for each calendar year the amount of any reportable payments during that year and the amount of tax withheld, if any, with respect to those reportable payments.

         The parties are not requesting and will not request a ruling from the IRS in connection with the Exchange. One of the requirements for nontaxable reorganization treatment is that shareholders of the acquired corporation acquire a substantial and continuing interest in the acquiring corporation, i.e., have "continuity of interest." To satisfy the continuity of interest requirement, American shareholders must not, pursuant to a plan or intent existing at or prior to the Exchange, dispose of or transfer so much of either
(i) their American Class A or Class B Common Stock in anticipation of the Exchange or (ii) the Citizens Class A Common Stock to be received in the Exchange (collectively, "Planned Dispositions"), such that American shareholders, as a group, would no longer have a significant equity interest in the American business being conducted after the Exchange. American shareholders will generally be regarded as having a significant equity interest as long as the number of shares of Citizens Class A Common Stock received in the Exchange less the number of shares subject to Planned Dispositions (if any) represents, in the aggregate, a substantial portion of the entire consideration received by the American shareholders in the Exchange. No assurance can be made that the "continuity of interest" requirement will be satisfied, and if such requirement is not satisfied, the Exchange would not be treated as a Reorganization.

         Although literal compliance with Code Section 368 is a prerequisite to nonrecognition of gain or loss, such compliance does not guarantee the desired result. Regulation Section 1.368-1 describes the purpose of the reorganization provisions as being to exempt from the general rule of taxation, specifically described exchanges incident to such readjustments of corporate structures made in one of the particular ways specified in the Code, as are required by business exigencies and which effect only a readjustment of continuing interest in property under modified corporate forms. A plan of reorganization having no business or corporate purpose will not constitute a qualified reorganization plan. The reasons for the reorganization set forth in "Proposed Exchange--Background of and Reasons for the Exchange" contained in this Proxy-Information Statement provide several corporate business purposes. Based upon the disclosure contained in this Proxy-Information Statement and on other considerations both American and CICA management believe that valid business purposes exist for the transaction.

         Considered in conjunction with the business purpose test is the "continuity of business enterprise" requirement. Regulation Section 1.368-1(d)(2) provides the general rule that continuity of business enterprise requires the acquiring corporation to either (i) continue the acquired corporation's historic business or (ii) use a significant portion of acquired corporation's historic business assets in a business. The application of this general rule to certain transactions will depend on all of the facts and circumstances. The policy underlying the general rule, which is to ensure that reorganizations are limited to adjustments of continuing interests in property under modified corporate form, provides the guidance necessary to make these facts and circumstances determinations.

         The historic business of a holding company generally comprises the business operations of its subsidiary. Revenue Ruling 85-197, 1985-2 C.B. 120, states that the continuity of business enterprise requirement is satisfied when a holding company is merged into its wholly-owned operating subsidiary, because the historic business of the holding company is the business of its operating subsidiary. Revenue Ruling 81-247, 1981-2 C.B. 87 holds that where a significant portion of an acquired corporation's historical business assets received by the acquiring corporation remain with the acquiring corporation, or corporations directly controlled by the acquiring corporation, the continuity of business enterprise rules of Regulation Section 1.368-1(d) will be satisfied. These rulings indicate that the historic business of American is the business operated by its subsidiary United. Although subject to challenge by the IRS, the continuity of business enterprise requirement should be satisfied because after the Exchange, the historic business of American will be continued by United as a second tier subsidiary of Citizens.

         Pursuant to Section 1.368-3(b) of the Regulations, the shareholders of American must file with their income tax returns for the year in which the Exchange is consummated, a statement which provides details pertinent to the nonrecognition of gain or loss on the Exchange, including the cost or other basis of stock transferred in the exchange, and the amount of stock received.

         A successful IRS challenge to the reorganization status of the Exchange (as a result of a failure of the "continuity of interest" requirement or otherwise) would result in American shareholders recognizing taxable gain or loss with respect to each share of Class A or Class B Common Stock of

American surrendered equal to the difference between the shareholder's basis in such share and the fair market value, as of the effective time of the Exchange, of the Citizens Class A Common Stock received in exchange therefor. In such event, a shareholder's aggregate basis in the Citizens Class A Common Stock so received would equal its fair market value, and the shareholder's holding period for such stock would begin the day after the Exchange.

                        INFORMATION CONCERNING CITIZENS

GENERAL DEVELOPMENT OF BUSINESS

         Citizens, which was formed under Colorado law in 1977, operates primarily as an insurance holding company. Citizens is the parent holding company that directly or indirectly owns 100% of Citizens Insurance Company of America ("CICA"), Computing Technology, Inc. ("CTI"), Insurance Investors, Inc. ("III"), Insurance Investors & Holding Co. ("IIH"), Central Investors Life Insurance Company ("CILIC") American Liberty Life Insurance Company ("ALLIC"), First American Investment Corporation ("FAIC"), Funeral Homes of Louisiana, Inc. ("FHL") and Funeral Homes of America, Inc. ("FHA"). Pertinent information relating to Citizens' subsidiaries is set forth below:

                              YEAR                STATE OF                    BUSINESS
         SUBSIDIARY       INCORPORATED           INCORPORATION                ACTIVITY
         ----------       ------------           -------------             ---------------
         CICA                 1968               Colorado                  Life insurance
         CTI                  1986               Colorado                  Data processing
         III                  1965               Texas                     Aircraft transportation
         ALLIC                1978               Louisiana                 Life insurance
         FAIC                 1984               Louisiana                 Holding company
         FHL                  1989               Louisiana                 Funeral home
         FHA                  1993               Louisiana                 Dormant
         IIH                  1963               Illinois                  Dormant holding company
         CILIC                1965               Illinois                  Life insurance


         On September 14, 1995, Citizens acquired American Liberty Financial Corporation ("ALFC"), a Baton Rouge, Louisiana based life insurance holding company with $26 million in assets, $8 million of stockholders' equity, annual revenues of $9 million and $40 million of insurance in force. In the transaction, ALFC shareholders received 1.10 shares of Citizens Class A Common Stock for each share of ALFC Common Stock owned and 2.926 shares of Citizens Class A Common Stock for each one share of ALFC Preferred Stock owned. Citizens issued approximately 2,340,000 Class A shares in connection with the transaction, which was accounted for as a purchase. Citizens recently began a consolidation process under which ALFC was merged into Citizens in early 1997 and ALLIC will merge into CICA, which transaction is expected to be completed in the first half of 1997. In addition, in March 1997 CICA acquired the remaining 5.5% minority interest in FAIC (94.5% owned by ALLIC), in exchange for 133,000 shares of Citizens Class A Common Stock held by CICA. This transaction was accounted for as a purchase.

         On March 12, 1996 Citizens acquired IIH, a Peoria, Illinois based life insurance holding company with approximately $2.5 million in assets, $1 million of stockholders' equity, approximately $140,000 of annual revenues and $6 million of insurance in force. The IIH agreement provided that IIH's shareholders would receive one share of Citizens Class A Common Stock for each eight shares of IIH Common Stock owned. Additionally, Citizens acquired all shares of CILIC (a subsidiary of IIH) not already owned by IIH, based upon an exchange ratio of one share of Citizens Class A Common Stock for each four shares of CILIC common stock owned. The acquisition of IIH and CILIC involved the issuance of approximately 170,000 of Citizens Class A shares and was accounted for as a purchase.

FINANCIAL INFORMATION REGARDING THE INSURANCE BUSINESS

         Citizens, through CICA, ALLIC and CILIC, currently operates principally in one business segment, that of selling selected lines of individual life and accident and health insurance policies. Except for certain insignificant operations acquired as a part of ALFC's holdings, Citizens has no present intention to engage in any non-insurance related business. The following tables set forth certain statistical information concerning the consolidated operations of Citizens for each of the five years ended December 31, 1996. The information is presented in accordance with generally accepted accounting principles.

         TABLE I

         The following table sets forth (i) life insurance in force and (ii) mean life insurance in force.

                         IN FORCE                                           MEAN LIFE
                         BEGINNING               IN FORCE                   INSURANCE
                         OF YEAR                END OF YEAR                 IN FORCE
         YEAR             (a)(b)                  (a)(b)                     (a)(b)
         ----           ----------              -----------                ----------
         1996           $2,151,955                $2,231,017               $2,191,486
         1995            2,144,709                 2,151,955                2,148,332
         1994            2,030,615                 2,144,709                2,087,662
         1993            1,696,606                 2,030,615                1,863,611
         1992            1,339,964                 1,696,606                1,518,285

----------
(a)      In thousands (000s).
(b)      Before ceding reinsurance to reinsurers.

         The increases in insurance in force as shown above reflect the volumes of new business written over the past five years. Approximately $40,243,000 of the 1995 increase relates to the acquisition of ALFC described above.

         TABLE II

         The following table sets forth (i) the ratio of lapses and surrenders to mean life insurance in force and (ii) life reinsurance ceded.

                                                                                       REINSURANCE CEDED(b)
                                              RATIO OF                   -----------------------------------------
                                             LAPSES AND
                                             SURRENDERS                       AMOUNT                        REINSURANCE
                  LAPSES AND                  TO MEAN                           OF                            PREMIUM
YEAR             SURRENDERS(a)               IN FORCE                      REINSURANCE(a)                      CEDED
----             ------------              -------------                 ---------------                    -----------
1996             $101,860                      4.6%                          $296,378                        $2,511,318
1995               87,273                      4.1%                          $290,677                         2,241,111
1994               84,390                      4.0%                           285,104                         2,309,672
1993               98,712                      5.3%                           303,727                         1,939,425
1992               83,305                      5.5%                           238,677                         1,486,531

------
(a)      In thousands (000s).
(b) Approximately 95% of the reinsurance is yearly renewable term insurance, with the remainder being coinsurance.

         The increased lapsation during 1996 reflects the inclusion of the ALLIC insurance business.

         TABLE III

         The following table sets forth information with respect to total insurance premiums.

               ORDINARY           ANNUITY &                         ACCIDENT
YEAR            LIFE(a)         UNIVERSAL LIFE    GROUP LIFE       AND HEALTH(a)      TOTAL
-----         -----------       --------------    ----------       ----------         -----
1996          $49,563,720         $389,084        $  309,953       $4,040,608      $54,303,445
1995           45,120,631          119,335           306,256          698,206       46,244,428
1994           42,984,741           75,564           541,370          259,250       43,860,925
1993           36,491,961          106,955         1,106,590          284,510       37,990,016
1992           28,415,877            3,067           469,514          316,395       29,204,853

---------
(a)      After deduction for reinsurance ceded.

         Premium income has grown substantially since 1991 due to the volume of new business written each year. However, new sales of life insurance decreased in 1995, and remained at similar levels in 1996; therefore, the overall increase since 1995 is less than for previous years. The acquisition of ALLIC mitigated the total decline in new life insurance sales, although only three months of ALLIC's premiums are reflected in the above table for 1995. In 1992, the FCC acquisition added a small block of Universal Life business to Citizens' portfolio. During 1992, the Federal Government increased the amount of insurance for veterans under the Servicemen's Group Life Insurance program, causing a one-time increase in group life premiums.

         TABLE IV

         The following table sets forth information relating to the ratio of underwriting and other expenses to insurance revenues.

                                                                        COMMISSIONS, UNDERWRITING
                                                                        AND OPERATING EXPENSES,
                                                                       POLICY RESERVE INCREASES,
                               COMMISSIONS, UNDERWRITING                POLICYHOLDER BENEFITS AND
                                AND OPERATING EXPENSES                  DIVIDENDS TO POLICYHOLDERS
                               ------------------------                 --------------------------
                                               RATIO TO                                   RATIO TO
          INSURANCE                           INSURANCE                                  INSURANCE
         PREMIUMS(A)              AMOUNT       PREMIUMS                      AMOUNT       PREMIUMS
         -----------           ------------    --------                    -----------    --------
1996    $54,303,445            $21,948,637       40.4%                      $59,113,575     108.9%
1995     46,244,428             17,375,574       37.6                        50,767,435     109.8
1994     43,860,925             17,461,910       39.8                        48,763,076     111.2
1993     37,990,017             15,918,491       41.9                        43,644,554     114.9
1992     29,204,853             13,546,624       46.4                        35,301,078     120.8
---------

(a)      After premiums ceded to reinsurers.

         Prior to 1996, the ratios of expenses to premiums had declined each year since 1989. These declines are the result of three factors: 1) underwriting and operating expenses have generally not increased at the same rate as premium income due to economies of scale; 2) sales commissions as a percentage of total premium income are declining annually as the business enters renewal stages and commissions are paid at a lower rate than first year; and 3) the amount of new insurance written annually represents a smaller percentage of Citizens' total premium income. However, in 1996, with the addition of ALLIC and the considerable expense associated with a new marketing program, the ratio reached its highest level since 1993.

         TABLE V

         The following table sets forth changes in new business produced between participating and nonparticipating policies.

                                              PARTICIPATING                  NONPARTICIPATING
                                         -----------------------        -------------------------
                     TOTAL NEW
                    BUSINESS (A)         AMOUNT(A)       PERCENT        AMOUNT(A)         PERCENT
                    ------------         ---------       -------        ---------         -------
         1996         $337,051            $294,408         87.3%         $42,643            12.7%
         1995          296,811             271,108         91.3           25,703             8.7
         1994          380,281             352,542         92.7           27,739             7.3
         1993          376,460             345,882         91.9           30,578             8.1
         1992          315,142             278,694         88.4           36,448            11.6
--------

(a)      In thousands (000s).

         The percentage of the new business produced that is participating has increased steadily due to the fact that the Ultra Expansion products are all participating and represent the majority of new business. The decline in new business during 1995 was caused in part by disruptions in the international market. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                 TABLE VI

         The following table sets forth changes in new business issued according to policy types.

                                WHOLE LIFE
                              AND ENDOWMENT                          TERM                       UNIVERSAL LIFE
                         -----------------------          -----------------------         ---------------------------
          TOTAL NEW
         BUSINESS(A)    AMOUNT(A)        PERCENT           AMOUNT(A)      PERCENT         AMOUNT(A)           PERCENT
         -----------    ---------        -------           ----------     -------         ---------           -------
1996      $337,051       $296,985          88.1%            $40,066         11.9%            $   0                 -
1995       296,811        270,963          91.3              25,848          8.7                 0                 -
1994       380,281        352,357          92.7              27,924          7.3                 0                 -
1993       376,460        345,683          91.8              30,777          8.2                 0                 -
1992       315,142        279,941          88.8              34,243         10.9               958               0.3%
-------

(a)      In thousands (000s).

         This table illustrates that virtually all of the new business written is whole life. The 1995 results reflect a decrease in new business during the year.

         TABLE VII

         The following table sets forth deferred policy acquisition costs capitalized and amortized compared to new business issued.

                                                       DEFERRED POLICY
                                                      ACQUISITION COSTS
                                   TOTAL NEW     ---------------------------
                                   BUSINESS
                                    ISSUED       CAPITALIZED       AMORTIZED
                                -------------    -----------       ---------
               1996             $337,051,000      $10,531,222     $10,221,917
               1995              296,811,000       10,579,704       8,511,876
               1994              380,281,000       13,128,049       7,203,593
               1993              376,460,000       13,472,064       6,455,401
               1992              315,142,000       10,670,569       4,412,007

         Capitalized policy acquisition expenses increased steadily until 1994, reflecting the growing amount of new business issued. In 1994, the rate of capitalization was affected by an adjustment due to lower interest rates. Amortization of these costs has grown as the aggregate deferred acquisition cost asset has increased. In 1996 this amortization increased due to the increase in surrender activity. For 1995 and 1996, the capitalized costs decrease reflects the reduction in the amount of new business produced and the resulting lower commission expenses.

         TABLE VIII

         The following table sets forth investment results.

                                                                                            RATIO OF NET
                                                                                         INVESTMENT INCOME
                MEAN AMOUNT OF                      NET INVESTMENT                         TO MEAN AMOUNT
             INVESTED ASSETS(A)                       INCOME(B)                        OF INVESTED ASSETS(A)
             ------------------              --------------------------                ---------------------
   1996           $134,167,938                       $9,185,506                                  6.8%
   1995            111,926,695                        7,026,909                                  6.3
   1994             90,419,823                        5,295,784                                  5.9
   1993             82,598,407                        4,771,079                                  5.8
   1992             66,704,026                        3,929,495                                  5.9
---------

(a) The years 1992 forward includes assets acquired from First Centennial Corporation on July 31, 1992. The year
         1995 includes assets acquired from ALFC on September 14, 1995. The year 1996 includes assets acquired from CILIC on March 12, 1996.
(b) Does not include realized and unrealized gains and losses on investments.

         Available yields began to increase in mid-1994 and Citizens was able to obtain a slight growth in the return on invested assets. This growth continued throughout most of 1995, and continued through 1996. Citizens retained an investment advisor in 1995, and this action contributed to the increased yield in 1996.

NARRATIVE DESCRIPTION OF BUSINESS

         BUSINESS OF CITIZENS. Citizens' principal business is ownership of CICA, ALLIC and their affiliates. Additionally, Citizens provides management services to these companies under a management services agreement. Citizens has approximately 75 full and part-time employees.

         BUSINESS OF CICA. Historically, CICA's revenues have been derived from insurance premiums and revenues from investments. CICA is a Colorado-domiciled life insurance company marketing primarily ordinary whole-life products on an international basis through marketing companies. During the fiscal year ended December 31, 1996, 99.2% of CICA's premium income was attributable to life, endowment and term insurance; 0.2% to individual annuities; and 0.6% to accident and health insurance. Of the life policies in force at December 31, 1996 and 1995, 13.0% and 13.2% were nonparticipating and 87.0% and 86.8% were participating, respectively. All intercompany fees and expenses have been eliminated in the Consolidated Financial Statements of Citizens.

         CICA's Ultra Expansion products are a series of participating whole life policies targeted for international markets. All of the Ultra products are participating with dividends ranging from 2% of the premium in the first year to 123% in the 20th year. A unique feature of the Ultra products is that the dividends are payable immediately upon payment of the annual premium. In late 1990, an immediate endowment was added to the product line. This endowment is paid annually in an amount determined by the insured at the time the policy is sold. In December 1992, CICA added a flexible amount deposit rider as a new feature to the Ultra products. All of these products carry surrender charges for the first 14 years and continuing benefit limitations to exclude certain causes of death that are not anticipated in standard mortality ratings. There are no other material policies or products offered by CICA.

         The CICA underwriting policy requires a medical examination of applicants for ordinary insurance in excess of certain prescribed limits.
These limits are graduated according to the age of the applicant and the amount of insurance. Generally, the maximum amount of ordinary life insurance issued domestically without a medical examination is $200,000 for ages 0 through 35; $100,000 for ages 36 through 45; $50,000 for ages 46 through 50; $15,000 for ages 51 through 55; and $10,000 for ages 56 and over. Limits for insuring non-United States applicants without a medical examination are: $150,000 for ages 0 through 39; $50,000 for ages 40 through 65; and all amounts over age 65.

         On life policies CICA's maximum coverage on any one life is not limited by corporate policy. However, CICA reinsures the amount of coverage which is in excess of its retention policy. See "--CICA Reinsurance." CICA does not accept substandard risks above Table 6 (generally policyholders who cannot qualify for standard ordinary insurance because of past medical history) in exchange for which CICA would charge higher premiums.

         At December 31, 1996 CICA had $21.8 million of insurance in force on individuals that are classified as substandard risks, the majority of such business having been acquired in the purchase of other companies. Management believes the exposure to loss as a result of insuring these individuals is minimal, since the premiums are increased to cover the nature of the risk, additional reserves are established, and the amount of insurance represents less than 1.0% of CICA's total insurance in force.

         CICA's GEOGRAPHICAL DISTRIBUTION OF BUSINESS. For the year ended December 31, 1996, insurance policies held by residents of Texas accounted for 1.8% of CICA's total premium income from direct business, and policies held by residents of Colorado represented 1.2% of premium income from direct business for the same period. All other states of the United States totaled 5.2% of the premium income from direct business, with no single state, except as set forth above, accounting for as much as 1% of CICA's premium income. Business on foreign residents accounted for the remaining 91.8%. For the years ended December 31, 1995 and 1994, residents of the State of Texas accounted for 2.7% and 3.0%, respectively of CICA's total premium income. Residents of Colorado provided 2.1% of such income during both of each years. No other states in the U.S. amounted to 1% of total premium income during those two years. Business on foreign citizens represented 91.8% of 1995 and 1994 premium income of CICA.

         The participating whole life policies accepted by CICA on high net worth residents of foreign countries have an average face amount of approximately $60,000 and are marketed primarily to persons in the top 5% of household incomes in their respective countries.

         CICA accepts applications for international insurance policies marketed by several independent international marketing firms with whom CICA has nonexclusive marketing contracts. These firms market life insurance products to citizens of foreign countries, with a present emphasis in Latin America. Such life products are specially designed by CICA to be compatible with marketing methods and commission requirements.

         The international marketing firms have many years' experience marketing life insurance products for CICA. The contract with the marketers provides that they have the responsibility for recruiting and training sales consultants. The marketers are responsible for all of their overhead costs and bear the expense of sales incentives. These marketing firms are guarantors for any advances against future commissions made by CICA to sales consultants. In consideration for the services rendered, the marketing firms receive an override commission on all new policies sold by them or their sales consultants. See "--CICA Commissions." The marketing contracts may be terminated for various causes, at any time by mutual consent of the parties or upon 30 days' notice by either party. These marketing firms provide recruitment, training and supervision of their managers and sales consultants in the sale of dollar-denominated life insurance products; however, all managers and sales consultants contract directly with CICA and receive their commissions from CICA. Accordingly, should the marketing arrangement between any firm and CICA be canceled for any reason, CICA believes it could continue suitable marketing arrangements with the individuals of the marketing firms without appreciable loss of present and future sales. There is, however, always a risk that sales could decrease.

         At present, CICA is dependent on the non-U.S. markets for virtually all of its new business. This subjects CICA to potential risks with regard to the continued ability to write such business should adverse events occur in the countries from which CICA receives applications. These potential risks include lapses of policies if funds that flow out of such countries were to become restricted and the improbable necessity that incorporating an insurance subsidiary in such countries would become required. Based on more than 30 years' experience in the marketplace in which CICA competes, management believes such risks are not material. CICA maintains no assets outside the U.S. and requires all premiums to be paid in the U.S. with U.S. dollars via drafts drawn on banks in the U.S.; therefore, it could lose no funds from currency devaluation or foreign appropriation. Further, management does not believe that the flow of funds will be restricted in the future, because almost all of the insureds are in the upper percentiles of incomes in their country. Management believes that such insureds are actively involved in business leadership roles in their communities and would be opposed to funds flow restriction. Many of the inherent risks in foreign countries, such as political instability, hyper-inflation and economic disruptions tend to improve rather than hurt CICA's business because these factors encourage individuals to convert assets out of local currencies to the more stable U.S. dollar. Additionally, management has made a concerted effort to expand the number of foreign countries from which it accepts business in an effort to reduce the impact on CICA of political or economic problems in any one country or region.

         CICA MARKETING OPERATIONS. CICA holds licenses to do business in 12 states and accepts applications from numerous foreign countries. Additionally, CICA has applications pending for admission in one state. CICA's operations are conducted through sales consultants, with 1,319 consultants at December 31, 1996 and 1,308 consultants at December 31, 1995.

         CICA COMMISSIONS. CICA's marketing managers are independent contractors, responsible for their respective expenses, that are compensated on a percentage of premium basis. The maximum amount of commission expense which may be incurred by CICA on an individual life insurance policy is 110% of the first year premium, 10% of the premium for each of the next nine years and 2% of the premium for the eleventh and subsequent years as a continuing service fee. Percentage amounts paid to sales consultants on individual term, annuity and accident and health insurance are substantially less than the levels paid for individual ordinary life insurance. The marketing managers receive overriding first year and renewal commissions on business written by sales consultants under their supervision and all marketing expenses except sales conventions related thereto are included in the above percentages.

         CICA RESERVES. CICA establishes actuarial reserves as liabilities to meet obligations on all outstanding policies. Reserves and deferred acquisition costs are prepared in conformity with the American Academy of Actuaries Committee on Financial Reporting Principles. In determining such reserves CICA used the 1955 to 1960, 1965 to 1970, and 1975 to 1980 Select and Ultimate Mortality Tables with interest rates at 4% or in a range graded from 9% to 5% with recent issues reserved at 7% graded to 6 1/2%. Withdrawal assumptions are based primarily on actual historical experience. Statutory reserves are used for paid-up life business. Claims reserves include an amount equal to the expected benefit to be paid on reported claims in addition to an estimate of claims that are incurred but not reported, based on actual historical experience. CICA receives an independent actuarial certification of its reserves prepared in accordance with both Generally Accepted Accounting Principles and Statutory Accounting Principles. The certifications have noted no deficiencies for the years presented herein.

         CICA REINSURANCE. CICA assumes and cedes insurance with other insurers, reinsurers and members of various reinsurance pools. Reinsurance arrangements are utilized to provide greater diversification of risk and minimize exposure on larger risks.

         CICA INSURANCE CEDED. CICA generally retains $75,000 of risk on any one person. As of December 31, 1996, the aggregate amount of life insurance ceded amounted to $293,864,000 or 13.5% of total direct and assumed life insurance in force and $289,675,000 or 13.7% at December 31, 1995. CICA is contingently liable with respect to ceded insurance should any reinsurer be unable to meet the obligations reinsured.

         As of December 31, 1996 CICA had in effect automatic reinsurance agreements that provide for cessions of ordinary insurance from CICA. Additionally, CICA has reinsurance treaties in force with several reinsurers of life and accident and health insurance. These treaties provide for both automatic and facultative reinsurance of standard and substandard risks ceded to them by CICA for life, accident and health and supplemental benefits above CICA's retention limit on a yearly renewable term, coinsurance or modified coinsurance basis.

         A treaty with Employers Reassurance ("ERC") has historically been the primary vehicle utilized by CICA for its international business. The treaty is structured in such a way as to allow CICA to "self administer" the cessions on a reduced cost basis. Prior to July 1, 1993, 100% of the risk up to $300,000 in excess of CICA's retention was ceded to ERC. On July 1, 1993, the treaty was amended and a like agreement was executed with Businessmen's Assurance ("BMA"). During 1995, a third carrier was added as a principal reinsurer, Riunione Adriatica di Sicurta, of Italy ("RAS").

         The ERC and BMA agreements provide that on risks reinsured in specified countries on and after July 1, 1993, 70% of each risk in excess of CICA's retention will be ceded to ERC and 30% to BMA. The RAS agreement provides that on risks reinsured in specified countries on or after January 1, 1995, 100% of the risk in excess of CICA's retention will be ceded to RAS.
CICA pays the premium to ERC, BMA and RAS on an annual basis and is responsible for the production of the reporting monthly and annually to ERC, BMA and RAS to allow proper accounting for the treaties.

         The cessions are on a yearly renewable term basis and are automatic up to $300,000 for ERC and RAS and $425,000 for BMA at which point the reinsurance is subject to a facultative review by the reinsurers. At December 31, 1996, CICA had ceded $189,449,000 in face amount of insurance to ERC, $26,669,000 to BMA and $41,813,000 to RAS under these agreements.

         RAS is an unauthorized reinsurer in the state of Colorado; however RAS has agreed to comply with all Colorado statutes regarding such companies.
Under these statutes, RAS will provide a letter of credit, issued by a U.S. bank meeting the Colorado requirements, equal to any liabilities it incurs under this agreement.

         A reinsurance treaty with Connecticut General Life Insurance Company ("CG") covers all of CICA's accidental death insurance supplementing its life insurance policies. These cessions are on a renewable term basis and occur automatically if total accidental death benefits known to CICA are less than $250,000 or otherwise on a facultative review basis. At December 31, 1996, CICA had ceded $1,327,293,000 in face amount to CG under this treaty.

         CICA closely monitors the solvency of its reinsurers to minimize the risk of loss in the event of a failure by one of the parties. ERC, BMA, CG and RAS, the primary reinsurers of CICA, are large, well capitalized entities which have no current or prior history of financial difficulty.

         CICA INSURANCE ASSUMED. At December 31, 1996, CICA had in force reinsurance assumed as follows:

                                                              TYPE OF               AMOUNT
                                                              BUSINESS            IN FORCE AT
         NAME OF COMPANY                       LOCATION       ASSUMED             END OF YEAR
         ---------------                       --------     ------------          -----------
         Prudential Insurance                   Newark,        Ordinary
         Company (Prudential)                 New Jersey      Group Life         $304,380,000

         The reinsurance agreement with Prudential provides for CICA to assume a portion of the insurance under a group insurance policy issued by Prudential to the Administrator of Veterans' Affairs, in accordance with the Servicemen's Group Life Insurance provisions of Sub-Chapter III of Chapter 19, of Title 38, United States Code. CICA's portion of the total insurance under the policy is allocated to CICA in accordance with the criteria established by the Administrator.

         CICA has also entered into a Serviceman's Group Life Insurance Conversion Pool Agreement with Prudential, under the above described agreement, whereby CICA assumed a portion of the risk of Prudential under the group policy due to excess mortality under the conversion pool agreement resulting from issuing conversion policies as prescribed for membership in the conversion pool.

         CICA INVESTMENTS. State insurance statutes prescribe the quality and percentage of the various types of investments which may be made by insurance companies and generally permit investment in qualified state, municipal, federal and foreign government obligations, high quality corporate bonds, preferred and common stock, real estate and mortgage loans by certain specified percentages. CICA's invested assets at December 31, 1996 were distributed as follows: fixed maturities - 70.9%, equity securities - 8.2%, mortgage loans - 1.2%, policy loans - 14.8%, government insured student loans - 0.3%, and other long-term investments - 2.9% (see Note 2 of Notes to Consolidated Financial Statements). CICA did not foreclose on any mortgage loans in 1995 or 1996.
All mortgage loans are supported by independently appraised real estate. The investment policy of CICA with regard to mortgage loans is consistent with the provisions of the Colorado Insurance Code.

         At December 31, 1996, 95.9% of CICA's investments in fixed maturities were comprised of U.S. Treasury securities and obligations of U.S. government corporations and agencies, including U.S. government guaranteed mortgage-backed securities, compared to 97.2% at December 31, 1995. Of these mortgage-backed securities, all were guaranteed by U.S. government agencies or corporations that are backed by the full faith and credit of the U.S. government or that bear the implied full faith and credit of the U.S. government.

         CICA REGULATION. CICA is subject to regulation and supervision by the insurance department of each state or other jurisdiction in which it is licensed to do business. These departments have broad administrative powers relating to the granting and revocation of licenses to transact business, the licensing of marketing persons, the approval of policy forms, the advertising and solicitation of insurance, the form and content of mandatory financial statements, the reserve requirements, and the type of investments which may be made. CICA is required to file detailed annual reports with each such insurance department, and its books and records are subject to examination at any time. In accordance with state laws and the rules and practices of the National Association of Insurance Commissioners, CICA is examined periodically by examiners of its domiciliary state and by representatives (on an "association" or "zone" basis) of the other states in which it is licensed to do business. CICA's most recent examination which was completed during 1992, was for the six years ended December 31, 1991, and was conducted by a public accounting firm representing the Colorado Division of Insurance. The Colorado Division of Insurance recently informed CICA to expect an examination to be conducted as of December 31, 1996. CICA is audited annually by an independent public accounting firm.

         Various states, including Colorado, have enacted "Insurance Holding Company" legislation which requires the registration and periodic reporting by insurance companies which control, or are controlled by, other corporations or persons. Under most of such legislation, control is presumed to exist with the ownership of 10% or more of an insurance company's voting securities. Citizens is subject to such regulation and has registered under such statutes as a member of an "insurance holding company system." The legislation typically requires periodic disclosure concerning the transactions between the registered insurer, the ultimate controlling party, and all affiliates and subsidiaries of the ultimate controlling party, and in many instances requires prior approval of intercorporate transfers of assets (including in some instances payment of dividends by the insurance subsidiary) within the holding company system.

         Since CICA does not physically conduct business in countries outside the U.S. but rather accepts applications from overseas marketers, it is not subject to regulation in countries where most of its insureds are residents. The prospect of such regulation is viewed as remote by management of Citizens because obtaining insurance through application by mail outside of one's country is a common practice in many foreign countries, particularly those where CICA's insureds reside.

         CICA COMPETITION. The life insurance business is highly competitive, and CICA competes with a large number of stock and mutual insurance companies, many of which are larger than CICA. CICA believes that its premium rates and its policies are generally competitive with those of other life insurance companies.

         CICA's marketing plan stresses the sale of dollar-denominated life insurance products to high net worth individuals residing in foreign countries, with present emphasis in Latin America. Approximately 91.8% of CICA's total first year and renewal premium income during 1996 and 1995 came from that market. See "--CICA's Geographical Distribution of Business". Management believes that CICA is a significant competitor in this market and attributes its success in penetrating that market to the expertise of management, the uniqueness of its life insurance products and competitiveness of its pricing methods.

         CICA faces competition from several other American life insurance companies that also sell U.S. dollar denominated policies to non-U.S. citizens, with no one company being dominant in the market. Some companies may be deemed to have a competitive advantage due to histories of successful operations and large agency forces. CICA also competes indirectly with non-U.S. companies in its business, particularly with respect to Latin American companies. CICA, as a U.S. domestic insurer paying claims in U.S. dollars in the U.S., has a different clientele and product than foreign-domiciled companies. CICA's products are usually acquired by persons in the top 5% of income of their respective countries. The policies sold by foreign companies are sold broadly and are priced based on the mortality of the entire populace of the respective geographic region. Because of the predominance of lower incomes in most of these countries, the mortality experience tends to be very high on the average, causing mortality charges which are considered unreasonable based on the life mortality experience of the upper 5% of income of the population.
Additionally, the assets that back up the policies issued by foreign companies are invested in the respective countries, and thus, are exposed to the inflationary risks and economic crises that historically have impacted many foreign countries. A competitive advantage of U.S. based insurance companies is that many policyholders desire to transfer capital out of their countries due to the perceived financial strength and security of the United States by foreigners. Also, management realizes that CICA competes indirectly with other U.S. and European insurers in countries where CICA's insureds reside. CICA's experience has been that its market niche is in attracting insureds who want the safety and security of a U.S. domestic insurer. Management considers it to be difficult and speculative to estimate the potential of the foreign market for U.S. insurers. However, based upon the volume of new premium generated by CICA that originates from several countries in Latin America, management believes that CICA receives a substantial share of such business. However, CICA does not have market share data to confirm management's belief.

         In CICA's limited block of accident and health insurance, (0.5% of total premium income in 1996), it is in competition with many casualty and life insurance companies as well as with voluntary and government-sponsored plans for meeting hospitalization and medical expenses such as Blue Cross/Blue Shield, "Medicare" and "Medicaid." Future expansion of such programs or the establishment of additional government health programs could adversely affect the future of accident and health insurance on CICA's books, most of which has been acquired in the acquisition of other companies.

         CICA FEDERAL INCOME TAXATION. CICA is a "small company" as that term is defined in the Internal Revenue Code (the "Code"), section 806. As such, CICA qualifies for a special small company deduction (presently equal to 60% of "tentative life insurance company taxable income") which serves to decrease significantly the amount of tax which might otherwise have to be paid. As indicated above, CICA and ALLIC are in the process of merging ALLIC into CICA. Management believes this merger should not adversely affect CICA's qualification as a small company under the Code.

         The Omnibus Reconciliation Act of 1993 (the "1993 Act") was signed into law on August 10, 1993. Among its provisions was an increase in corporate tax rates to 35% on taxable income between $10,000,000 and $15,000,000 and to 38% on taxable income between $15,000,000 and $18,300,000. This legislation had no material impact on the financial position of Citizens.

         The Revenue Reconciliation Act of 1990 revised the method in which insurance companies claim deductions for policy acquisition costs. Previously, insurance companies were allowed to deduct actual policy acquisition costs as they were incurred. Beginning in 1990, policy acquisition costs are determined as a percentage of annual net premiums and are then deductible on a straight-line basis over a ten-year period rather than treated as an immediate deduction. This change in treatment for acquisition costs has had a significant impact on CICA's taxable income due to the relatively large amounts of such deferrals caused by the increases in new business. See "Management's Discussion and Analysis of Financial Conditions and Results of Operations."

         CICA files a consolidated Federal income tax return with Citizens and its subsidiaries. At December 31, 1996, CICA had net operating loss carryforwards of $81,000 available to offset taxable income in future years.

         BUSINESS OF ALLIC. As discussed previously herein, ALLIC and CICA have entered into a merger agreement under which ALLIC will be merged into CICA. The regulatory clearances and approvals of their respective domicile states have been received, and management expects to complete the merger in the near future. Historically, ALLIC's revenues have been derived from insurance premiums and revenues from investments. ALLIC is a Louisiana-domiciled life insurance company which markets primarily ordinary, whole-life products and accident and health specified disease, hospital indemnity and accidental death policies. During the fiscal year ended December 31, 1996, 47.9% of ALLIC's premium income was attributable to life, endowment and term insurance; 2.8% to individual annuities; and 49.3% to accident and health insurance. Of the life policies in force at December 31, 1996, 66.9% were nonparticipating and 33.1% were participating. During the fiscal year ended December 31, 1995, 48.1% of ALLIC's premium income was attributable to life, endowment and term insurance; 4.0% to individual annuities; and 47.9% to accident and health insurance. Of the life policies in force at December 31, 1995, 80.9% were nonparticipating and 19.1% were participating. All intercompany fees and expenses have been eliminated in the Consolidated Financial Statements of Citizens.

         The products offered by ALLIC are focused on niche markets. The primary niches currently targeted include the sale of "pre-need" burial policies and daily hospital indemnity policies for specified illness. On life policies, ALLIC's maximum coverage on any one life is not limited by corporate policy. However, ALLIC reinsures the amount of coverage which is in excess of the its retention policy. See "--ALLIC Reinsurance."

         GEOGRAPHICAL DISTRIBUTION OF ALLIC's BUSINESS. For the year ended December 31, 1996, insurance policies held by residents of Oklahoma accounted for 49.7% of ALLIC's total premium income from direct business. Policies held by residents of Mississippi represented 16.5%, Louisiana - 11.6%, Georgia - 8.3%, and Texas - 7.9%, of premium income of ALLIC from direct business for the same period. All other states of the United States totaled 6.0% of the premium income from direct business, with no single state, except as set forth above, accounting for as much as 2% of premium income. For the year ended December 31, 1995, residents of Oklahoma accounted for 48.5% of ALLIC's total premium income from direct business. Policies held by residents of Mississippi represented 15.1%, Louisiana - 12.4%, Georgia - 9.9%, Texas - 8.1%, and Florida
- 2.2% of premium income of ALLIC for the same period. No other states in the United States amounted to 2% of total premium income during the period.

         The life policies written by ALLIC have an average face amount of approximately $4,000. The low face amount is typical for pre-need and burial business. At December 31, 1996, ALLIC had approximately 9,800 such policies in force.

         ALLIC MARKETING OPERATIONS. ALLIC holds licenses to do business in 20 states. ALLIC's operations are conducted through independent contractors on a basis similar to a general agency approach, with a marketing force at December 31, 1996 of 200 representatives.

         ALLIC COMMISSIONS. ALLIC's marketing representatives are independent contractors, responsible for their respective marketing-related expenses, and they are compensated on a percentage of premium basis. During 1996, the maximum amount of commission expense incurred by ALLIC on an individual life insurance policy was 105% of the first year premium, and 15% of the second through tenth year premium. For accident and health insurance, the maximum commission was 100% of premium in the first year and 18% thereafter. Marketing managers receive overriding first year and renewal commissions on business written by individuals under their supervision.

         ALLIC RESERVES. ALLIC records actuarial reserves established to meet obligations on outstanding policies as liabilities. Reserves and deferred acquisition costs are prepared in conformity with the American Academy of Actuaries Committee on Financial Reporting Principles. In determining such reserves ALLIC used the 1965 to 1970 Select and Ultimate Mortality Tables with interest rates at 7% level for Life Purchase GAAP reserves. Statutory reserves are used for paid-up life business. Withdrawal assumptions are based primarily on actual historical termination rates. Accident and Health Purchase GAAP reserves are determined using various percentages of published 1974 Cancer Tables with Linton C termination rates and 1984 NAIC Cancer Tables with Linton CC termination rates and interest at 7% level. Historic GAAP reserves for pre-need life insurance were calculated using a graded death benefit and 100% of the 1965 to 1970 Ultimate Table, 7% interest, with terminations on single premium business assumed to be 2% per year and Linton A rates on all other plans. Claims reserves include an amount equal to the expected benefit to be paid on reported claims in addition to an estimate of claims that are incurred but not reported, based on actual historical experience. ALLIC receives an independent actuarial certification of its reserves prepared in accordance with both Generally Accepted Accounting Principles and Statutory Accounting Principles. The certifications have noted no deficiencies for the years presented herein.

         ALLIC REINSURANCE. ALLIC cedes insurance with other insurers, reinsurers and members of various reinsurance pools. Reinsurance arrangements are utilized to provide greater diversification of risk and minimize exposure on larger risks.

         ALLIC generally retains $30,000 of risk on any one person for life insurance and retains 10% of each accidental benefit risk on accident and health insurance policies. As of December 31, 1996, the aggregate amount of life insurance ceded amounted to $995,000 or 2.3% of total direct and assumed life insurance in force. ALLIC is contingently liable with respect to ceded insurance should any reinsurer be unable to meet the obligations assumed by it.

         As of December 31, 1996 ALLIC had in effect one automatic reinsurance agreement that provides for cessions of ordinary insurance from ALLIC in excess of its retention of $30,000 with a minimum cession of $2,000. On accident and health insurance, there is an additional agreement which provides for automatic cession of 100% of accidental death risks for policies issued after 1996.

         A treaty with Businessmen's Assurance ("BMA") is the primary vehicle utilized by ALLIC for its life reinsurance and Life Reassurance for its accidental death risks. ALLIC closely monitors the solvency of its reinsurers to minimize the risk of loss in the event of a failure by one of the parties. BMA and Life Re, the primary reinsurers of ALLIC, are large, well capitalized entities which have no current or prior history of financial difficulty.

         At December 31, 1996, ALLIC had in force no reinsurance assumed.

         ALLIC INVESTMENTS. State insurance statutes prescribe the quality and percentage of the various types of investments which may be made by insurance companies and generally permit investment in qualified state, municipal, federal and foreign government obligations, high quality corporate bonds, preferred and common stock, real estate and mortgage loans by certain specified percentages. ALLIC's invested assets at December 31, 1996 were distributed as follows: fixed maturities - 90.5%, equity securities - 2.5%, mortgage loans - none, policy loans - 1.5%, government insured student loans - none, cash and short-term investments - 4.5% and other long-term investments - 0.6%.

         At December 31, 1996, 32.9% of ALLIC's investments in fixed maturities were comprised of U.S. Treasury Securities and obligations of U.S. government corporations and agencies, including U.S. government guaranteed mortgage backed securities. Of these mortgage-backed securities, all were guaranteed by U.S. government agencies or corporations that are backed by the full faith and credit of the U.S. government or that bear the implied full faith and credit of the U.S. government. Of the remaining fixed maturities, 63.0% were corporate securities and 4.1% were issued by States or Territories of the U.S. and Canada. None of ALLIC's bonds are less than investment grade.

         ALLIC REGULATION. ALLIC is subject to regulation and supervision by the insurance department of each state or other jurisdiction in which it is licensed to do business. See "--CICA Regulation" above for further description of the type of regulation applicable to ALLIC. ALLIC's most recent examination which was completed during 1995, was for the three years ended December 31, 1994, and was conducted by the Louisiana Division of Insurance.

         ALLIC COMPETITION. The life insurance business is highly competitive, and ALLIC competes with a large number of stock and mutual insurance companies, many of which are larger than ALLIC. ALLIC believes that its premium rates and its policies are generally competitive with those of other life insurance companies.

         ALLIC's marketing plan stresses the sale of pre-need or burial policies as its primary life insurance product. Approximately 48% of ALLIC's total first year and renewal premium income during 1996 came from that market. ALLIC faces competition from several other life insurance companies that also sell pre-need and burial policies, with no one company being dominant in the market. Some companies may be deemed to have a competitive advantage due to histories of successful operations and large agency forces. Management believes that the special features of the pre-need program allows ALLIC to compete effectively in maintaining and pursuing new business. However, the high cost associated with expansion in this market may inhibit ALLIC's ability to penetrate to a significant degree.

         The second aspect of ALLIC's marketing program is the sale of hospital indemnity policies for specified illnesses. This block of business accounted for approximately 49% of total first year and renewal premium in 1996. ALLIC competes with many life insurance companies as well as with voluntary and government-sponsored plans for meeting hospitalization and medical expenses such as Blue Cross/Blue Shield, "Medicare" and "Medicaid." Future expansion of such programs or the establishment of additional government health programs could adversely affect the future of accident and health insurance on ALLIC's books; however, ALLIC believes that it can continue to compete in this field due to the uniqueness of its products.

         ALLIC FEDERAL INCOME TAXATION. ALLIC is a "small company" as that term is defined in the Code. As such, ALLIC qualifies for a special small company deduction (presently equal to 60% of "tentative life insurance company taxable income") which serves to decrease significantly the amount of tax which might otherwise have to be paid.

         The Omnibus Reconciliation Act of 1993 (the "1993 Act") was signed into law on August 10, 1993. Among its provisions was an increase to corporate tax rates to 35% on taxable income between $10,000,000 and $15,000,000 and to 38% on taxable income between $15,000,000 and $18,300,000. This legislation had no material impact on the financial position of ALLIC.

         The Revenue Reconciliation Act of 1990 revised the method in which insurance companies claim deductions for policy acquisition costs. Previously, insurance companies were allowed to deduct actual policy acquisition costs as they were incurred. Beginning in 1990, policy acquisition costs are determined as a percentage of annual net premiums and are then deductible on a straight-line basis over a ten-year period rather than treated as an immediate deduction. This change in treatment for acquisition costs has had a significant impact on ALLIC's taxable income due to the relatively large amounts of such deferrals caused by the increases in new business. See "Management's Discussion and Analysis of Financial Conditions and Results of Operations." ALLIC presently qualifies for a small company exception which allows it to deduct the costs over a shorter five-year period.

         In 1996 ALLIC filed a separate Federal income tax return. ALLIC filed a consolidated Federal income tax return with ALFC and its subsidiaries prior to the acquisition by Citizens in 1995. At December 31, 1996 ALLIC had net operating loss carryforwards of $613,000 to offset taxable income in future years.

         BUSINESS OF CTI. CTI is a wholly-owned subsidiary of CICA that provides data processing services and acquisition and leasing of furniture and equipment for its parent, as well as data processing services and software to other companies. CTI provides data processing services to CICA for a fixed fee of $53,000 per month. As of and for the year ended December 31, 1996, CTI's total assets were $787,000 and revenues were $674,000. All intercompany fees and expenses have been eliminated in the Consolidated Financial Statements of Citizens.

         BUSINESS OF III. For much of the past decade III has been dormant. In August 1993, Citizens sold the stock of III to CICA for its book value. CICA subsequently contributed debit balances receivable of approximately $169,000 to III. III collected such receivables and, as additional consideration, received an airplane which it operates for Citizens and CICA. During 1994, CICA made an additional capital contribution of $200,000 to III. Also, during 1994, III acquired a different airplane for use in providing aviation transportation and services to Citizens and the airplane previously owned by III was sold. As of and for the year ended December 31, 1996, III's total assets were $790,000 and revenues were $166,000. All intercompany fees and expenses have been eliminated in the Consolidated Financial Statements of Citizens.

         BUSINESS OF FAIC AND ITS SUBSIDIARIES, FHL AND FHA. FAIC was formed in November 1984 for the purpose of organizing and financing proposed funeral home companies (FHL and FHA) and a proposed Louisiana life insurance company. FAIC offered stock to residents of the State of Louisiana during 1993 and 1994, raising approximately $1,200,000 in gross proceeds. FHL was capitalized with approximately $530,000 of the offering proceeds and FHA was capitalized with approximately $500,000. The offering was terminated in 1995. FAIC's activities are limited to ownership of FHL and FHA, comprising its total assets of $1.0 million at December 31, 1996 with total revenues of $4,700. FHL owns and operates a funeral home in Baker, Louisiana. Management intends to operate the funeral home for the foreseeable future. FHA was formed in 1993 to construct an additional funeral home but those plans have been suspended and this subsidiary is dormant. All intercompany fees and expenses have been eliminated in the Consolidated Financial Statements of Citizens.

         BUSINESS OF IIH AND CILIC. IIH is the holding company whose primary asset is CILIC. IIH conducts no other operations. CILIC is an Illinois domiciled life insurer admitted to do business in four states. Dormant for several years, CILIC services a closed block of life insurance policies. As of and for the year ended December 31, 1996, CILIC had assets of $2.7 million and revenues of $179,000. All intercompany fees and expenses have been eliminated in the Consolidated Financial Statements of Citizens.

DESCRIPTION OF PROPERTIES

         CICA owns its principal office in Austin, Texas, consisting of an 80,000 square foot office building. Approximately 27,000 square feet is occupied by CICA and its affiliates with most of the remainder of the building being leased. The occupancy rate of the property is approximately 95%.

         CICA also owns 1.10 acres of land with a 13,000 square foot office building which previously served as its executive offices. The property has a book value of $158,000. A triple-net lease was executed by an unaffiliated third party during 1995 on the building for a term of three years, with a purchase option at a price of $850,000 during the period.

         During 1995, CICA acquired through foreclosure a 7,500 square foot office property in Wheat Ridge, Colorado for $116,000. Subsequently, CICA renovated the property bringing its investment to $230,000. CICA recently accepted a written bid to purchase the building for $350,000.

         FHL also owns a 6,324 square foot funeral home in Baker, Louisiana with a total cost of $473,000. Management plans to continue to operate the funeral home for the foreseeable future.

LEGAL PROCEEDINGS

         Citizens and its subsidiaries from time to time may be parties to various legal proceedings incidental to their business. Management does not expect the ultimate resolution of these legal proceedings to have a material adverse impact on the financial condition of Citizens.

SELECTED FINANCIAL DATA

         The tables below set forth, in summary form, selected financial data of Citizens. This data, which is not covered in the report of the independent auditors, should be read in conjunction with the consolidated financial statements and notes which are included elsewhere herein (amounts in thousands except per share amounts).

                                 CITIZENS, INC.
                    (in thousands, except per share amounts)

                                                                               1993             1992
                          1996              1995            1994          (AS RESTATED)    (AS RESTATED)
                       -----------       ----------       ----------      -------------    -------------
NET OPERATING
  REVENUES             $    63,822       $   53,130       $   49,212       $   42,761       $   33,134
NET INCOME             $     2,214       $    2,750       $    4,175       $    5,526       $    3,907
NET INCOME
   PER SHARE           $       .11       $      .16       $      .25       $      .34       $      .24
TOTAL ASSETS           $   214,455       $  205,486       $  149,798       $  134,105       $  116,230
TOTAL LIABILITIES      $   147,572       $  140,773       $  114,742       $  106,090       $   93,442
TOTAL SHAREHOLDERS'
  EQUITY               $    66,883       $   64,713       $   35,056       $   28,015       $   22,787
BOOK VALUE PER
  SHARE                $      3.29       $     3.24       $     1.99       $     1.68       $     1.37

         Citizens adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standard No. 109 "Accounting for Income Taxes" in 1993 and applied the provisions of Statement 109 retroactively to January 1, 1991. The above table reflects the restatement for adoption of Statement 109 as of and for the year ended December 31, 1992.

         In 1993, Citizens extended for 36 months the exercise date of stock options held by a consultant relating to 100,000 shares of Citizens Class A Stock. As a result, Citizens recognized compensation expense of $425,000 in 1993, which represents the amount the market value at the date of extension exceeded the option price. The 1993 financial statements were restated to reflect the compensation expense described above.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         On December 9, 1994, Citizens announced that it had signed definitive written agreements for the acquisition of (i) American Liberty Financial Corporation ("American Liberty"), a Baton Rouge, Louisiana-based life insurance holding company with $26 million in assets, $8 million of stockholders' equity, revenues of $9 million and $40 million of life insurance in force and (ii) Insurance Investors & Holding Co., a Peoria, Illinois based life insurance holding company with $2.5 million in assets and $1 million of stockholders' equity.

         The American Liberty acquisition was completed on September 14, 1995, with American Liberty shareholders receiving 1.10 shares of Citizens' Class A Common Stock for each share of American Liberty Common Stock owned and 2.926 shares of Citizens' Class A Common Stock for each share of American Liberty Preferred Stock owned. Citizens issued approximately 2.3 million Class A shares in connection with the transaction, which was accounted for as a purchase.

         Pursuant to the IIH agreement, the acquisition by Citizens was consummated on March 12, 1996, with shareholders of IIH receiving one share of Citizens' Class A Common Stock for each eight shares of IIH common stock owned. Additionally, Citizens acquired all shares of CILIC, a 95% owned subsidiary of IIH, based upon an exchange ratio of one share of Citizens' Class A Common Stock for each four shares of CILIC owned. The transaction, which was accounted for as a purchase, involved the issuance of approximately 171,000 shares.

         Upon consummation of the acquisition of the minority interest in FAIC, Citizens expects to incur a non-recurring charge to earnings of approximately $500,000 to $600,000. This charge is based upon the fair market value of the shares to be issued, less the minority interest acquired, and approximately $300,000 of goodwill.

         RESULTS OF OPERATIONS

         Net income for the year ended December 31, 1996 was $2,213,726 or $.11 per share compared to $2,750,212 or $.16 per share in 1995 and $4,174,558 or $.25 per share in 1994. Increases in expenses associated with ALLIC's marketing activities and a minimal increase in the sale of new international life insurance premiums caused the decline in earnings in 1996. Decreased writing of new life insurance premiums contributed to the lower earnings in 1995, coupled with increased operating expenses incurred to acquire and convert ALLIC into Citizens' operating systems, which continued into 1996.

         Total revenues for the year ended December 31, 1996 were $63,822,160 compared to $53,130,172 in 1995, an increase of 20.1%. The substantial revenue growth in 1996 is attributable to the inclusion of ALLIC for the entire year, which contributed approximately $9,200,000 to revenues. The 1995 revenues were 7.9% greater than 1994 when total revenues were $49,211,998. The smaller increase in revenues during 1995 resulted primarily from a reduction in new premium sales, whose decline offset increased investment income during the year. In 1995, the revenues of ALLIC are included only from the purchase date of September 14, 1995, and as such, only $2.6 million of ALLIC's total revenues of $9 million were included in Citizens' results.

         Premium income reached $53,914,361 in 1996, a 16.9% increase over the previous year when premium income totaled $46,125,093. The 1995 amount represented a 5.3% increase over 1994 when premiums amounted to $43,785,361. Premiums for 1996 were boosted by the inclusion of ALLIC. ALLIC contributed $3.8 million of accident and health premium and an additional $4.1 million of life premiums. Additionally, CICA increased new premium sales to $9.7 million during the year from $9.5 million in 1995, which was a decrease from $11.8 million in 1994. In 1994 and 1995, management did not emphasize new business production due to its desire to increase capitalization before further expanding premium writing. Additionally, during 1995, significant disruption in the Argentina economy occurred, lowering sales from that region which had been a major contributor to overall sales in recent years. Management believes the disruption has passed in that market and expects to see improved production from that area in the future although these expectations may not be realized for a variety of reasons including political and governmental disturbances, economic disturbances and other factors beyond the control of Citizens. Additionally, only a small portion of the premium revenues of ALLIC are included in the 1995 results as described above.

         During late 1995 and 1996, management made a significant effort to expand the writing of pre-need insurance on the part of ALLIC. Included in this effort was the addition of several field agency managers, the design of new products, and printing of promotional materials. Despite this commitment and incurrence of approximately $700,000 in expenses, management abandoned these efforts late in 1996. It is management's belief that ALLIC is better served to continue to exploit its niche selling specialty accident and health life products through existing distribution channels although factors such as the reaction of the remaining ALLIC sales representatives to discontinuation of this effort as well as general competitive factors will affect the actual outcome. Because only a nominal amount of new premium was written through the now discontinued expansion efforts, management does not expect the change in focus to have a material effect on new sales. Management does, however, believe that the loss of momentum as a result of withdrawal of the program will cause a disruption in ALLIC's sales. The annual sales of new premiums produced by ALLIC represents less than 10% of total new premiums produced by Citizens; therefore, management does not believe this will have an adverse effect on Citizens.

         Net investment income increased 30.7% during 1996 to $9,185,506 from $7,026,909 in 1995. In 1994, such income was $5,295,784. The 1996 results reflect actions taken during late 1994 and early 1995 to extend the duration of the investment portfolio slightly to take advantage of higher yields. Overall, the duration was increased to approximately six years from four to five years. Additionally, the acquisition of ALLIC which increased invested assets by approximately $17.8 million, contributed, along with internal growth. ALLIC represented $550,000 of 1995's investment income; however, this amount represented only slightly more than three months of earnings on that asset base. In 1996, the contribution was $1.2 million. The low yields available in the bond market during Citizens' growth period have made it difficult to increase the return on invested assets without exposing the portfolio to undue risk; however, management believes that as yields rise (which occurred during 1994 and early 1995 and again in late 1996) Citizens is positioned to take advantage of the investment opportunities that will present themselves and, thus, enhance future returns. Management hired the investment advisory firm of Asset Allocation and Management, Inc. of Chicago ("AAM"), Illinois in late 1995 to manage the fixed maturity portfolio. Management believes that an overall increase in returns can be achieved by implementing the strategies of AAM to provide more diversity in the portfolio without significantly increasing risk. During 1996, a nominal reconfiguration was begun. In lieu of purchasing U.S. Treasury instruments, Citizens began to purchase U.S. Government guaranteed mortgage pass-through securities. Management believes that an approximate 50 basis point increase in return can be achieved through the switch assuming current market yields do not decline. Additionally, approximately $3 million of A to AA rated private placement bonds were acquired. Management expects to continue this strategy throughout 1997 as opportunities present themselves.

         Future policy benefit reserves increased $8,198,243 in 1996, compared to $11,033,763 in 1995 and $11,910,751 in 1994. Increased surrender activity during the year was the primary reason for the lower reserve increase in 1996. The decreased production in 1995, coupled with lower reserves a result of a lower capitalization rate on policy acquisition costs, along with higher surrender activity in the international market as a result of the disruption described above, were the reasons for the lower reserve increase in 1995. Increasing premium income and favorable persistency in relation to premiums are the primary reasons for the increase in 1994. Increases in surrender on the block of Universal Life business acquired in the First Centennial Corp. acquisition in 1992 slowed the level of increase, particularly in 1994. These surrenders, which were expected by management, were increased by the relatively low interest rates paid on these plans during 1994 compared to the rates that were in effect several years ago when the plans were sold. Additionally, in the early years of a policy, the net reserves (benefit reserve less deferred acquisition costs) are small due to the large capitalized costs in the first and second policy years. As the policy matures, the reserve increases. The reserves are certified annually by an independent actuary. Such certification noted no deficiencies for the years presented.

         Overall policyholder dividends remained relatively stable in 1996 amounting to $2,363,201 from $2,422,168 in 1995 and $2,381,581 in 1994. In late 1993, management reduced the dividends paid on various plans to reflect the lower levels of return that were available in the bond market. As a result, the dividends paid in recent years have not been growing. Virtually all CICA's policies that have been sold since 1989 are participating. Participating policies represent a large majority (87%) of the business in force and over 90% of new issues in 1996 and 1995. As a result, management expects continued growth in this item subject to factors such as persistency and future sales; however, dividends are factored into the policies' premiums and thus management does not believe continued increases in dividend expense will impair or dilute future profitability.

         Claims and surrenders increased 34.4% in 1996, reaching $25,919,054 from $19,282,954 in 1995. In 1994, such expenses were $16,635,259. The 1995 increases result primarily from growth in surrenders and endowments.

         Death benefits increased to $3,667,159 in 1996, compared to $2,923,339 in 1995. In 1994, such benefits were $2,533,569. ALLIC claims amounted to $1,313,390 of the 1996 results. A large portion of the 1995 increase ($290,945) is attributable to the acquisition of ALLIC in September. The remaining increase in 1995 is due to the growth in the in force business. During 1994, the claims incurred on the Servicemen's Group Life Insurance ("Segli") program returned to levels seen prior to 1993, declining by approximately $500,000. Additionally, during 1994 claims on the in force business remained static with those incurred in 1993, despite the increasing block of business in force. Citizens has historically adhered to a strict underwriting policy which requires complete medical examinations on all applicants who are foreign residents, except children, regardless of age or face amount of the policy applied for. For 1996 and future years, management initiated a change to more selective medical examinations in conjunction with dry spot blood tests and extensive medical questions on the application in order to lower the cost of new business without sacrificing necessary information for the underwriter. Additionally, X-rays and electrocardiograms are required depending on age and face amount of the policy. On all policies of $150,000 or more, inspection reports are required which detail the background resources and lifestyle of the applicant. CICA has developed numerous contacts throughout Latin America with which its underwriters can validate information contained in the application, medical or inspection report. The relatively high death claims experienced on the ALLIC block of business are expected due to the nature of the business (burial insurance) and the higher ages associated with such business.

         Endowment expense grew from $4,631,261 in 1995 to $5,192,607 in 1996, a 12.1% increase. In 1994, such expenses were $4,475,462. Beginning in late 1990, Citizens introduced a new series of plans called "Ultra Expansion Plus" which carried an immediate endowment benefit of an amount elected by the policy owner. This endowment is factored into the premium of the policy and is paid annually. Management does not expect this benefit to adversely impact profitability since it is factored into the cost of the policy.

         Policy surrenders were $14,421,683 in 1996, compared to $10,611,335 in 1995 and $8,637,306 in 1994. The increase in surrenders is, in the opinion of management, due to acquisitions and the growing block of business in force, as well as representative of the economic problems seen in Argentina during 1995 and early 1996.

         During 1996, commissions increased to $12,447,664 from $10,273,173 in 1995. During 1995, commissions declined to $10,273,173 from $12,382,372 in 1994. The majority of such amounts paid relates to first year commissions which were $8,677,297, $7,292,264 and $9,925,028, respectively, in 1996, 1995, and 1994. The 1996 increases relate to improved sales activity in CICA and approximately $1.5 million associated with ALLIC. The decline in first year commissions during 1995 relates to the slowdown in new sales discussed earlier.

         Underwriting, acquisition and insurance expenses increased to $9,500,973 in 1996 from $7,102,401 in 1995 and $5,079,538 in 1994. The 1996 expenses include approximately $3.2 associated with ALLIC. Due to the consolidation of ALLIC's operations with CICA, management believes significant reductions can be achieved through economies of scale. In order to convert a majority of CICA's marketing overhead from fixed to variable, management began discussions in early 1997 with an independent international marketing company to serve as managing agent for the international marketing activities. This firm would receive an overriding commission on all new business sold internationally in exchange for the absorption of all marketing management and promotion activities. By taking such actions, management believes approximately $900,000 of fixed overhead can be converted to a variable expense in 1997 and thereafter.

         Management has utilized firms such as this in previous periods with great success at obtaining increases in sales and expense reductions. Additionally, management undertook the expense reductions associated with ALLIC's marketing operations discussed previously. These actions should result in an additional $700,000 of annual overhead reduction in future periods based upon the 1996 level of expenditures and the factors described earlier regarding the discontinued marketing operations. The 1995 expense increase reflects the growth experienced in recent years, particularly in the marketing area. As a result of a change in late 1993 in the management of marketing efforts, Citizens absorbed a greater portion of the expense in exchange for paying lower first year commissions. The growth in expense in 1994 is primarily related to the increased home office marketing costs.

         Capitalized deferred policy acquisition costs were $10,531,222 in 1996, compared to $10,579,704 in 1995 and $13,128,049 in 1994. The decline in amounts in 1995 reflects the lower level of new sales experienced during the year, as well as the lower interest rate environment. There was an adjustment of capitalization for 1994 and after issued policies to reflect the lower interest rates available to be earned on the investment portfolio compared to earlier years. Amortization of these costs was $10,221,917, $8,511,876 and $7,203,593 respectively in 1996, 1995, and 1994. The increased surrender activity discussed above contributed to the increased amortization in 1996.

         Amortization of cost of insurance acquired and excess of cost over net assets acquired increased to $1,398,859 in 1996 from $678,997 in 1995 and $606,487 in 1994. The increase is attributable to the goodwill and cost of insurance recorded on the acquisitions of ALLIC and IIH.

LIQUIDITY AND CAPITAL RESOURCES

         Stockholders' equity increased to $66,830,016 at December 31, 1996 from $64,712,990 in 1995. The acquisition of IIH and the income earned during the period were the primary reasons for the growth in equity during 1996. The IIH acquisition discussed previously, increased invested assets by $2,995,000 and stockholders' equity by $1,542,501. The increase in equity during the year would have been greater but for a $1,978,000 unrealized loss (net of tax) on Citizens' available-for-sale bond portfolio. This unrealized loss was attributable to decreases in prices in the bond market in 1996.

         On October 27, 1994, Citizens completed the offering of 916,375 shares of its Class A Common Stock under an exemption from registration under the Securities Act of 1933. The offering was made under Regulation S, which permits shares offered outside of the United States to non-United Stated persons pursuant to its guidelines may be resold in the United States by persons who are not an issuer, underwriter or dealer following a certain period after the close of the offering period. The offering price was $7.00 per share. The closing market price of the Class A common shares on the date of the offering commencement was $7.75 per share (as reported by the American Stock Exchange). Citizens sold 916,375 shares, generating gross proceeds of more than $6.4 million, and net proceeds of approximately

$5.4 million. Management was pleased with the amount of capital generated through the offering; however, it believes that the offering period was too short in light of the manner in which business is typically transacted overseas. Because of the success of the offering in the limited time period, a second offering was initiated in May 1995. The second offering, to Citizens' international policyholders, expires on October 31, 1997. It currently prices the shares at $7.50 and requires a three-year holding period. As of December 31, 1996, approximately 135,000 shares had been purchased through the second Reg. S offering, resulting in a net increase to capital of $1,084,000.

         Invested assets grew to $138,311,136 in 1996 from $130,024,739 at December 31, 1995, an increase of 6.4%. The acquisition of IIH contributed approximately $2 million to said increase. The balance of the growth is attributable to the internal growth achieved by Citizens. At December 31, 1996, fixed maturities have been categorized into two classifications: Fixed maturities held to maturity, which are valued at amortized cost, and fixed maturities available for sale which are valued at market. Citizens does not plan to make material dispositions of fixed maturities during 1997; however, because of continued uncertainty regarding long-term interest rates, management will not rule out sales during 1997. Fixed maturities held to maturity, amounting to $5,627,256 consist primarily of U.S. Treasury securities. Management has the intent and believes Citizens has the ability to hold the securities to maturity.

         Citizens' mortgage loan portfolio, which constitutes 1.2% of invested assets at December 31, 1996, (1.5% at December 31,1995) has historically been composed of small residential loans in Texas. At December 31, 1996, no mortgage loans were in default. At December 31, 1995, one mortgage loan was in default with a principal balance of approximately $92,000. During 1995, the loan to an affiliate described below was foreclosed. Management has established a reserve of $50,000 at December 31, 1996 (approximately 3% of the mortgage portfolio's balance) to cover potential unforeseen losses in the mortgage portfolio.

         Policy loans comprise 14.3% of invested assets at December 31, 1996 compared to 14.5% at December 31, 1995. These loans, which are secured by the underlying policy values, have yields ranging from 5% to 10% percent and maturities that are related to the maturity or termination of the applicable policies. Management believes that Citizens maintains more than adequate liquidity despite the uncertain maturities of these loans.

         Cash balances of Citizens in its primary depository, Texas Commerce Bank Austin, Texas, were significantly in excess of Federal Deposit Insurance Corporation (FDIC) coverage at December 31, 1996. Management monitors the solvency of the financial institutions in which Citizens has funds to minimize the exposure for loss. At December 31, 1996, management does not believe Citizens is at risk for such a loss. During 1997, Citizens intends to utilize short-term Treasury Bills and highly-rated commercial paper as cash management tools to minimize excess cash balances and enhance return.

         In February 1992, Citizens paid cash for an 80,000 square foot office building in Austin, Texas to serve as Citizens' primary office. This building will, in the opinion of management, provide adequate space for Citizens' operations for many years. Renovation and remodeling of the property began in the third quarter of 1992 and Citizens relocated to the building in September 1993. Citizens occupies approximately 27,000 square feet of space in the building. Citizens' former office property, consisting of approximately 13,000 square feet in Austin, with a carrying value of $158,000 was leased to a third party on a triple-net basis for three years during 1995. The lease provided that the party can purchase the building during the first 18 months of the lease for $850,000 cash, with no lease payments applying to the purchase price. The option period expired in 1996. The property is being re-marketed with a $1.5 million asking price. The tenant retains a right of first refusal for the remainder of the lease.

         CICA owned 1,955,457 shares of Citizens Class A common stock at December 31, 1996 and 1995. For statutory accounting purposes, CICA received written approval from the Colorado Insurance Department to carry its investment in Citizens at 50% of the fair market value limited to 7% of admitted assets ($8,310,000), which differs from prescribed statutory accounting practices. Statutory accounting practices prescribed by Colorado require that Citizens carry its investment at market value reduced by the percentage ownership of Citizens by CICA, limited to 2% of admitted assets. As of December 31, 1996, that permitted transaction increased statutory surplus by $4,000,000 over what it would have been had prescribed accounting practices been followed. In the Consolidated Financial Statements of Citizens, this stock is shown as treasury stock. During 1995, Citizens reacquired 115,943 of these shares and retired them.

         CICA had outstanding at December 31, 1996, a $466,000 surplus debenture payable to Citizens. For statutory accounting purposes, this debenture is a component of surplus, while for GAAP it is eliminated in consolidation. Citizens has recognized a liability for its related obligation to a bank in a like amount.

         The NAIC has established minimum capital requirements in the form of Risk-Based Capital ("RBC"). Risk-based capital factors the type of business written by a company, the quality of its assets, and various other factors into account to develop a minimum level of capital called "authorized control level risk-based capital" and compares this level to an adjusted statutory capital that includes capital and surplus as reported under Statutory Accounting Principles, plus certain investment reserves. Should the ratio of adjusted statutory capital to control level risk-based capital fall below 200%, a series of actions by Citizens would begin. At December 31, 1996 and 1995, CICA, ALLIC and CILIC were well above required minimum levels.

FINANCIAL ACCOUNTING STANDARDS

         In May 1993, the FASB issued Statement 114 "Accounting by Creditors for Impairment of a Loan" ("Statement 114"). Statement 114 requires impaired loans to be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. Statement 114 is effective for years beginning after December 15, 1994. Implementation did not have a material impact on Citizens' financial statements. In March 1995, the FASB issued Statement 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of." Statement 121 established accounting standards for the recognition and measurement of impairment on long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used and for long-lived assets and certain intangibles to be disposed of. This statement does not apply to long-lived assets such as deferred policy acquisition costs and deferred tax assets. Statement 121 is effective for fiscal years beginning after December 15, 1995. The Statement did not have a material impact on Citizens' financial statements.

         Also in 1993, the FASB issued Statement 115 "Accounting for Certain Investments in Debt and Equity Securities" ("Statement 115"). Statement 115 requires the classification of debt and equity securities as held to maturity, trading or available for sale based on established criteria. Trading securities are bought and held principally for the purpose of resale in the near term. Citizens had no investment securities classified as trading at January 1, 1994, December 31, 1996 or December 31, 1995. Held-to-maturity securities are those in which Citizens has the ability and intent to hold the security until maturity. All other securities not included in trading or held-to-maturity are classified as available-for-sale.

         Trading and available-for-sale securities are recorded at fair value. Held-to-maturity securities are recorded at amortized cost, adjusted for the amortization or accretion of premiums or discounts. Unrealized holding gains and losses on trading securities are included in earnings. Unrealized holding gains and losses, net of the related tax effect, on available-for-sale securities are excluded from earnings and are reported as a separate component of stockholders' equity until realized. Transfers of securities between categories are recorded at fair value at the date of transfer. Unrealized holding gains and losses are recognized in earnings for transfers into trading securities. Unrealized holding gains or losses associated with transfers of securities from held-to-maturity to available-for-sale are recorded as a separate component of stockholders' equity. The unrealized holding gains or losses included in the separate component of equity for securities transferred from available-for-sale to held-to-maturity are maintained and amortized into earnings over the remaining life of the security as an adjustment to yield in a manner consistent with the amortization or accretion of premium or discount on the associated security.

         A decline in the market value of any available-for-sale or held-to-maturity security below cost that is deemed other than temporary is charged to earnings resulting in the establishment of a new cost basis for the security.

         Premiums and discounts are amortized or accredited over the life of the related security as an adjustment to yield using the effective interest method. Dividend and interest income are recognized when earned. Realized gains and losses for securities classified as available-for-sale and held-to-maturity are included in earnings and are derived using the specific identification method for determining the cost of securities sold. Citizens adopted Statement 115 at January 1, 1994.

MARKET PRICES

         Citizens Class A Common Stock is traded on the American Stock Exchange ("AMEX") under the symbol "CIA." The high and low prices per share as supplied by the AMEX Monthly Statistical Report are as follows.

                            1997              1996              1995              1994
                        -------------   ---------------   ---------------   ---------------
       QUARTER ENDED    HIGH    LOW      HIGH     LOW      HIGH     LOW      HIGH     LOW
       -------------   ------  ------   ------   ------   ------   ------   ------   ------
       March 31        $ 8.81  $7.63    $ 9.25   $ 8.25   $ 9.25   $ 7.13   $ 8.00   $ 7.75
       June 30             --     --      8.94     5.13     9.69     8.25     8.25     8.12
       September 30        --     --      8.13     5.88    15.63     7.25     8.38     7.63
       December 31         --     --      9.75     7.69     9.88     8.06     9.13     7.63

         The approximate number of record owners of Citizens Class A Common Stock is 15,000. Citizens has not paid a cash dividend and does not expect to pay cash dividends in the foreseeable future.

CERTAIN SECURITY OWNERSHIP OF CITIZENS

         The following table sets forth information regarding the persons known to Citizens to be the beneficial owners of more than 5% of Citizens Class A and Class B Common Stock as of the date of this Proxy-Information Statement.

                            SHARES OWNED AND
NAME AND ADDRESS            NATURE OF OWNERSHIP          PERCENT OF CLASS
-----------------           -------------------          ----------------
Harold E. Riley             5,399,687 Class A                  27.1%
P.O. Box 149151             direct and indirect(1)
Austin, TX                  621,049 Class B indirect(1)       100.0%

Marjorie D. Riley           1,060,000 Class A direct(2)         5.3%
30222 Briarcrest
Georgetown, TX
--------------

(1)      See footnote (1) in the table immediately below.
(2)      In record name.

         The following table sets forth information as of the date of this Proxy-Information Statement with regard to the beneficial ownership of Citizens common shares by each director, the named executive officers and by the executive officers and directors as a group.

                         SHARES OWNED AND
NAME AND ADDRESS         NATURE OF OWNERSHIP                        PERCENT OF CLASS
----------------         -------------------                        ----------------
Harold E. Riley          5,399,687 Class A direct and indirect (1)        27.1%
                         621,049 Class B indirect (1)                    100.0

Rick D. Riley            372,208 Class A direct and indirect (2)           1.9

Joe R. Reneau, M.D.      42,652 Class A direct                             (3)

Flay F. Baugh            34,459 Class A direct and indirect (4)            (3)

Timothy T. Timmerman     40,800 Class A direct                             (3)

T. Roby Dollar           31,697 Class A direct and indirect (5)            (3)

Ralph M. Smith, Th.D.    19,772 Class A direct and indirect (6)            (3)

Steven F. Shelton        3,720 Class A direct                              (3)

Clayton D. Dunham        240 Class A direct                                (3)

Mark A. Oliver           240 Class A direct                                (3)

All executive officers   5,945,581 Class A direct and indirect            29.9
and directors as a group 621,049 Class B direct                          100.0
(12 persons)
----------

(1) Owns 5,144,200 shares of Class A Common Stock directly and spouse owns 255,487 shares of Class A Common Stock. The Harold E. Riley Trust, of which Mr. Riley is the controlling Trustee, owns all of the 621,049 issued and outstanding shares of Class B Common Stock.
(2) Son of Harold E. Riley. Owns 264,044 shares of Class A Common Stock directly, 16,700 shares of Class A Common Stock as joint tenant with spouse, and 89,040 and 2,424 shares of Class A Common Stock indirectly as trustee for minor children and spouse, respectively.
(3)      Less than one percent (1%).
(4) Owns 8,873 shares of Class A Common Stock directly and 25,586 shares of Class A Common Stock as joint tenant with spouse.
(5) Owns 16,697 shares of Class A Common Stock directly and spouse owns 15,000 shares of Class A Common Stock.
(6) Owns 11,088 shares of Class A Common Stock directly and spouse owns 8,684 shares of Class A Common Stock.

         Citizens is not aware of any arrangement, including any pledge by any person of securities of Citizens, the operation of which may at a subsequent date result in a change in control of Citizens.

MANAGEMENT OF CITIZENS

         DIRECTORS. The following table sets forth certain information regarding the directors of Citizens.

                                         PRINCIPAL                                     DIRECTOR
NAME                          AGE        OCCUPATION                                    SINCE
-----                         ---        ----------                                    ---------
Harold E. Riley               68         Chairman of the Board of Citizens             1987
                                         Austin, Texas

Rick D. Riley (1)             43         Executive Vice President                      1989
                                         of Citizens
                                         Austin, Texas

T. Roby Dollar                59         Vice Chairman, Chief                          1993
                                         Actuary of Citizens
                                         Austin, Texas

Mark A. Oliver                38         President of Citizens                         1997
                                         Austin, Texas

Joe R. Reneau, M.D.           65         Physician, Medical Consultant                 1989
                                         Austin, Texas

Flay F. Baugh                 83         Investments                                   1989
                                         Temple, Texas

Ralph M. Smith, Th.D.         66         Pastor Emeritus                               1993
                                         Hyde Park Baptist Church
                                         Austin, Texas

Steven F. Shelton             41         Farmer/Rancher                                1993
                                         Lamar, Colorado

Timothy T. Timmerman          36         President, Texas Cable Systems                1989
                                         Inc., TCSI-Huntsville and
                                         Timmerman Investments, Inc.
                                         Round Rock, Texas

----------
(1) Son of Harold E. Riley. There are no other family relationships between or among Board members and the executive officers of Citizens.

         HAROLD E. RILEY, controlling shareholder; Chairman of the Board of Citizens and its affiliates from 1994 to present; Chairman of the Board and Chief Executive Officer of Citizens and its affiliates from 1992 to present; President of Citizens and its affiliates from November 1996 to March 1997; Chairman of the Board, Chief Executive Officer and President of Citizens and its affiliates, from 1987 to 1992; Chairman of the Board, President and Chief Executive Officer, Continental Investors Life Insurance Company, from 1989 to 1992.

         RICK D. RILEY, Executive Vice President of Citizens and its affiliates from September 1995 to present; Chief Operating Officer of Citizens and its affiliates from September 1995 to March 1997; Chief Administrative Officer of Citizens and its affiliates from 1994 to June 1995, and President thereafter until September 1995; Executive Vice President and Chief Operating Officer of Citizens and its affiliates, from 1990 to 1991 and 1992 to 1994; President, Computing Technology, Inc. from 1991 to 1992; Executive Vice President, Data Processing, Citizens and its affiliates, from 1987 to 1991; Executive Vice President, Continental Investors Life Insurance Company from 1989 to 1992.

         T. ROBY DOLLAR, Vice Chairman, Chief Actuary of Citizens and its affiliates from 1994 to present; President of Citizens and its affiliates from 1992 to 1994; Executive Vice President and Chief Actuary of Citizens and its affiliates from 1987 to 1992.

         MARK A. OLIVER, President of Citizens and its affiliates from March 1997 to present; Executive Vice President, Chief Financial Officer, Secretary and Treasurer of Citizens and its affiliates from 1990 to 1997; Treasurer and Chief Financial Officer of Citizens and its affiliates from 1988 to 1990; Treasurer and Controller of Citizens and its affiliates from 1984 to 1988.

         JOE R. RENEAU, M.D., Physician - Medical Consultant, Abbott Laboratories, Austin, Texas, from 1987 to present and IBM, Austin, Texas, from 1992 to present; Medical Director of Citizens and its affiliates from 1987 to present.

         FLAY F. BAUGH, Investments; President, Baugh's Inc., Temple, Texas, a company engaged in shoe manufacturing, from 1954 to present; Director of Citizens Insurance Company of America (Texas), former parent of Citizens, from 1978 to 1988. Director of Citizen, from 1989 to present.

         RALPH M. SMITH, Th.D., Pastor Emeritus, Hyde Park Baptist Church, Austin, Texas, from 1960 to March 1996. Director of Citizens from 1989 to 1990 and 1993 to present; Advisory Director of Citizens from 1991 to 1993.

         STEVEN F. SHELTON, Rancher and Farmer from 1974 to present; Director, First Centennial Corporation, from January to October 1989 and August 1990 to 1992. Director of Citizens from 1993 to present.

         TIMOTHY T. TIMMERMAN, President, Texas Cable Systems, Inc.; President, TCSI-Huntsville; President, Northeast Cablevision, Inc.; President, Timmerman Investments Inc., Round Rock, Texas, from 1984 to present. Director of Citizens from 1989 to present.

         No director of Citizens is a director of any other company with a class of securities registered under the Securities Exchange Act of 1934 or any investment company registered under the Investment Company Act of 1940.

         EXECUTIVE OFFICERS. The following table sets forth certain information concerning the executive officers of Citizens. Executive officers are elected annually by the Citizens Board at the first meeting of the Citizens Board of Directors following the Annual Meeting of Shareholders of Citizens:

NAME                        AGE    POSITION(S)
-----                       ---    -----------
Harold E. Riley (1)         68     Chairman of the Board

Mark A. Oliver (1)          38     President

Clayton D. Dunham (3)       53     Executive Vice President and Chief Operating Officer

T. Roby Dollar (1)          58     Vice Chairman, Chief Actuary and Assistant
                                   Treasurer

Rick D. Riley (2)           43     Executive Vice President

John K. Drisdale, Jr. (4)   42     Vice President, Chief Counsel and Secretary

William P. Barnhill (5)     45     Vice President and Treasurer
----------

(1) Messrs. H. Riley, Dollar, and Oliver have served since 1987. Mr. Oliver became President in March 1997. Prior to becoming President, Mr. Oliver served as Executive Vice President, Chief Financial Officer and Secretary/Treasurer. These persons hold similar positions in affiliated subsidiaries of Citizens.

(2) Rick D. Riley has served from 1987 to 1991 and 1992 to present and holds similar positions in affiliated subsidiaries. From 1991 to 1992, he was President of Computing Technology, Inc.

(3) Clayton D. Dunham was named Executive Vice President and Chief Operating Officer in March 1997. He served as Senior Vice President and Director of Marketing of Citizens and its affiliates from November 1994 to March 1997. From 1990 to 1994, he served as President of DIA International. From 1987 through 1990, he was General Manager of Negocios Savoy, S.A.

(4) John K. Drisdale, Jr., joined Citizens in December 1995 as Vice President and Chief Counsel. In March 1997 he became Secretary. From 1987 to 1992, he was Vice President and General Counsel of Exeter Holdings Corp., an acquisition and investments company. In 1992, Mr. Drisdale entered private law practice as a partner in Forman, Perry, Watkins & Krutz. In 1993, he started the law firm of Drisdale & Lindstrom PLLC from which he joined Citizens.

(5) William P. Barnhill joined Citizens in June 1996 as Vice President and Controller. In March 1997 he became Treasurer. From 1981 to June 1996, Mr. Barnhill worked for Western General Life Insurance Company in various capacities ultimately attaining the position of Senior Vice President and Treasurer in 1991, in which capacity he served until joining Citizens.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

         The following table presents the aggregate compensation which was earned by the Chief Executive Officer of Citizens for each of the past three years, for the other most highly compensated executive officers for 1996 and for all other officers whose aggregate compensation exceeded $100,000 in 1996, 1995 and 1994 and whose compensation is required to be reported herein.

                         SUMMARY OF COMPENSATION TABLE

                                                                                       LONG TERM COMPENSATION
                                                                                       ----------------------
                                                    ANNUAL COMPENSATION                   AWARDS      PAYOUTS
                                            ---------------------------------------     -----------   -------
                                                                                         RESTRICTED
NAME AND PRINCIPAL POSITION                                            OTHER ANNUAL    STOCK  OPTIONS   LTIP     ALL OTHER
DURING COVERED PERIOD               YEAR    SALARY            BONUS    COMPENSATION    AWARD(S) SARS   PAYOUT  COMPENSATION
----------------------------        ----    ------            -----    ------------    -------- ----   ------  ------------
Harold E. Riley, Chairman
                                    1996    $325,000          N/A            N/A         N/A     N/A      N/A      $12,268 (1)
                                    1995    $312,700          N/A            N/A         N/A     N/A      N/A      $ 3,761 (1)
                                    1994    $260,616          N/A            N/A         N/A     N/A      N/A      $ 6,691 (1)

Randall H. Riley,                   1996    $160,200          N/A            N/A         N/A     N/A      N/A      $ 4,514 (1)
Vice Chairman and Chief             1995    $161,431          N/A            N/A         N/A     N/A      N/A      $ 4,415 (1)
  Operating Officer (2)             1994    $150,200          N/A            N/A         N/A     N/A      N/A          N/A

Clayton Dunham, Senior VP and
  Director of Marketing             1996    $143,533          N/A            N/A         N/A     N/A      N/A      $ 3,084 (1)
                                    1995    $120,200          N/A            N/A         N/A     N/A      N/A          N/A

James I. Dunham (3)                 1996    $150,000          N/A            N/A         N/A     N/A      N/A          N/A

Rick D. Riley, Executive            1996    $107,680          N/A            N/A         N/A     N/A      N/A      $10,709 (1)
  Vice President                    1995    $100,200          N/A            N/A         N/A     N/A      N/A       $1,903

Mark A. Oliver, Executive Vice
  President, Chief Financial
  Officer and Secretary/Treasurer   1996    $103,437          N/A            N/A         N/A     N/A      N/A       $3,178
----------

(1) Profit-sharing plan allocation made in year indicated for the preceding year. The determinations for 1996 are not expected to be made until mid 1997.
(2)      Randall H. Riley resigned in March 1997.
(3)      Mr. Dunham, formerly President, resigned in November 1996.

         All employees of Citizens are covered under a non-contributory profit-sharing plan. Under the terms of the plan, all employees who have completed one year of service are eligible to participate. Vesting begins following completion of two years' service and employees become fully vested after seven years' service. Citizens made $50,000 annual contributions to the plan in 1994 and 1995 and a $100,000 contribution in 1996. Messrs. H.E. Riley, R.H. Riley, C. Dunham, R.D. Riley and Oliver had $68,099, $1,785, $0, $64,670 and $7,944, respectively, vested under the plan as of December 31, 1995, the last allocation date.

         The members of Citizens Board who are not officers of Citizens are paid $300 per meeting, while Committee members who are not officers are paid $150. Total directors' fees paid during 1996 were approximately $6,000. Messrs. Reneau and Smith were paid $15,000 and $1,800, respectively, in 1996 for services performed as consultants to Citizens.

         SECTION 16(B) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE. Section 16 of the Securities Exchange Act of 1934 requires directors, executive officers and persons who own more than 10% of a registered class of Citizens' equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely upon a review of such reports and amendments thereto furnished to Citizens, it believes that during 1996 all such reports were filed on a timely basis except that, due to an incapacitating illness, Dr. Ralph M. Smith filed on November 1996 five late reports regarding two transactions in 1996, two transactions in 1995, and one transaction in 1994.

SOURCE OF CITIZENS SHARES

         The Citizens Class A Common Stock which will be transferred in the Exchange will have been issued to CICA. The Citizens shares, when delivered pursuant to the Exchange Agreement, will be duly authorized and validly issued, fully paid and non-assessable.

        RIGHTS OF AMERICAN DISSENTING SHAREHOLDERS TO RECEIVE PAYMENT FOR SHARES

         The following is a summary of dissenters' rights available to shareholders of American, which summary is not intended to be a complete statement of applicable Mississippi law and is qualified in its entirety by reference to Article 13 of the Mississippi Business Corporation Act, set forth in its entirety as Appendix B.

         CICA HAS CONDITIONED THE EXCHANGE ON, SUBJECT TO ITS RIGHT TO WAIVE, AND HAS RESERVED THE RIGHT TO ABANDON THE EXCHANGE AGREEMENT IN THE EVENT THAT HOLDERS OF GREATER THAN 2.5% OF THE OUTSTANDING SHARES OF CLASS A AND CLASS B COMMON STOCK OF AMERICAN DISSENT FROM THE EXCHANGE AND SEEK PAYMENT FOR THEIR SHARES IN ACCORDANCE WITH THE MISSISSIPPI BUSINESS CORPORATION ACT.

         PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS. A shareholder of American who wishes to assert dissenters' rights must file with American, prior to or at the Meeting, a written notice of his or her intent to demand payment for his or her shares if the Exchange is effectuated, and must not vote his or her shares in favor of the Exchange. A shareholder who does not satisfy the foregoing notice requirement will not be entitled to payment for his or her shares under Mississippi law.

         If the Exchange is approved, American will deliver a written dissenters' notice to all shareholders who satisfied the above notice requirement. The notice to dissenters must be sent no later than 10 days after the Effective Date of the Exchange and must: (1) state where the payment demand from the shareholder must be sent and where and when certificates for certificated shares must be deposited; (2) inform holders of uncertificated shares to what extent transfer of shares will be restricted after the payment demand is received; (3) supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the Exchange and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before that date;
(4) set a date by which American must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the notice from the shareholder demanding payment for his or her shares is delivered to American; and (5) be accompanied by a copy of Article 13 of the Mississippi Business Corporation Act.

         A shareholder sent a dissenters' notice from American must demand payment, certify he or she acquired beneficial ownership of the shares before the date required to be set forth in the notice from American and deposit his or her certificates in accordance with the terms of the notice from American.
A shareholder who demands payment and deposits his or her shares will retain all other rights as a shareholder until his or her rights are canceled or modified by the Exchange becoming effective. A shareholder who does not demand payment or deposit his certificates where required, each by the date set in the notice sent by American, will not be entitled to payment for his or her shares under the Mississippi Business Corporation Act.

         Except for after acquired shares of a shareholder, as soon as the Exchange is effective, or upon receipt of a payment demand, American will pay to each dissenter who complied with the Mississippi Business Corporation Act the amount American estimates to be the fair value of the shares of the dissenting shareholders, plus accrued interest. The payment must be accompanied by: (1) a balance sheet of American as of December 31, 1996, an income statement for such year or years, a statement of changes in shareholders' equity for such year and the latest available interim financial statements of American, if any; (2) a statement of the estimate of American of the fair value of the shares; (3) an explanation of how interest was calculated; (4) a statement of the right of the dissenter to demand payment if the shareholder is dissatisfied with the payment or offer; and (5) a copy of
Article 13 of the Mississippi Business Corporation Act.

         If American does not effect the Exchange within 60 days after the date set for demanding payment and depositing share certificates, American will return the deposited certificates and release the transfer restrictions imposed on uncertificated shares. If, after returning deposited certificates and releasing transfer restrictions, American effects the Exchange, it must send a new notice to dissenters under Article 13 of the Mississippi Business Corporation Act and repeat the payment demand procedure.

         American may elect to withhold payment required above from a dissenter unless such dissenter was the beneficial owner of the shares before the date set forth in the notice to dissenters as the date of the first announcement to news media or to shareholders of the terms of the Exchange. To the extent American elects to withhold payment as set forth in the foregoing sentence, after the Exchange is effected, American will estimate the fair value of the shares, plus accrued interest, and will pay this amount to each dissenter who agrees to accept it in full satisfaction of his or her demand. American shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how interest was calculated and a statement of the right of the dissenter to demand payment if the dissenter is dissatisfied with the payment or offer.

         A dissenter may notify American in writing of his or her own estimate of the fair value of his or her shares and the amount of interest due, and demand payment of his or her estimate (less any payment made theretofore) or reject American's offer and payment of the fair value of his or her shares and interest due if: (1) the dissenter believes that the amount paid or offered is less than the fair value of his or her shares or that the interest due is incorrectly calculated; (2) American fails to make payment in 60 days after the date set for demanding payment; or (3) American, having failed to effect the Exchange, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment. A dissenter waives his or her right to demand payment under the foregoing procedure unless he or she notifies American of his or her demand in writing within 30 days after American made or offered payment for his or her shares.

         JUDICIAL APPRAISAL OF SHARES. If a demand for payment remains unsettled, American will commence a proceeding within 60 days after receiving the payment demand and petition a court to determine the fair value of the shares and accrued interest. If American does not commence the proceeding within the 60-day period, it will pay each dissenter whose demand remains unsettled the amount demanded. American will commence the proceeding in the chancery court of the county where its principal office is located, Hinds County, Mississippi, and it will make all dissenters whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. The jurisdiction of the court in which the proceeding is commenced will be exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend the decision on the question of fair value. The dissenters will be entitled to the same discovery rights as parties in other civil proceedings. Each dissenter made a party to the proceeding is entitled to judgment (1) for the amount, if any, by which the court finds that fair value of his or her shares, plus interest, exceeds the amount paid by American, or (2) for the fair value, plus accrued interest, of his after acquired shares for which American elected to withhold payment.

         The court in an appraisal proceeding will determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court will assess the costs against American, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment. The court may also assess the fees and expenses of counsel and experts for the respective parties in amounts the court finds equitable: (1) against American and in favor of any or all dissenters if the court finds American did not substantially comply with the requirements of the Mississippi Business Corporation Act; or (2) against either American or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by Article 13 of the Mississippi Business Corporation Act. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against American, the court may award to the counsel reasonable fees to be paid out of the amounts awarded to dissenters who were benefitted.

                    COMPARISON OF RIGHTS OF SECURITYHOLDERS

         Upon consummation of the Exchange, the holders of issued and outstanding American Class A and Class B Common Stock will receive Citizens Class A Common Stock. The rights of the holders of Citizens shares are governed by Citizens' Articles of Incorporation, its bylaws and Colorado law, while the rights of holders of American shares are governed by American's Articles of Incorporation, its bylaws and Mississippi law. In most respects, the rights of holders of Citizens Class A Common Stock and holders of American Class A or Class B Common Stock are similar. The following is a brief comparison of the rights of the holders of American Class A or Class B Common Stock with those of Citizens Class A Common Stock.

AUTHORIZED SHARES

         The aggregate number of shares which Citizens is authorized to issue is 50,000,000 shares of Class A Common Stock with no par value and 1,000,000 shares of Class B Common Stock, with no par value; of which, as of March 31, 1997, 19,892,159 shares of such Class A Common Stock and 621,049 shares of Class B Common Stock were issued and outstanding, fully paid and non-assessable. These numbers do not include treasury shares.

         The aggregate number of shares which American is authorized to issue is 15,000,000 shares of Class A Common Stock, no par value, and 2,500 shares Class B Common Stock, $1.00 par value, of which 5,021,764 shares of Class A Common Stock are issued and outstanding, fully paid and nonassessable, and 2,500 shares of Class B Common Stock are issued and outstanding, fully paid and nonassessable.

         Both Colorado and Mississippi law allow corporations to authorize one or more classes of stock with or without par value and such designations, preferences, limitations and other rights as allowed by the articles of incorporation.

DIVIDEND RIGHTS

         The cash dividends paid upon each share of Citizens Class A Common Stock are twice the cash dividends paid on each share of Citizens Class B Common Stock. No such differences exist in the dividend rights of American Class A or Class B Common Stock.

         Generally, both Colorado and Mississippi law allow the Board of Directors to declare dividends from time to time as long as such payment of dividends would not make the corporation insolvent or the corporation's net assets after such payment are sufficient that upon dissolution or liquidation the corporation can satisfy any preferential rights of shareholders other than those receiving the dividend.

VOTING RIGHTS

         Those who hold American shares on the date of the Exchange becomes effective will be entitled as a group to hold approximately 697,815 shares of Citizens Class A Common Stock or approximately 3.4% of Citizens Class A shares that Citizens anticipates will then be outstanding.

         The voting rights of Citizens Class A Common Stock and Class B Common Stock are equal in all respects except that the holders of Class B Common Stock have the exclusive right to elect a simple majority of the members of Citizens' Board of Directors, and the holders of the Class A Common Stock have the exclusive right to elect the remaining directors.

         The holders of American Class A and Class B Common Stock are entitled to one vote for each share of stock held. No holders of Citizens Common Stock have cumulative voting rights in the election of directors; however, the holders of Class A and Class B Common Stock of American have the right to cumulate their votes in the election of directors. The lack of cumulative voting rights with respect to the Citizens Class A Common Stock makes it more difficult for minority groups to effect election of one or more directors to represent their interests.

         The Articles of Incorporation of Citizens provide that when, with respect to any action to be taken by Citizens shareholders the Colorado Business Corporation Act requires the affirmative vote of the holders of two-thirds of the outstanding shares entitled to vote thereon, or of any class or series, such action may be taken by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote on such action. The power to amend the Articles of Incorporation, approve mergers and approve extraordinary asset transfers are all subject to this provision.

         The Mississippi Business Corporation Act provides that, with respect to any action to be taken by American shareholders including, but not limited to shareholder approval of amendments, mergers, consolidations, or asset transfers, such action may be taken by the affirmative vote of a majority of the shares entitled to vote at a meeting called and held on due notice, at which a quorum is present or represented. However, in some circumstances a two-thirds vote may be required, such as in the Exchange. Such requirement has been communicated to American by the Mississippi Insurance Department.

         American's bylaws provide that the power to alter, amend, or repeal American's bylaws or to adopt new bylaws is vested in the Board of Directors. However, the Mississippi Business Corporation Act gives shareholders the right to amend and repeal bylaws even if not so provided for in the bylaws themselves. Citizens' Articles of Incorporation provide that Citizens' Board of Directors has the power to enact, alter, amend and repeal Citizens' bylaws not inconsistent with the laws of Colorado or Citizens' Articles of Incorporation, as the Board of Directors deems best for the management of Citizens; however, the Colorado Business Corporation Act gives shareholders the right to amend and repeal bylaws even if not so provided for in the bylaws themselves.

         Special meetings of American shareholders may be called by American's President, its Board of Directors, or the holders of 10% or more of all the American shares entitled to vote. Special meetings of Citizens' shareholders may be called by the Chairman of the Board, the Board of Directors, or the holders of 10% or more of all the Citizens shares entitled to vote. A majority of the shares of the outstanding capital stock entitled to vote constitutes a quorum of shareholders under the bylaws of American. The bylaws of Citizens provide that one-third of the votes entitled to be cast on a matter by a voting group shall constitute a quorum of that voting group. The bylaws of Citizens provide that shareholders can take action without a meeting provided that all the shareholders entitled to vote have consented to the action in writing. American's Articles of Incorporation provide that written consents signed by a majority of the voting shares outstanding shall be sufficient to authorize an action without a meeting.

PREEMPTIVE RIGHTS

         Authorized American and Citizens shares may be issued at any time, and from time to time, in such amounts and for such consideration as may be fixed by the Board of Directors of American and Citizens, respectively. No holder of Citizens or American shares has any preemptive or preferential right to purchase or to subscribe for any shares of capital stock or other securities which may be issued by Citizens or American.

LIABILITY OF DIRECTORS

         As authorized by Colorado law, Citizens' Articles of Incorporation contain a provision to the effect that no director of Citizens shall be personally liable to Citizens or any of its shareholders for damages for any breach of duty as a director except to the extent limited by law. The Articles of

Incorporation of American contain no such provision; however, the bylaws of American provide broad indemnification of American directors, officers, employees and others.

LIQUIDATION RIGHTS

         In the event of any liquidation, dissolution, or winding up of Citizens, whether voluntary or involuntary, the holders of Citizens common shares are entitled to share, on a share-for-share basis, any of the assets or funds of Citizens which are distributable to its shareholders upon such liquidation, dissolution, or winding up.

         In the event of any liquidation, dissolution, or winding up of American, whether voluntary or involuntary, American common shareholders will be entitled to share, on a share-for-share basis, any of the remaining amounts or funds of American which are distributable to its shareholders upon such liquidating, dissolution or winding up.

ASSESSMENT

         The Citizens shares to be distributed upon consummation of the Exchange will be, upon issuance, fully paid and non-assessable. American shares, for which full consideration has been paid, are fully paid and non-assessable.

                        INFORMATION CONCERNING AMERICAN

         American, formerly Great American Investment Network, Inc., was incorporated under Mississippi law on January 15, 1987. American was organized to serve as a parent company of a life insurance company and other subsidiary companies dealing with insurance and financial services. In 1996 the name of American was changed to its present name from "Great American Investment Network, Inc."

         Presently, American owns 100% of the outstanding capital stock of United Security Life Insurance Company, a Mississippi domestic life insurance company ("United") and The Gain Agency, Inc., a Mississippi corporation (the "Agency").

         From the inception of American in January 1987, until May 1990, American was in a development stage of organizational planning, receiving capital through a private intrastate offering and a public intrastate offering, establishing operating procedures, training a staff of United, acquiring its insurance agency business, and buying and renting an office building. Its principal revenues were from interest on invested capital, rental from the portion of its building rented to outsiders and agency commissions.

         UNITED. Effective December 31, 1994, American purchased Financial Security Life of Mississippi ("FSL"), a Mississippi domestic life insurance company and United and FSL were merged. FSL was the surviving company and simultaneously with the merger the name of the surviving company was changed to United. In compliance with the requirements of the Mississippi Department of Insurance, certain operating transactions of both companies were combined in the annual statutory financial statement for 1994. The statutory gain in 1996 and 1995 was approximately $4,000 and $13,000, respectively. On a generally accepted accounting principle basis, net income (loss) of United approximated $(203,000) in 1996 and $293,000 in 1995.

         As of December 31, 1996, United had $55,585,000 of life insurance in force and $19,277,000 in accidental death benefits. Of the life insurance in force, United reinsured $30,760,000 and retained $24,825,000. The maximum retention by United on any one life for life insurance policies is $20,000. It reinsured all of the accidental death benefit coverage. United had 6,214 accident and health policies with $2,037,000 of annualized premium in-force. Reinsurance is provided for amounts in excess of $25,000 on any one claim in any calendar year on the cancer policy. Additionally, during 1996, United entered into reinsurance agreements which provide coverage of claims in excess of various amounts on several of its other accident and health policies and riders.

         United has approximately 300 full and part time licensed representatives. These agents are licensed to sell life, accident and health insurance products and United will be recruiting additional agents in the nine states it is authorized to sell its products.

         INSURANCE PRODUCTS. United offers customary forms of life insurance, including non-participating whole life, decreasing term, level term policies, and a participating whole life policy. It has begun offering a limited line of supplementary health policies. Its leading life policy in the past has been the "Lifetime Accumulator," a participating whole life insurance policy. This policy differs from the usual offering of life insurance in that the premium is uniform but the amount of insurance varies by the age of the proposed insured. The product is sold, therefore, in premium units rather than in face amount units. While this policy is written only on persons at ages 0 - 40, other life insurance products are offered at ages 0 - 70.

         The Lifetime Accumulator, by being sold at ages less than 40 and in small insurance amounts, does not usually require a medical examination of the proposed insured. Examinations are obtained if the amounts exceed the usual published guidelines of United. These guidelines affect all of its life insurance products. Electrocardiograms, X-rays, blood profiles and urinalysis are obtained. United can, and does, request records from the proposed insured's attending physician, and it obtains investigative consumer reports as well. Applications must be submitted on every proposed insured with questions of a medical nature asked. Also questions regarding driving, habits, hazardous sports and flying are asked. Supplementary questionnaires are also obtained where required on aviation and hazardous avocations. The underwriting department may always request additional information of this nature where indicated by responses on the application.

         Through 1993, United had written primarily the Lifetime Accumulator, which accounted for approximately 98% of premium income. During latter 1993, United shifted its marketing thrust to non-participating ordinary life products and supplementary accident and health products. For 1996, 36% of premium income was from life policies and 64% was from accident and health policies. The persistency of the products has followed United's actuarial projection for the products and lapses have not exceeded the assumptions. It is anticipated that a major portion of the premium revenues in 1997 will come from the accident and health products.

         As mentioned above, United writes various forms of life insurance, and since early 1994 it has developed several new supplementary health insurance products, i.e., cancer, hospital indemnity, mental illness, outpatient sickness, catastrophic illness, emergency accident, intensive care and disability income and Medicare supplement.

         United plans to aggressively mass market these products through various companies employee groups. Premiums will be employer paid or paid through payroll deduction. United has been selective in its acceptance of the life insurance risks. United can issue life insurance on a rated premium substandard basis up through Table 16 (400% extra mortality), but in so doing it will reinsure all of the risk. United only issues through Table 4 (100% extra mortality) on its Lifetime Accumulator policy to improve the mortality and potential profitability on that product line. The substandard risks are those that by reason of health, occupation or avocation fall outside the normal anticipated mortality levels of the general population as developed by the actuarial sciences. United, prior to January 8, 1993, retained $15,000 of life insurance on any one life; on January 8, 1993 it increased its retention to $20,000 on any one life. It reinsures all of its accidental death risk.
United also has a reinsurance agreement on its cancer policy which limits its claim risk to $25,000 in any calendar year on any one claim. It also reinsures various amounts on several other health products.

         The applications for accident and health policies which United issues are underwritten. Applications or applicants personal medical history records which show pre-existing medical conditions will be declined or the policy will be issued with exclusion endorsements. In those instances where the employer pays a portion of the premium and at least 75% of the employees apply for the coverage, the policies may be issued covering pre-existing conditions.

         United's selling efforts are not usually concentrated on any one economic, occupational, hazard or age group. The Lifetime Accumulator is the only exception, and that is an exception due to limiting the age of proposed insureds to a maximum of 40. As a result of the acquisition of FSL, the marketing territory for United was expanded from three to nine states. The direct sale of policies for the immediate future is limited to Alabama, Arizona, Arkansas, Indiana, Louisiana, Mississippi, Oklahoma, Tennessee and Texas. United's products are generally competitive with those of other insurers in those states.

         United's actual lapse ratios are well within the lapse assumptions used in the development of the liability for future policy benefits.

         United has a conservation program in place where a representative of United contacts any policyholder whose policy has lapsed in an attempt to retain the business. Because the Lifetime Accumulator product was sold primarily to shareholders of American as opposed to sophisticated product shoppers in a competitive environment, no excess lapsation is expected to occur even though dividend reductions have and will occur.

         Substandard life risk will not be offered with the supplementary health insurance products. Standard and substandard life risk are offered separately from the health products. All of United's life policies may be issued substandard whereby an extra premium is charged the insured provided there is an increased mortality risk due to health or life style of the individual. Additionally, a special guaranteed issue whole life policy is offered exclusively to individuals who are substandard risk.

         ADMINISTRATION. Prior to 1996, the issuance of policies, billing, preparation of commission and production statements, posting of premium payments and serving policyholders through computerized communications was performed by Wakely & Associates, an unaffiliated service company in Florida. In 1995 management developed data processing equipment and programs for the administration of the accident and health business, life products and general accounting. All policy administration and general accounting functions began being processed in United's home office effective March 31, 1996, eliminating approximately $5,000 per month in service fee expenses. Actuarial services for the development of new policies and rates are performed by the actuarial firm of Allen Bailey and Associates, Austin, Texas.

         SALES. United's policies are being sold by direct licensed representatives and licensed general agents. None of these agents has underwriting authority. The commissions paid are believed by management to be competitive with commissions paid by other life insurance companies in the states in which United is licensed to operate. United is aware that there is considerable competition for obtaining qualified agents and that it will be competing with well-established life insurance companies for agents to sell its policies. United will also recruit agents from among persons who are not now engaged in the selling of life and accident and health insurance, and United expects to train such agents. United presently has approximately 300 licensed agents. The agents recruited and licensed by United hold licenses with other companies and possibly could sell other companies' policies that are similar in some respects to United's policies. This arrangement is quite common with companies that recruit and license general agents.

         Effective with the acquisition and merger of FSL on December 31, 1994, United became licensed in the states of Alabama, Arizona, Arkansas, Georgia, Indiana, Louisiana, Mississippi, Oklahoma, Tennessee and Texas. United's insurance policies are being submitted to all these states Insurance Departments for approval and agents are being recruited to sell the products in those states, except Georgia, in which United does not meet that states minimum capital and surplus requirements in order to sell its products.

         INVESTMENTS. United invests and reinvests certain of its reserves and other funds. A part of its income will be derived from this source. The investments of United are limited as to type and amount by the Mississippi insurance laws which are designed to insure prudent investment policies.

         The investment of capital, paid-in and operating surplus and other funds of insurers organized under the laws of the State of Mississippi is specified by Mississippi Insurance Code 83-19-51. This statute includes general and specific limitations on investments, records of investments and other matters. The Mississippi insurance law regulating investments and other aspects of the management of insurance companies is designed primarily for the protection of policyholders rather than investors.

         The administration of United's investment portfolio is handled by a committee of its Board of Directors with consultation and advice from experienced professional investment experts from J. C. Bradford and Company. The guidelines used require that bonds, both government and corporate, are of the highest quality and comprise a majority of the investment portfolio. The assets selected are intended to mature in accordance with the average maturity of the insurance products and to provide the cash flow for United to meet its policyholder obligations. The type, quality and mix will enable United to compete effectively in the life insurance marketplace and to provide appropriate interest margins to assure its continued solvency and attain profitability.

         The Mississippi Insurance Code allows an insurance company a lesser premium tax if up to 25% of its investments are invested in the State of Mississippi including Mississippi corporation, state, county, and other subdivision bonds. It is and has been the policy of United to invest its assets in a percentage in excess of the Mississippi requirement, contingent on the availability in the market of these securities, both for purposes of incurring the lower premium tax and returning United's appreciation for the support given to it by the American shareholders and United policyholders.

         In both 1996 and 1995 net investment income represented approximately 9.4%, and 9.0% respectively of American's total revenues. Investment balances, which are held principally by United and investment results for the years ended December 31, 1995, are as follows:

                                                          NET
       INVESTMENTS AT     UNRESTRICTED                  INVESTMENT   INVESTMENT
       AMORTIZED COSTS        CASH            TOTAL       INCOME       YIELD
       ---------------    ------------     ----------   ----------   ----------
1996      $3,702,365        $282,277       $3,984,642    $290,417      7.3%

1995      $3,599,517        $121,102       $3,720,619    $294,807      7.6%

         Investment yield reflects net investment income on the sum of average invested assets plus average investment income accrued.

         The following table compares United's fixed maturity investment portfolio at amortized cost by investment rating category as of December 31, 1996 and 1995.

                                      12/31/96         RATING           12/31/95            RATING
                                  CLASS    AMOUNT      PERCENT     CLASS        AMOUNT      PERCENT
                                  -----    ------      -------     -----        ------      -------
U. S. Treasury and other
   government agencies                   $ 461,608       17.0                 $ 580,371       22.2
Public utilities and industrial
   and miscellaneous:
       Class                        1    1,344,680       49.5        1        1,056,888       40.5
       Class                        2      810,167       29.9        2          876,574       33.6
       Class                        3       98,673        3.6        3           98,447        3.7
                                        ----------   --------                ----------   --------
                                        $2,715,128      100.0                $2,612,280      100.0

                 The ratings used in the above schedule are those used by the Securities Valuation Office of the National Association of Insurance Commissioners and compare generally to the Moody's and Standard and Poor's bond ratings as follows:

SVO RATING           MOODY'S & STANDARD & POOR'S      QUALITY RATING
-----------           -----------------------         --------------
    1                    AAA, AA, A                   Highest Quality
    2                    Baa, BBB                     High Quality
    3                    Ba, BB                       Medium Quality
    4                    B                            Low Quality
    5                    Caa, Ca, CCC, CC             Lower Quality
    6                    CI, D                        In or Near Default

         American has classified all its investments as securities available-for-sale which are carried at fair value. As of December 31, 1996, the unrealized loss of American's available-for-sale security portfolio approximated $15,000 and was presented as a component of stockholders' equity.

         REINSURANCE. As is customary among insurance companies, United will reinsure with other companies portions of the life insurance risks it will underwrite. The two principal types of reinsurance treaties commonly in use in the industry are the "automatic" and the "facultative" agreements. Under an "automatic" treaty, the reinsurer agrees that it will assume liability automatically for the excess over the retention limits on any application acceptable to United. Under a "facultative" treaty, the reinsurer retains the right to accept or reject any reinsurance submitted, after a survey of each individual application. In order to gain advantage of the reinsurer's underwriting experience in evaluating applications for insurance, United may submit some applications for insurance to the reinsurer on a facultative basis, and, if the reinsurer rejects any such application as an unsatisfactory risk, United will also reject the application.

         If the application exceeds United's automatic binding limit, it must send the application and all underwriting papers to the appropriate reinsurer according to the alphabetical split (per the reinsurance treaty) for its underwriting action. The amount of the automatic binding limit is set at $200,000. This limit is 10 times United's life retention, and it may be increased as United's retention increases. United may send any application on a facultative basis to the appropriate reinsurer, if after evaluation of the underwriting information, United's underwriter wishes to take advantage of the reinsurer's enlarged data base and experience for additional underwriting input. If the case is rejected by the reinsurer, United must also reject the application.

         The primary purpose of reinsurance agreements is to enable an insurance company to reduce the amount of its risk on any particular policy and, by reinsuring the amount exceeding the maximum amount the insurance company is willing to retain, to write policies in amounts larger than it could without such agreements. The effect of reinsurance is to transfer a portion of the profit, if any, on the insurance ceded to the reinsurer. Even though a portion of the risk may be reinsured, United will remain liable to perform all obligations imposed by the policies issued by it and is liable if its reinsurer should be unable to meet its obligation under the reinsurance agreements. It should be noted that when insurance is reinsured under either a facultative or automatic arrangement, a portion of the premium received on that policy is still utilized to post the required actuarial reserves to cover the risk. United's general policy is to reinsure business with insurance companies with an A.M. Best and Company rating of "A" or better.

         United's life reinsurance is being ceded through automatic and facultative treaties to two unaffiliated insurance companies. These reinsurance companies are Business Men's Assurance Company, Kansas City, Missouri, and Optimum Re, Irving, Texas, both rated "A" by A.M. Best and Company. It is the practice of United to reinsure all accidental death benefit risks that are written with the Participating Lifetime Accumulator product of United or with other forms of insurance. United has reinsurance agreements with Reliastar Financial Corporation, Minneapolis, Minnesota, Life Reassurance Corporation of America, Stamford, Connecticut, and Reassurance Company of Hanover, Orlando, Florida which provide coverage of claims in excess of various amounts on several of United's accident and health policies.

         RESERVES. In accordance with the Mississippi insurance laws and regulations under which operates, United has set up actuarially computed reserves as liabilities to meet the obligations on the policies it writes. These reserves are the amounts which, with additions from premiums to be received and with interest on such reserves, compounded annually at certain assumed rates, are calculated to be sufficient according to accepted actuarial principles to meet policy obligations as they mature. The various actuarial factors are determined from mortality tables and interest rates in effect when the policies are issued. The reserves to be included in statutory filings will be valued on a basis that meets the requirements of law in Mississippi.

         REGULATION AND SPECIAL ACCOUNTING PRACTICES RELATING TO LIFE INSURANCE COMPANIES. Mississippi insurance laws and regulations generally govern the accounting practices and prescribe the procedures and forms for financial reports of insurance companies. Reports prepared in accordance with the prescribed statutory accounting practices are primarily intended to insure the ability of an insurance company to meet its obligations to policyholders and do not necessarily reflect going concern value. Balance sheets prepared in accordance with statutory accounting practices are designed primarily to reflect the financial position of insurance companies from the standpoint of solvency. Certain of the prescribed or permitted accounting practices differ in some respects from generally accepted accounting principles (GAAP) followed by other business enterprises in determining financial position and results of operations.

         Basically, a life insurance company's gross income is generated from two sources, premiums and investment income. The cost of placing new policies in force may exceed the premiums received for the first year. In subsequent policy years some of these costs, such as commissions, medical examinations and investigative expenses, are reduced substantially or do not recur. Also, policy lapses and surrenders are generally greater in the first few years that policies are in force. Although the costs of acquiring new business are large and generally not duplicated thereafter, statutory accounting procedures for insurance companies and state laws and regulations designed to protect policyholders provide that the entire amount of acquisition costs must be charged to operations currently, instead of being spread over the life of the policies. As a result of this and other factors, new insurance companies normally show no profit on a statutory accounting basis in their early years of operation.

         The interests of policyholders and of the public in the financial integrity of the life insurance industry make it important and proper that the solvency of life insurance companies be demonstrated to insurance regulatory authorities. Solvency must be continuously demonstrated for a life insurance company to be permitted to offer its services to the public.

         The National Association of Insurance Commissioners has established a model act for insurance companies regarding risk-based capital. Risk based capital is a method of measuring the amount of capital appropriate for an insurance company to support its overall business operations in light of its size and risk profile. It provides a means of setting the capital requirement in which the degrees of risk taken by the insurer is the primary determinant. The four major risks involved are:

       Asset risk:          This is the risk of asset default.

       Insurance risk:      This is the risk of adverse mortality and morbidity
                            experience.

       Interest rate risk:  This is the disintermediation risk of policyholders withdrawing funds.

       Business risk:       This is normal business and management risk.

         A company's risk based capital is calculated by applying a factor to various assets, premium and reserve items, where the factor is higher for those items with greater underlying risk and lower for less risky items. The adequacy of a company's actual capital may then be measured by its risk based capital ratio, that is, the ratio of its total capital, as defined by the formula, to its risk based capital. In addition to providing a new standard for minimum capital, risk based capital standards will be used by regulations to set in motion appropriate regulatory actions relating to insurers which show signs of weak or deteriorating condition. The first level requires company action. The three levels of regulatory action and involvement are:

       Level A: Identifies situations requiring the initial level of regulatory scrutiny.

       Level B: Identifies situations requiring a detailed investigation of the company.

       Level C: Identifies the minimum level of total adjusted capital below which state conservatorship shall be required.

         As of December 31, 1996, United had a statutory-basis paid-in capital and surplus of $2,325,096. This capital and surplus is invested in government obligations, corporate bonds, and other investments currently permitted by the insurance company investment laws of the State of Mississippi.

         Pursuant to the laws and regulations of the State of Mississippi, United is presently required to maintain minimum capital of $400,000 and minimum surplus of $600,000. These minimum requirements may require amendment as a result of recently adopted risk based capital requirements effective for 1993 as issued by the National Association of Insurance Commissioners. The Total Adjusted Capital for United at December 31, 1996 was $2,388,568 and the Risk Based Capital was $112,211. No action is required by United regarding its capital and surplus.

         The insurance laws of the State of Mississippi also provide that a life insurance company will be assessed a lower premium tax if up to 25% of the life company's investments are in Mississippi securities. The management of United has invested its assets in a manner to incur the lower tax rate.

         Statutory accounting requires that the policy reserve liabilities be increased in each year that a policy is in force. The amount of the reserves is recorded as an expense for statutory accounting purposes. Cash received from renewal premiums, net of amounts used for current operations, is invested by a life insurance company in accordance with applicable state law. Income earned on invested assets becomes operating income to the life insurance company to the extent that it exceeds the interest required to be added to reserves.

         The financial statements presented to shareholders, the public, and the Securities and Exchange Commission are required to be prepared in conformity with generally accepted accounting principles. The objective of these statements is to provide reliable financial information about economic resources and obligations of a business enterprise and changes in net resources resulting from its business activities, measured as a going concern. To the extent that the accounting practices prescribed or permitted by state regulatory authorities differ from generally accepted accounting principles, appropriate adjustments will be made including, but not limited to the following:

         1. Premiums are recognized as revenues over the premium-paying period and future benefits and expenses are related to such premium revenues resulting in the recognition of profits over the life of the insurance contracts. This relationship is accomplished by a provision for future policy benefit liabilities and amortization of deferred policy acquisition costs.

         2. Certain assets designated as "non-admitted assets" for statutory purposes (normally office equipment and agents' balances) are included in the balance sheet. In this connection, American will purchase all office equipment and lease it to United at prevailing lease rates for purposes of generating operating revenues for American.

         3. The Asset Valuation Reserve is reclassified as retained earnings rather than as a liability.

         4. Deferred federal income taxes are provided for differences in the timing of recognition of certain items of income or expense for tax and financial statement purposes. These temporary differences relate primarily to different methods of calculating policy reserves, treatment of acquisition costs, and recognition of deferred and uncollected premiums.

         In common with other insurance companies operating in Mississippi, United is subject to the regulation and supervision of the Mississippi Insurance Commissioner. After making application for admission and receiving proper license, United may operate in other states and, at that time, will be subject to regulation and supervision in any other state where it may be permitted to transact business. Such regulation is primarily for the benefit and protection of insurance policyholders rather than shareholders of insurance companies. Broad administrative powers are possessed by the Mississippi Department of Insurance and other supervising agencies. Although the powers differ from state to state, in general they include authority to grant and revoke licenses to transact business, to be an agent, to supervise premium rates, to approve the form of insurance contracts, to supervise the form of financial statements filed with such agency, to regulate capital requirements, to regulate the investment portfolio, to regulate insurable interest on one life and to require the filing of detailed annual reports. United's business and accounts will be subject to examination by the Mississippi Department of Insurance. Such regulation includes the filing of financial statements by United, periodic reporting and examination by the insurance regulatory authorities, and review of transactions between members of the holding company group.

         State laws regulating insurance holding companies such as American may significantly limit the ability of United to pay, or American's ability to cause United to pay or make dividends, loans or advances to American.

         Under insurance guaranty fund laws, insurers doing business in states having such laws can be assessed up to prescribed limits for policyholder losses incurred by insolvent companies. Mississippi and the other states in which United is licensed have guaranty fund laws and United has been assessed amounts under these laws of $41,695 for 1996 and $446 for 1995. While actual assessments for the last three years have been immaterial, the amount of any future assessments on United under this law cannot be reasonably estimated. State laws provide for carrying the assessed amounts as an asset and amortizing the amount over a five year period by deductions from premium taxes.
Management is not aware of any known uncertainties relating to future assessments that would materially impact American's liquidity or results of operations. Additional discussion regarding the guaranty fund is included in the "Management's Discussion and Analysis."

         Mississippi, in which United is licensed to do business, regulates insurers and their affiliates under insurance holding company legislation. Under such laws, transactions by United with American or any other future affiliates may be subject to prior notice or approval depending on the size of the transaction in relation to their financial position.

         Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal measures which may significantly affect the insurance business include employee benefit regulation, securities regulation concerning insurance products, tax law changes affecting the taxation of insurance companies, the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles and proposed legislation to more fully subject insurance companies to antitrust laws.

         COMPETITION.  The life insurance industry is highly competitive.
There are approximately 2,100 life insurance companies in the United States and approximately 750 life insurance companies licensed to do business in Mississippi. Many of them are well-established firms with fine reputations, offering a broader line of insurance policies, having larger selling organizations and having greater financial resources than United. Many of these companies operate on a mutual basis, which may give them a competitive advantage over United on certain types of policies due to the fact that all profits accrue to the policyholders.

         EMPLOYEES. As of December 31, 1996, American had 18 full time and four temporary employees. A major portion of American's data processing and accounting functions were performed by a service bureau, Wakely and Associates, Clearwater, Florida (as of April 1, 1996, those functions were assumed by American). Agents marketing United's insurance portfolio are designated by United as independent contractors and are not considered employees.

         THE GAIN AGENCY, INC. (the "Agency"). Prior to April 1995 the Agency was a general insurance agency selling property and casualty insurance for various insurance companies. In April 1995, the Agency sold its inforce business and certain net assets. Prior to this sale, the Agency received commissions from various insurance companies on the premiums collected from the policies sold by the Agency. Commission and other income received by the Agency approximated $65,000 in 1995. The Agency had no business activity in 1996 except the receipt of principal and interest on a note receivable executed in April 1995 for the sale of its assets.

         After negotiations between the Agency's management and Mr. John U. White, Jr., the manager of the Agency, an agreement was reached to sell to Mr. White the in-force property and casualty business which had been produced by the Agency. The agreement also included the sale of net book value of certain assets and liabilities in the Agency. After an independent appraisal of the in-force business and the other assets, the Board of Directors approved the sale for the sum of $180,000 and a definitive contract was executed effective April 1, 1995. The gain on disposition and the income (loss) from operations of the Agency have been accounted for as discontinued operations. The Board of Directors has no immediate plans for the future use of the Agency.

         U.S. STAR INTERNATIONAL, INC. On November 5, 1993, American acquired controlling interest in U. S. Star International, Inc., a Cayman Island corporation. This company was acquired to serve as an entity to purchase the foreign reinsurance license in Mexico for United and to serve as the marketing agency for United's international sales operation. United was licensed in Mexico as a foreign reinsurer on March 14, 1994.

         The Board of Directors determined that the objective to get United licensed in Mexico as a foreign reinsurer had been accomplished and that U. S. Star International could not serve any other immediate useful purpose. The Board decided to terminate the Agency's interest in U.S. Star International and a contract was executed to this effect on April 28, 1995. Accordingly, the investment of $30,000 was written off in 1995 as foreign operations marketing expense.

         DESCRIPTION OF PROPERTY. American owns a two story brick building and lot located at 660 Lakeland East Drive, Flowood, Mississippi. There is approximately 13,600 square feet in the building which is leased to United. American and its subsidiaries occupy approximately 7,500 square feet. The remaining space in the building is leased to third party tenants at approximately $8 per square foot per year. As of December 31, 1995, the building and lot had a cost basis of approximately $564,000. The building is being depreciated over 32 years by the straight-line method. Its carrying value as of December 31, 1996 approximated $371,000.

         On December 19, 1994, the mortgage on the property was refinanced with Merchants and Farmers Bank, Brandon, Mississippi. The refinancing allowed American to receive cash of $175,000 from the equity in the property which was used to purchase Financial Security Life of Mississippi. The property received a current appraisal of $925,000. The mortgage amount at December 31, 1996 was approximately $509,000 with an interest rate of prime plus 1 1/2%. Principal and interest payments are approximately $5,800 per month. The note is secured by a deed of trust on the building and lot. The rental income received from third party tenants totaled $54,000 in 1996 and $52,000 in 1995.

         The principal provisions of the outside party lease agreements provide for a term ranging from one to five years and the right to terminate the agreement without penalty on and after the first year anniversary by giving 30 days advance written notice. The lessor agrees to give the lessees the right of refusal to obtain a new lease on the premises 120 days prior to the termination date. The leases state the purpose and business of the lessees, the right of the lessor to enter said premises, the utilities and maintenance to be furnished by the lessor and the lessees' covenants to hold the lessor harmless from any liability and expenses arising out of their use of the lease premises.

         There are several commercial office buildings located in the area of the property which have rentable office space. This creates a highly competitive market and there may be periods of time when American is unable to find suitable tenants.

         American carries insurance on the property of $750,000 which represents approximately $200,000 more than the purchase price paid by American. It is management's judgment that there is adequate insurance coverage on the property. The occupancy rate of the property was 100% as of December 31, 1996. The rental income received by American represents approximately 100% of American's revenues excluding the revenues in the subsidiaries. Due to existing net operating loss carry forwards, American is in a non-taxable position and no federal taxes are paid. The tax value is carried at $438,000 with a tax base of approximately $66,000. Annual realty taxes are approximately $7,000. Management believes that its corporate office building will be adequate for American and its subsidiaries' anticipated growth for the next several years.

LEGAL PROCEEDINGS

         American was a party to legal proceeding filed on December 20, 1990 in the Chancery Court, First Judicial District, Hinds County, Mississippi. The principal parties were: plaintiffs - Tillman Insurance Agency, Inc. and Robert Tillman. The defendants - the Agency, American, Walter L. Shelton, Jesse L. Byrd, and Sam Dunlap. A description of facts underlying the proceeding is as follows: In 1988, the Agency bought the book of business of a general insurance agency in Philadelphia, Mississippi; namely, the Tillman Insurance Agency, Inc. The purchase price was to be 25% of the commission income from the book of business for the life of the plaintiff, Robert Tillman. The commission income was not as great as the plaintiff anticipated and in fact ceased altogether. The plaintiff claims the conduct of the defendants caused this reduction in the commission income and was seeking actual damages of $500,000 and punitive damage of $5,000,000.

         On March 3, 1995, an out of court settlement agreement was executed by all parties wherein the defendants will pay to the plaintiffs the sum of $180,000 including attorneys fees (discounted to a present value of $150,000). An initial amount of $35,000 was paid on the settlement date and the balance will be paid in installments over a period of five years beginning April 1, 1995. Nothing contained in any of the settlement documents is an admission by any party thereto for purposes of the Civil Action. Adequate reserve provisions have been included in the 1994 and 1995 consolidated financial statement of American.

         United is a party to legal proceedings filed on December 5, 1995 with the Circuit Court of Lee County, Mississippi. The principal parties are Donald and Karen Mayo, plaintiffs, and United, defendant. The complaint results from United's denial of a claim for benefits under a policy issued by United. The policy provides benefits for up to 12 outpatient treatments for chiropractic service for an individual and up to 36 for a family. The complainant had 32 treatments. United paid for the first 12 and denied benefits for the additional treatments which is in accordance with the policy provisions. The plaintiff contends she was entitled to benefits for the additional treatments because she purchased a policy with family coverage. The plaintiff is requesting in her suit that she be awarded actual and punitive damages in an amount to be determined by a jury, but no less than $100,000. Legal counsel is unable to render an opinion on the estimated outcome of these matters as they are presently in discovery stage. However, management intends to vigorously defend these matters and, is of the opinion that the ultimate outcome of these matters will not result in a material adverse effect on the consolidated financial statements. Accordingly, no provision for any loss or liability has been provided in the consolidated financial statements of American.

         United is a party to legal proceedings filed on February 5, 1996 in the Circuit Court of Lee County, Mississippi. The principal parties are David Anderson and Marty Stanford, d/b/a Premier Insurance Agency and Chiropractic National Associations, plaintiffs and United, defendant. The plaintiffs were licensed in 1994 with United as insurance agents to solicit and sell insurance policies to pay primarily for chiropractic services. The plaintiffs allege the following: (1) that the defendant refused to pay claims which were owed, (2) that the defendant arbitrarily refused to pay the chiropractic doctors 5% fees claiming that it was illegal, (3) that the defendant placed "riders" on certain of the policies which were so broad to eliminate any coverage at all, (4) that United threatened plaintiffs with potential criminal prosecution if false claims were made of which the purpose for this was to discourage the making of claims. The plaintiffs allege that they have suffered damages because their reputations have been greatly damaged and they have suffered extreme mental anxiety and stress by reason of the defendant's action in these matters. The plaintiffs are claiming for unspecified punitive damages. Legal counsel is unable to render an opinion on the estimated outcome of these matters as they are presently in discovery stage. However, management intends to vigorously defend these matters and, is of the opinion that the ultimate outcome of these matters will not result in a material adverse effect on the consolidated financial statements. Accordingly, no provision for any loss or liability has been provided in the consolidated financial statements of American.

MARKET AND DIVIDENDS ON AMERICAN CLASS A AND CLASS B COMMON EQUITIES AND RELATED STOCKHOLDER MATTERS

         The American Class A Common Stock has been traded on a very limited basis. On January 30, 1996, the National Association of Securities Dealers, Inc. cleared a request to allow the buy and sell transactions of the Class A Common Stock to be displayed on Over-The-Counter Electronic Bulletin Board. The Over-The-Counter Electronic Bulletin Board is an electronic computer system whereby securities dealers have access to information regarding the trading of shares of various companies' stock. The symbol for the American Class A Common Stock is "GANI." Morgan Keegan and Company has agreed to match buyers and sellers of the stock to the best of their ability in an effort to create a market. None of the American Class B Common stock has traded and there is no market.

         The present policy of American's Board of Directors is to retain funds for the operation and expansion of American and its subsidiaries. There have been no cash dividends paid on the Class A Common Stock or the Class B Common Stock, and the Board of Directors of American has no immediate plans for the payment of dividends but, from time to time will review this policy in light of American's earnings, financial condition and other relevant factors. American currently intends to retain the major portion of any future earnings to finance the development and expansion of its business and does not contemplate the payment of cash dividends in the foreseeable future.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         OVERVIEW

         This section discusses and analyzes American's results of operations, financial condition, and the changes in financial condition. Also included is information regarding American's operations that may not be evident in the financial statements. This analysis should be read in conjunction with American's Consolidated Financial Statements and related notes included elsewhere herein.

         PROPOSED SALE OF AMERICAN

         On October 25, 1996, American signed a definitive written agreement whereby Citizens Insurance Company of America, ("CICA"), Austin, Texas, a wholly-owned subsidiary of Citizens, Inc. ("Citizens") will acquire 100% of the outstanding shares of American for shares of Citizens Class A common stock.

         Pursuant to the terms of the agreement CICA will issue one share of Citizens Class A common stock it owns for each 7.2 shares of American's Class A and Class B common stock issued and outstanding. CICA expects to issue approximately 700,000 shares of Citizens common stock to consummate the transaction. Management anticipates that the sale will occur during 1997.

         LIQUIDITY AND CAPITAL RESOURCES

         American was initially capitalized though a private placement of stock followed by two intrastate stock offerings. A total of $4,481,000, net of commissions and other costs of issuance, was received through these offerings, and was used principally for the purchase and capitalization of United and the Agency.

         The capital funds contributed to United were invested in fixed maturities and equity securities. The fair values of the total portfolio approximated $3,687,000 as of December 31, 1996. The net investment income received from these investments, plus unrestricted cash (effective yield of 7.3% in 1996) and premiums received from insurance policies represent the primary sources of operating funds for United. Investment income and portions of the asset account provide sources for operating funds as needed. In addition, American receives rental income from the lease of office space in its home office building. United leases the entire building from American, and in 1996 and 1995 paid approximately $136,000 in rental income (approximately $10 per square foot) to American. Another possible source of operating funds to American is dividends from its subsidiaries. There have been no dividends paid to American by either subsidiary. Mississippi insurance regulations limit the amount of dividends United is permitted to pay without prior approval by the Mississippi Department of Insurance to the lesser of statutory earnings, as defined to include the prior two years, or 10% of capital and surplus. As of December 31, 1996, approximately $201,000 was available for dividends to American without such approval.

         Management believes that American's retained cash, its investment and lease income, and its source for subsidiary dividends, as well as principal and interest collections received from a note receivable relating to the sale, during 1995, of its in-force business and certain other net assets of the Agency will be sufficient to finance its short term operations and its present forecast of long term needs.

         For its principal subsidiary, United, management believes that cash flows from operations and proceeds from investment maturities will be sufficient to finance current and forecasted operations, which do not anticipate significant outlays of cash for ordinary life claim settlements within the next three to five years due to the type of insureds covered.
During 1996, United continued a significant increase in the volume of accident and health claims as a result of its penetration and emphasis into the limited benefit accident and health insurance business. Total claims paid increased to $618,000 in 1996 compared to $490,000 in 1995. United anticipates that the volume of accident and health claims will increase in 1997. However, American's positive cash flow in 1996 and the maturities of investments should provide proceeds more than sufficient for its operations. American has classified its marketable securities as available-for-sale which will provide an additional source of liquidity as needed.

         Since 1993, American has had an aggressive mass marketing program to sell limited benefit accident and health policies the premiums for which are collected through company monthly payroll deduction from the policyholder's employer. Total revenues in 1996 included approximately $1,725,000 of accident and sickness premiums. The accident and health polices in force on December 31, 1996, will generate approximately $2,037,000 in annualized premiums. Management anticipates this program will generate additional sources for liquidity and operational needs for United through increased revenues.

         A regular triennial examination of United was conducted by the Mississippi Department of Insurance in 1994 for the period of January 1, 1990 through December 31, 1993. Recommendations of the examiners had no material effect on the financial conditions or operational results of American.

         Neither American nor United are a party to any surplus relief reinsurance or any other agreement wherein reserve credits would be disallowed, and the likelihood of such an agreement is remote. Further, there are no transaction or items in United's statutory surplus which has enhanced the statutory surplus and which has been eliminated in the preparation of the Consolidated Financial Statements.

         FINANCIAL CONDITION

         Total assets as of December 31, 1996 were $7,688,000, an increase of $200,000 from December 31, 1995. Significant changes within the composition of assets and liabilities compared to the 1995 year end related principally to (i) a general decline in the fair values of fixed maturity and preferred stock securities resulting from market and economic changes, (ii) anticipated increases in assets and liabilities related to growth in the accident and health insurance market, and (iii) the payment of contingent liabilities resulting from a prior acquisition. As of December 31, 1996, the unrealized loss on marketable securities available for sale was $15,000 compared to an unrealized gain of $48,000 as of December 31, 1995.

         Cash and cash equivalents increased $66,000 compared to December 31, 1995, exclusive of the decrease in cash previously restricted. Included in this amount were the proceeds from the issuer of one of the fixed maturity investments held by United, the proceeds of which were invested in cash equivalents. Restricted cash decreased $95,000 (as well as the corresponding liability included in accounts payable and other liabilities at December 31,
1995) as a result of the settlement of certain liabilities and contingencies of a prior acquisition for which seller funds were escrowed. As of December 31, 1996, deferred policy acquisition costs increased $64,000 compared to December 31, 1995 and future policy benefit and unpaid claims liabilities increased an aggregate of $429,000. Substantially all of this increase is related primarily to accident and health products. Other policyholder funds increased $105,000 principally as a result of dividend accumulations relating to United's life products (principally the Lifetime Accumulator Policy, which is a participating policy requiring dividend benefit accruals).

         Notes and accounts receivable decreased $33,000 compared to December 31, 1995. Of this decrease, approximately $12,000 related to collections on a note receivable pursuant to the sale of the inforce business and certain net assets of the Agency to a former officer. This sale occurred in 1995 and the note, which bears interest at 7.5% per annum, is payable in monthly installments of $2,006, including interest, and approximated $152,000 in principal as of December 31, 1996. Additionally, due and unreceived premiums which are included in notes and accounts receivable, decreased approximately $21,000 due to remittances by corporate employers of the premiums collected through payroll deductions.

         Other assets increased $41,000 compared to December 31, 1995. This was primarily due to guaranty fund assessments of approximately $40,000 for which American is entitled to future credits against future premium taxes.

         Included in accounts payable and other liabilities as of December 31, 1996 and 1995 was approximately $55,000 accrued as a minimum obligation under an executive compensation plan for two executives. The plan provides for future and past services in the form of benefits that could range from a minimum fixed benefit of $20,000 to a maximum benefit of $100,000 annually for each of the executives over a 10 year period. Benefits in excess of the fixed minimum are based upon a specified ratio of statutory net gain from operations to gross statutory premiums of the insurance subsidiary. Payments under the plan approximated $40,000 in 1996 and $27,000 in 1995. Management evaluates the propriety of the recorded obligation for past services at each reporting period based upon their best estimates of anticipated future statutory premium revenues and statutory operating gains.

         RESULTS OF OPERATIONS - 1996 COMPARED TO 1995

         Total revenues for 1996 were $3,105,000 compared to $3,151,000 for 1995, or a decrease of $46,000. Total premiums earned by United in 1996 decreased $44,000 compared to 1995, primarily due to a decrease in United's life business. Life premiums decreased approximately $187,000 to $1,028,000 from $1,215,000 due to policy lapses which management believes resulted from a general decline in life insurance business and related marketing efforts. Accident and health premiums increased in 1996 to $1,725,000 from $1,582,000 in 1995. United began issuing accident and health products in 1993 and anticipates that these products will represent its major market emphasis in 1997. United offers limited pay accident and health products principally through a mass marketing corporate payroll deduction process.

         Net investment income decreased $4,000 or 1.5%. Included in net investment income was approximately $7,000 of interest income on the note receivable from the sale of the Agency.

         Policy benefits and claims increased $299,000, principally due to the growth in accident and health business. In 1996 accident and health benefits approximated $1,057,000 compared to $557,000 in 1995. This included an increase in claims paid of approximately $128,000 and an increase in accident and health future policy benefits and unpaid claim liabilities of $372,000. Future policy benefits relating to life insurance policies decreased by $17,000 as policyholders allowed coverage to lapse during 1996 as a result of the general decline in life insurance business and related marketing efforts. As a result, the change in future policy benefits decreased by $192,000. Also, claims paid net of reinsurance on life policies decreased by approximately $25,000. The remaining change related to a net increase in policyholder dividends of approximately $16,000.

         Amortization of deferred policy acquisition costs increased $196,000. Approximately $87,000 of this increase is due to anticipated increases related to the amortization of accident and health acquisition cost which approximated $257,000 in 1996 compared to $170,000 in 1995. The remaining increase relates to anticipated run-off of the insurance subsidiary's life insurance business and related policy lapses or terminations during the year.

         Interest expense decreased $9,000 as a result of variable interest rate changes and reductions of amounts outstanding on the mortgage obligation.

         Depreciation and amortization approximated $77,000 during both 1996 and 1995. Approximately $85,000 of data processing equipment and related software was acquired during 1995, however the resulting increase in depreciation was offset by assets which became fully depreciated in 1995.

         Other general operating expenses decreased approximately $68,000 primarily due to a decrease in computer expenses of approximately $58,000. This decrease resulted from management's efforts to better utilize data processing capabilities available from existing computer equipment. Additionally, United's renewal commissions decreased by approximately $26,000. In 1995, American conveyed its interest in U.S. Star International, Inc., an inactive corporation, to U.S. Star's other shareholder and wrote-off the remaining investment of $30,000 which was included in 1995 operating expenses as a reduction of the foreign marketing subsidiary investment.

         Management believes that the cash flow generated from insurance operations, investment income and proceeds from sales and maturities of investments will be sufficient to meet current and future operating requirements. Management is monitoring the volume of new accident and health business written in order to manage the possible cash flow and statutory surplus effects resulting from the related acquisition expenses to secure such business in the first year of the policies.

         All insurers licensed to transact a life and health insurance business in Mississippi are members of the Mississippi Life and Health Insurance Guaranty Association. Membership in the association is required as a condition for authority to transact insurance in the State. For the purpose of providing funds necessary to carry out the powers and duties of the association, each member insurer is assessed amounts that are required to pay the administrative, legal, and other expenses of the association and assessed amounts necessary to carry out the duties of the association regarding impaired or insolvent insurers operating in Mississippi. Actual assessments during 1996 approximated $42,000 while assessments in 1995 were immaterial. Future assessments cannot be reasonably estimated. Assessments are based on a factor calculated by the amount of premiums received by each company as it relates to the total premiums collected by all companies operating in the State and the amount of funds needed by the Association. United is subject to assessments by each state's Life and Health Guaranty Association in the states in which it is licensed to operate. Generally, each state will allow a percentage of the assessment as a credit against premium taxes each year until the total of the credits equal the assessment.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         American maintains regular bank checking and money market accounts at a local bank of which one of American's founders and shareholders is a director. This bank also holds the mortgage on American's home office building. No compensation has been paid to this shareholder as a result of these accounts.

         Non-management directors of American and its life insurance subsidiary receive director's fees in the amount of $200 plus reimbursement for out-of-pocket travel expenses in connection with the attendance of each meeting of the Board of Directors. Messrs. Elton Cook, and Shannon Williford, non-management directors, who are members of the Executive and Finance Committees, also receive $500 each month in connection with the monthly or more frequent meetings of the Executive and Finance committees.

         During September 1992, American entered into consulting arrangements with 13 of its original founders who subscribed for stock pursuant to its 1992 intrastate offering for purposes of solicitation of their advice, support and promotion of American through a consulting group. Consulting fees are based upon an 8.33% return on each respective founder's investment during the 1992 intrastate offering and payable over twelve years. Consulting fees paid approximated $42,000 in 1996 and in 1995. Future consulting fees will be approximately $42,000 annually.

         As indicated above, the primary purpose of the consulting arrangements with American's founders is for American to benefit from the expertise and influence through the advice, support, and promotion of a group of very successful business and professional individuals located in various areas of the State of Mississippi. American invites these founders to an annual meeting at the home office at which the management solicits their advice regarding marketing, investments and various other aspects of its operations. All through the year these founders are contacted by management and sales representatives for their recommendations as to prospects for insurance agents in their communities and applicants for life insurance coverage and, in addition, for property and casualty insurance written through American's subsidiary, the American Agency. During American's stock offerings, numerous stock sales were made as a result of the promotion and recommendations given by these founders. None of the founders received any commission from stock sold during the offering which began October 2, 1991 and ended September 30, 1992.

         On August 23, 1996, American entered into employment agreements with four executive officers of American for a five year period. Under the terms of the agreements, severance benefits equal to one year's annual salary are available to these officers in the event American is sold or merged and the officers are required to relocate or terminate employment. No liability existed under these agreements at December 31, 1996.

MANAGEMENT OF AMERICAN

         The following table sets forth the beneficial ownership of American Class A and Class B Common Stock as of the date of this Proxy-Information Statement of named directors and officers of American and by all such persons, as a group. Each director or officer has sole voting and investment power over the shares listed opposite his or her name.

                                          # OF       PRINCIPAL                 DIRECTOR
NAME                    CLASS            SHARES      OCCUPATION                  SINCE
----                    -----            ------      ----------                ---------
Jesse L. Byrd           Class "A"        238,998     Vice Chairman               1987
(age - 72)              Common                       of the Board
                        Class "B"        833 1/3
                        Common

John S. Camara          Class "A"            100     President                   1993
(age - 66)              Common

H. Elton Cook           Class "A"         81,834     President                   1988
(age - 63)              Common                       Miss. Materials

H. Harold Crumpler      Class "A"          6,394     Executive Vice              1991
(age - 68)              Common                       President & Treasurer

Phillip E. Faller       Class "A"         18,000     Vice President              1991
(age - 56)              Common                       & Secretary

Thomas S. Hayes         Class "A"         60,300     Planter                     1992
(age - 69)              Common

Billy George Janous     Class "A"         10,400     Catfish Farmer              1990
(age - 54)              Common                                                                   (Continued)

John T. Keeton, Jr      Class "A"        118,668     Attorney                    1993
(age - 73)              Common

L. Homer Martin, Jr     Class "A"         59,000     Planter                     1987
(age - 66)              Common

Linda M. Pepper         Class "A"          5,000     Assistant Secretary           --
(age - 45)              Common

Walter L. Shelton       Class "A"        312,930     Director                    1987
(age - 76)              Common
                        Class "B"        833 1/3
                        Common

H. Shannon Williford    Class "A"          36,334   Chairman of                  1988
(age - 64)              Common                      the Board

ALL DIRECTORS & OFFICERS
AS A GROUP              Class "A"         947,958
                        Common

                        Class "B"       1,666 2/3
                        Common

         Additional information concerning the officers and directors of American is set forth below.

         Mr. Jesse L. Byrd, Vice Chairman, was a founder and has been a member of the Board of Directors since 1987. He served as President until his retirement on August 31, 1993. Since receiving his Bachelor of Commercial Science degree from the University of Georgia in 1951, Mr. Byrd has spent his entire career in insurance and related businesses.

         Mr. John S. Camara was elected to the position of Vice President and Chief Marketing Officer effective January 1, 1993 and to the office of President and a Director effective September 1, 1993. From April 1976 until October 31, 1992, Mr. Camara was President and Chief Executive Officer of Commonwealth National Life Insurance Company, Cleveland, Mississippi. He earned a Bachelor of Arts degree in accounting in 1952 from Herricks College. From 1952 to 1954, Mr. Camara did post graduate study in International Finance at the University of Frieburg, Frieburg, Germany.

         Mr. H. Elton Cook was a founder and elected a Director of American in 1988. He is President of Mississippi Materials, a position he has held since April, 1988. Mississippi Materials is a concrete and building supplies company located in Jackson, Mississippi.

         Mr. H. Harold Crumpler joined American in May, 1991 as Vice President, Treasurer and Director. He was elected Executive Vice President, Treasurer, and Chief Operating Officer on September 1, 1993. From 1986 to 1991, he was Vice President and Chief Financial Officer of Franklin American Corporation, Franklin American Life Insurance Company, Franklin American Life Insurance Company of Texas and Franklin American Insurance Agency. He earned a Bachelor of Science degree from Wake Forest University in 1949 and has done graduate work in accounting, finance, and business.

         Mr. Phillip E. Faller, ALHC, has been Vice President, Secretary, and Director of American since May, 1991. Mr. Faller has been associated with American since 1990. From 1985 to 1990, he served as Vice President and Secretary of National Affiliated Investors Life Insurance Company and of Federal Life Assurance Guarantee Corporation.

         Mr. Thomas S. Hayes was a founder and elected a Director of American in 1992. He has been a self-employed farmer near Clarksdale, Mississippi since 1953.

         Mr. Billy George Janous was elected a Director of American in 1990. He is owner of Janous Fish Farms.

         Mr. John T. Keeton, Jr. was a founder and elected a Director of American in 1988. He is a practicing attorney and a member of the Mississippi Bar Association. From 1983 until 1992 he served as a Senator in the Mississippi State Senate. He earned a Bachelor of Science Degree in 1947 from the University of Mississippi and a Law Degree in 1954 from the University of Mississippi Law School.

         Mr. L. Homer Martin, Jr. was a founder and elected a Director of American in 1987. He has been a cotton producer since 1949.

         Mr. Walter L. Shelton, Chairman of the Board from 1987 to 1996, was a founder of American and has been a member of the Board of Directors since 1987. Mr. Shelton has a diverse business background, having served as founder and president of Progressive Citizen Life Insurance Company of Jackson,

Mississippi, President of Highland Inns Corporation; a motel company, Secretary of First Sunflower Savings and Loan of Sunflower County, Mississippi, President of Yazoo Barge Lines, and President of Humphreys County Development Company. Mr. Shelton served in the United States Air Force as a Combat Intelligence Officer and also served as a special assistant to the Billy Graham Evangelistic Association. He attended Davidson College, University of Mississippi and Bowling Green Business University.

         Mr. H. Shannon Williford was a founder, has been a Director since 1987, and has been Chairman of the Board since September 1996. Mr. Williford is President and owner of Vicksburg Terminal Company, Inc., a gasoline and diesel fuel terminal in Vicksburg, Mississippi. He graduated from the University of Alabama with a B.S. Degree in Aeronautical Engineering.

         MEETINGS AND COMMITTEES OF THE BOARD. During 1996 the Board of Directors held five meetings. Each Director attended at least 75% of the meetings except directors Mr. Cook and Mr. Martin.

         The Board of Directors has a compensation committee which meets once annually prior to the annual meeting of the Board of Directors. The members consist of H. Elton Cook, Thomas S. Hayes, and Billy G. Janous. The duty of the Compensation Committee is to review and recommend to the Board of Directors the annual salary of the officers of American and its subsidiaries.

         The Board of Directors has an Executive Committee consisting of Walter
L. Shelton, Jesse L. Byrd, H. Elton Cook, John T. Keeton, Jr., and H. Shannon Williford. The Executive Committee held one meeting in 1996 of which three members attended. The duty of the Executive Committee is to meet, advise and direct management generally on a monthly basis regarding American's general operations.

         The Board of Directors has a Finance and Nominating committee consisting of Jesse L. Byrd, H. Elton Cook, Walter L. Shelton, and H. Shannon Williford. The duties of the Finance and Nominating Committee are as follows:
(a) recommend and approve investments made by management, (b) review periodic financial statements, (c) recommend to the shareholders as to selection of independent accountants, (d) recommend to the shareholders nominees for directors. The committee held one meeting in 1996 of which three members attended. Numerous conferences and consultations were had with various members of the Executive and Finance committees for advice and guidance without any official minutes.

         COMPENSATION OF DIRECTORS. American's directors are paid $200 per meeting in which they attend. The directors who also serve on the Finance and Nominating Committees are paid $500 per month. Walter L. Shelton, Chairman, and Jesse L. Byrd, Vice Chairman, are paid under a compensation plan approved by shareholders which provides a monthly based compensation of $1,666 plus bonus contingent on premium income and statutory profits. Directors who are also officers receive no fees other than their normal salary.

         COMPENSATION OF EXECUTIVES. American's officers compensation program is administered by the Compensation Committee. The officers compensation policy is designed to provide a competitive compensation that will enable the company to attract, motivate, reward and retain officers who have the skills, experience and talents required to promote short and long term financial performance and growth of American. The compensation policy is based on the principle that the financial rewards to the officers must be aligned with the financial interest of the shareholders of American.

         The Compensation Committee determines the salary of each officer based upon the level and scope of responsibilities of the officer and the pay levels of similarly positioned officers in comparable companies. Due to the relatively short period American has been in operation and the fact that American is still in a developing stage to a large degree, salaries have been at the lower end of comparable salary ranges and increases have been very nominal. All officer salaries and increases are presented for approval to the Board of Directors at its annual meeting in May.

         The following table sets forth certain compensation information for the Chief Executive Officer of American. No executive officer of the corporation received compensation which exceeded $100,000.

NAME AND                                                                  INCENTIVE STOCK
PRINCIPAL POSITION        YEAR      SALARY         BONUS        OTHER         OPTIONS
------------------        ----     --------       -------       ------    ---------------
John S. Camara            1996     $ 70,000       $12,350       $4,800(2)     35,000(1)
President, Chief          1995     $ 70,000       $16,565       $4,800(2)     35,000(1)
Executive Officer

All Executive Officers
as a Group                1996     $231,000       $16,850       $  -0-       112,000

---------
(1) The Stock Options were granted on May 3, 1994. The exercise price per share is $1.80, being 100% of the fair market value on the date of grant. The term of the option expires on November 29, 2003 and is non-transferable. No options have been exercised.

(2)      Other compensation represents travel allowance.

         American formed a consulting group in 1992 composed of 17 influential persons who are shareholders from various locations throughout the State of Mississippi. The purpose of this committee is to seek advice and support for the promotion of American and to promote the sale of American's products. The annual consulting fees range from $250 to $16,667. The total annual fees for all members will not exceed $42,177. Four members of the Board of Directors and the various committees are also members of the consulting group. The fees paid to these four persons for membership on the Board of Directors, committees and consulting group in 1996 were $1,950 to Mr. Foster, $2,150 to Mr. Hayes, $17,267 to Mr. Keeton, and $2,150 to Mr. Martin.

         SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE. Section 16(a) of the Securities Exchange Act of 1934 requires directors and executive officers of American to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of equity securities of American. To American's knowledge, all Section 16(a) filing requirements applicable to reporting persons were complied with during the year ended December 31, 1996.

                            INDEPENDENT ACCOUNTANTS'

         The Consolidated Financial Statements of American Investment Network, Inc. (formerly Great American Investment Network, Inc.) as of and for the years ended December 31, 1996 and 1995 included in this Proxy-Information Statement have been audited by Deloitte & Touche, LLP, independent auditors, as stated in their report appearing herein.

         The Consolidated Financial Statements (and the statement schedules) of Citizens, Inc. and subsidiaries as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, included in this Proxy-Information Statement have been audited by KPMG Peat Marwick LLP, independent certified public accountants, as stated in their report appearing herein. The report of KPMG Peat Marwick LLP covering the aforementioned financial statements refers to the adoption of the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standard No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

                                 LEGAL MATTERS

         The legal status of the Citizens Class A Common Stock to be distributed pursuant to the Exchange has been passed upon by Jones & Keller, P.C., Denver, Colorado.

                                 OTHER MATTERS

         The American Board does not intend to bring any matters before the Meeting other than those specifically set forth in the notice of meeting accompanying this Proxy-Information Statement and does not know of any matters to be brought before the Meeting by others. If any other matters properly come before the Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with the judgment of the American Board.

                  DEADLINE FOR CITIZENS SHAREHOLDER PROPOSALS

         Any Citizens shareholder who wishes to present a proposal for action at the 1998 Annual Meeting of the Citizens Shareholders must submit his or her proposal in writing by Certified Mail -- Return Receipt Requested, to Citizens, Inc., 400 East Anderson Lane, Austin, Texas 78752, by January 15, 1998.

                                                                      APPENDIX A

                         PLAN AND AGREEMENT OF EXCHANGE

       This Plan and Agreement of Exchange ("Agreement") is entered into between and among CITIZENS INSURANCE COMPANY OF AMERICA, a Colorado-domiciled insurance company ("CICA") and AMERICAN INVESTMENT NETWORK, INC., a Mississippi corporation ("American").

                                   WITNESSETH

       WHEREAS, CICA, which was chartered on February 13, 1968 in Colorado as Continental Investors Life Insurance Company, Inc. ("CILIC"), and by Articles of Merger filed with the Secretary of State of Colorado on August 31, 1988, CILIC changed its corporate name to Citizens Insurance Company of America is a wholly owned subsidiary of Citizens, Inc., a Colorado corporation ("Citizens"); and

       WHEREAS, American, which was chartered in 1987 in the State of Mississippi as Great American Investment Network, Inc., and in 1995 changed its name to American Investment Network, Inc., owns all of the issued and outstanding capital stock of United Security Life Insurance Company, a Mississippi-domiciled stock insurance company ("USLI"), which was chartered in 1967 in the State of Mississippi as American Empire Life Insurance Company, which name was changed in 1973 to Financial Security Life of Mississippi, which was in 1994 merged with United Security Life Insurance Company, a corporation chartered in 1987 in the State of Mississippi, and at which time the name of the merged corporation was changed to United Security Life Insurance Company; and

       WHEREAS, CICA and American desire to effect a share exchange pursuant to Mississippi Code Ann. 79-4-11.01 et seq. and 83-19-99 et seq. (together the "Exchange Act") in which all the outstanding shares of Class "A" Common Stock and Class "B" Common Stock of American will be exchanged for shares of Class A Common Stock of Citizens owned and held by CICA;

       NOW, THEREFORE, it is agreed among the parties as follows:

                                   ARTICLE I

                                  The Exchange

       1.1 Subject to the terms and conditions set forth herein, the transactions contemplated by this Agreement shall be completed at a closing ("Closing") on a closing date ("Closing Date") to occur as soon as possible after all regulatory approvals and shareholder approvals are obtained in accordance with law and as required by this Agreement. On the Closing Date, all of the documents to be furnished to American and CICA, including the documents to be furnished pursuant to Article VII of this Agreement, shall be delivered to Jones & Keller, P.C., counsel to CICA ("Jones & Keller") to be held in escrow until the Effective Date or the date of termination of this Agreement, whichever first occurs and thereafter shall be promptly distributed to the parties as their interests may appear.

       1.2    The terms of the Exchange shall be:

              (i) The Exchange shall be effective ("Effective Date") as of the filing of the Certificate of Exchange by American and CICA with the Secretary of State and the Commissioner of Insurance of the State of Mississippi or, if later, the date specified therein.

              (ii)          At and as of the Effective Date:

                     (a) each shareholder of American prior to the Effective Date shall cease to be a shareholder of American;

                     (b) The ownership of all issued and outstanding stock of American (other than shares for which dissenter's rights are perfected in accordance with the Exchange Act) shall vest in CICA automatically without any physical





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
                     transfer or deposit of the certificates representing such shares, and CICA will become the sole shareholder of American;

                     (c) the holders of each issued and outstanding share of American Class A or Class B Common Stock prior to the Effective Date (other than any shares for which dissenter's rights are perfected in accordance with the Exchange Act) shall have the right to receive from CICA in accordance with Article II of the Agreement one (1) share of Citizens Class A Common Stock, no par value, for each seven and two-tenths (7.2) shares of American Class A or Class B Common Stock prior to the Effective Date, provided, however, that all consideration to be received shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, or other change in the number of American shares outstanding; and

                     (d) the holders of each issued and outstanding share of American Class A or Class B Common Stock prior to the Effective Date for which dissenter's rights are perfected in accordance with the Exchange Act shall have the right to receive from American payment therefor in accordance with the Exchange Act.

              (iii) The directors and officers of American shall be removed as of the Effective Date, and the directors and officers of CICA shall become the directors and officers of American as of the Effective Date.

              (iv) The Exchange shall have the effect set forth in the Exchange Act.

       1.3 On the Closing Date, American and CICA will file with the Secretaries of State of Mississippi and Colorado Articles of Share Exchange in the forms attached hereto as Exhibit A.

                                   ARTICLE II

                               Exchange of Shares

       2.1 At the Effective Date, the shares of Citizens Class A Common Stock to be exchanged as provided in Section 1.2 shall be distributed by CICA to shareholders of American (other than those shares as to which dissenters' rights have been perfected in accordance with the Exchange Act).

       2.2 The stock transfer books of American shall be closed on the Effective Date, and thereafter no transfers of the stock of American shall be made. CICA shall appoint an exchange agent ("Exchange Agent"), which is expected to be Citizens' then stock transfer agent ("Stock Transfer Agent"), to accept surrender of the certificates representing the shares of American and to deliver for such surrendered certificates, shares of Class A Common Stock of Citizens. If outstanding certificates for shares of American are not surrendered or the payment for them is not claimed prior to such date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and other applicable law, become the property of CICA (and to the extent not in its possession shall be paid over to it), free and clear of all claims or interest of any persons previously entitled to such items. Notwithstanding the foregoing, neither the Exchange Agent nor any party to this Agreement shall be liable to any holder of American shares for any amount paid to any governmental unit or agency having jurisdiction of such unclaimed item pursuant to the abandoned property or other applicable law of such jurisdiction.

       2.3 No fractional shares of Citizens stock shall be exchanged as a result of the Agreement; rather, such shares shall evidence the right to receive the cash value of such share based on the average closing price of the Class A Common Stock of Citizens as reported on the American Stock Exchange for the five trading days prior to the Effective Date. In the event the exchange of shares results in any shareholder being entitled to a fraction less than a whole share of Citizens stock, such shareholder shall be given a cash payment





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
by American for such fractional share at the rate per share as calculated in the previous sentence.

       2.4 At the Effective Date, each holder of a certificate or certificates representing shares of American, upon presentation and surrender of such certificate or certificates to the Exchange Agent, shall be entitled to receive the consideration set forth herein, except that holders of those shares as to which dissenters' rights shall have been asserted and perfected pursuant to the Exchange Act shall not be converted into shares of Citizens Class A Common Stock, but shall represent only such dissenters' rights. Upon such presentation, surrender, and exchange as provided in this Section 2.4, certificates representing shares of American previously held shall be canceled. Until so presented and surrendered, each certificate or certificates which represented issued and outstanding shares of American at the Effective Date shall be deemed for all purposes to evidence the right to receive the consideration set forth in Section 1.2 of this Agreement. If the certificates representing shares of American have been lost, stolen, mutilated or destroyed, the Exchange Agent shall require the submission of an indemnity agreement and may require the submission of a bond in lieu of such certificate.

                                  ARTICLE III

               Representations , Warranties and Covenants of CICA

       No representations or warranties are made by any director, officer, employee or shareholder of CICA as individuals, except as and to the extent stated in this Agreement or in a separate written statement (the "CICA Disclosure Statement"). CICA hereby represents, warrants and covenants to American, except as stated in the CICA Disclosure Statement, as follows:

       3.1 Citizens and CICA are, respectively, a corporation and an insurance company, each duly organized, validly existing and in good standing under the laws of the State of Colorado, and each have the corporate power and authority to own or lease its properties and to carry on its business as it is now being conducted. The Articles of Incorporation and Bylaws of Citizens and CICA, copies of which have been delivered to American, are complete and accurate, and the minute books of Citizens and CICA contain a record, which is complete and accurate in all material respects, of all meetings, and all corporate actions of the shareholders and Board of Directors of Citizens and CICA.

       3.2 The aggregate number of shares which Citizens is authorized to issue is 50,000,000 shares of Class A Common Stock, no par value, and 1,000,000 shares of Class B common stock, no par value; of which 21,651,161 shares of such Class A Common Stock are issued and 19,572,614 shares are outstanding, fully paid and nonassessable and 621,049 shares of Class B common stock are issued and outstanding, fully paid and nonassessable. There are 1,955,457 shares of Class A Common Stock of Citizens owned and held by CICA that will be used to satisfy the exchange obligations of CICA under the Agreement. Citizens has no outstanding options, warrants, or other rights to purchase, or subscribe to, or securities convertible into or exchangeable for any shares of capital stock, except an option for 76,000 shares of Class A Common Stock. The two (2) classes of stock of Citizens are equal in all respects, except (a) the Class B common stock elects a simple majority of the Board of Directors of Citizens, and the Class A Common Stock elects the remaining directors; and (b) each Class A share receives twice the cash dividends paid on a per share basis to the Class B common stock.

       3.3 CICA has complete and unrestricted power to enter into and, upon the appropriate approvals as required by law, to consummate the transactions contemplated by this Agreement. None of Citizens, and its subsidiaries have any liability or obligation to pay any fee or commission to any broker, agent or finder with respect to the transaction contemplated hereby except to Merger & Acquisition Profiles, Inc.

       3.4 Neither the making of nor the compliance with the terms and provisions of this Agreement and consummation of the transactions contemplated herein by CICA will conflict with or result in a breach or violation of the Articles of Incorporation or Bylaws of CICA.

       3.5 The execution, delivery and performance of this Agreement have been duly authorized and approved by the Board of Directors of CICA.





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
       3.6 CICA has delivered to American consolidated financial statements of Citizens and its subsidiaries, dated December 31, 1995 and June 30, 1996. All such statements, herein sometimes called "Citizens Financial Statements," are complete and correct in all material respects and, together with the notes to these financial statements, present fairly the financial position and results of operations of Citizens and its subsidiaries for the periods included. The December 31, 1995 and June 30, 1996 Citizens consolidated financial statements have been prepared in accordance with generally accepted accounting principles.

       3.7 Since the dates of the Citizens Financial Statements there have not been any material adverse changes in the business or condition, financial or otherwise, of Citizens. Citizens and its subsidiaries do not have any material liabilities or obligations, secured or unsecured (whether accrued, absolute, contingent or otherwise) except as disclosed in the Citizens Financial Statement.

       3.8 CICA has delivered to American a list and description of all pending legal proceedings involving Citizens, none of which will materially adversely affect it, and, except for these proceedings, there are no legal proceedings or regulatory proceedings involving material claims pending, or to the knowledge of the officers of Citizen, threatened against Citizens or affecting any of its assets or properties, and Citizens is not in any material breach or violation of or default under any contract or instrument to which Citizens is a party, and no event has occurred which with the lapse of time or action by a third party could result in a material breach or violation of or default by Citizens under any contract or other instrument to which Citizens is a party or by which it or any of its properties may be bound or affected, or under its respective Articles of Incorporation or Bylaws, nor is there any court or regulatory order pending, applicable to Citizens or its subsidiaries.

       3.9 Citizens shall not enter into or consummate any transactions prior to the Effective Date other than (i) in the ordinary course of business or (ii) business acquisitions, combinations and exchanges. Citizens will not pay any dividend or, except in the ordinary course of business, enter into an agreement or transaction which would adversely affect its financial condition.

       3.10 Neither CICA nor Citizens is a party to any contract performable in the future except insurance policies, customary agent contracts, normal reinsurance agreements, agreements with subsidiaries, and those which will not adversely affect it.

       3.11 The representations and warranties of CICA shall be true and correct as of the date hereof and as of the Effective date.

       3.12 CICA has delivered, or will deliver within two weeks of the date of this Agreement, to American true and correct copies of Citizens Annual Report to Shareholders for the years ended December 31, 1995 and 1994. CICA will also deliver to American on or before the Closing Date any reports relating to the financial and business condition of Citizens which are filed with the SEC after the date of this Agreement and any other reports sent generally to its shareholders after the date of this Agreement. Citizens has duly filed all reports required to be filed by it under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the "Federal Securities Laws"). No such reports, or any reports sent to the shareholders of Citizens generally as of their respective dates, contained any untrue statement of material fact or omitted to state any material fact required to be stated therein or necessary to make the statements in such reports, in light of the circumstances under which they were made, not misleading.

       3.13 CICA has delivered to American a copy of each of the consolidated federal income tax returns of Citizens and its subsidiaries for the year ended December 31, 1994 and for any additional open years. The provisions for taxes paid by Citizens are believed by Citizens to be sufficient for payment of all accrued and unpaid federal, state, county and local taxes of Citizens (including any penalties or interest payable) whether or not disputed for the periods then ended and for all prior fiscal periods. All returns and reports or other information required or requested by federal, state, county, and local tax authorities have been filed or supplied in a timely fashion, and all such information is true and correct in all material respects. Provision has been made for the payment of all taxes due to date by Citizens.





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
       3.14 Citizens has no employee benefit plan, except for a noncontributory, qualified profit-sharing plan and a group accident and health insurance plan.

       3.15 No representation or warranty by CICA in this Agreement, the CICA Disclosure Statement or any certificate delivered pursuant hereto contains any untrue statement of a material fact or omits to state any material fact necessary to make such representation or warranty not misleading.

                                   ARTICLE IV

             Representations, Warranties and Covenants of American

       No representations or warranties are made by any director, officer, employee or shareholder of American as individuals, except as and to the extent stated in this Agreement or in a separate written statement (the "American Disclosure Statement"). American hereby represents, warrants and covenants to CICA, except as stated in the American Disclosure Statement, as follows:

       4.1 American and USLI are, respectively, a corporation and an insurance company duly organized, validly existing and in good standing under the laws of the State of Mississippi, each having the corporate power and authority to own or lease its properties and to carry on its business as it is now being conducted. The Articles of Incorporation and Bylaws of American and USLI, copies of which have been delivered to CICA, are complete and accurate, and the minute books of American and USLI contain a record, which is complete and accurate in all material respects, of all meetings, and all corporate actions of the shareholders and Board of Directors of American and USLI.

       4.2 The aggregate number of shares which American is authorized to issue is 15,000,000 shares of Class A Common Stock, participating, no par value, and 2,500 shares of Class B Common Stock, participating (by virtue of a 1994 amendment to the Articles of Incorporation), $1.00 par value; of which 5,025,490 shares of such Class A Common Stock are issued and 5,021,764 are outstanding, fully paid and nonassessable and 2,500 shares of Class B Common Stock are issued and outstanding, fully paid and nonassessable. American has no outstanding options, warrants or other rights to purchase or subscribe to, or securities convertible into or exchangeable for any shares of capital stock, except as shown on the American Disclosure Statement attached to and made a part of this Agreement. There are 3,726 shares of Class A Common Stock owned and held by USLI.

       The aggregate number of shares which USLI is authorized to issue is 4,000 shares of Common Stock, participating, $500.00 par value, of which 2,000 shares are issued and outstanding, fully paid and nonassessable. USLI has no outstanding options, warrants or other rights to purchase or subscribe to, or securities convertible into or exchangeable for any shares of capital stock. All issued and outstanding shares of USLI stock are owned and held by American.

       The subsidiaries of American are each an association, corporation, or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or association; each has the power and authority to lease its properties and to carry on its business as now being conducted and is qualified to do business; and each holds or shall hold all licenses, franchises, permits or other governmental authorizations required to enable it to conduct its business or own its properties in every jurisdiction in which it currently conducts business or owns property and where the failure to do so would have a material adverse effect on the business of the subsidiary. All outstanding shares of capital stock of each subsidiary are duly and validly authorized and issued, fully paid and nonassessable. American directly or indirectly owns all of the issued and outstanding capital stock of such subsidiaries, including USLI. There are no outstanding options, warrants or other rights to purchase or subscribe to, or securities convertible into or exchangeable for any shares of capital stock of any subsidiary of American or USLI, except as shown on the American Disclosure Statement.

       4.3 American and USLI each have complete and unrestricted power to enter into and, upon the appropriate approvals as required by law, to consummate the transactions contemplated by this Agreement. None of American and its subsidiaries have any liability or obligation to pay any fee or commission to any broker, agent or finder with respect to the transactions contemplated hereby.





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
       4.4 Neither the making of nor the compliance with the terms and provisions of this Agreement and consummation of the transaction contemplated herein by American will conflict with or result in a breach or violation of any Articles of Incorporation or Bylaws of American or its subsidiaries.

       4.5 The execution of this Agreement has been duly authorized and approved by American's Board of Directors.

       4.6 American has delivered to CICA consolidated financial statements of American and its subsidiaries, dated December 31, 1995 and June 30, 1996, and the annual and quarterly convention statements of USLI as of December 31, 1995 and the six months ended June 30, 1996, as filed with the Mississippi Department of Insurance. All such statements, herein sometimes called "American Financial Statements," are complete and correct in all material respects and, together with the notes to these financial statements, present fairly the financial position and results of operations of American and USLI for the periods indicated. The December 31, 1995 and June 30, 1996 American consolidated financial statements have been prepared in accordance with generally accepted accounting principles and the December 31, 1995 and June 30, 1996 convention statements have been prepared in accordance with statutory accounting practices.

       4.7 Since the dates of the American Financial Statements there have not been any material adverse changes in the business or condition, financial or otherwise, of American or any of its subsidiaries. None of American or its subsidiaries have any material liabilities or obligations, secured or unsecured (whether accrued, absolute, contingent or otherwise), except as disclosed in the American Financial Statements

       4.8 American has delivered to CICA a list and description of all pending legal proceedings involving American or any of its subsidiaries, all of which are listed on the American Disclosure Statement, none of which will materially adversely affect American or such subsidiary, and, except for these proceedings, there are no legal proceedings or regulatory proceedings involving material claims pending, or to the knowledge of the officers of American, threatened against American or USLI or affecting any of its assets or properties, and American and USLI are not in any material breach or violation of or default under any contract or instrument to which American or USLI is a party, and no event has occurred which with the lapse of time or action by a third party could result in a material breach or violation of or default by American or USLI under any contract or other instrument to which American or USLI is a party or by which either of them or any of their respective properties may be bound or affected, or under their respective Articles of Incorporation or Bylaws, nor is there any court or regulatory order pending, applicable to American or USLI.

       4.9 Neither American nor USLI shall enter into or consummate any transactions prior to the Effective Date other than in the ordinary course of business and will pay no dividend, or increase the compensation of officers and will not enter into any agreement or transaction which would adversely affect their financial condition in a material manner.

       4.10 The assets of USLI had admissible values at least equal to those attributed to them on its December 31, 1995 or June 30, 1996 convention statements.

       4.11 Neither American nor USLI nor any subsidiary of American or USLI is a party to any contract performable in the future except insurance policies, customary agent contracts, normal reinsurance agreements and those which will not adversely affect them, except as set out on the American Disclosure Statement attached to this Agreement.

       4.12 All policy and claim reserves of USLI have been properly provided for and are adequate to comply with all regulatory requirements regarding same.

       4.13 The representations and warranties of American shall be true and correct as of the date hereof and as of the Effective Date.

       4.14 American has delivered, or will deliver within two weeks of the date of this Agreement, to CICA true and correct copies of American's Annual Report to Shareholders for the years ended December 31, 1995 and 1994 and each of its other reports to shareholders and filings with the Securities and

Exchange Commission ("SEC") for the years ended December 31, 1995, 1994 and 1993. American will also deliver to CICA on or before the Closing Date any reports relating to the financial and business condition of American which are filed with the SEC after the date of this Agreement and any other reports sent generally to its shareholders after the date of this Agreement. American has duly filed all reports required to be filed by it under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the "Federal Securities Laws"). No such reports, or any reports sent to the shareholders of American generally, contained any untrue statement of material fact or omitted to state any material fact required to be stated therein or necessary to make the statements in such report, in light of the circumstances under which they were made, not misleading.

       4.15 American has delivered to CICA a copy of each of the federal income tax returns of American for the years ended December 31, 1995, 1994 and 1993 and for any additional open years. The provisions for taxes paid by American are believed by American to be sufficient for payment of all accrued and unpaid federal, state, county and local taxes of American (including any penalties or interest payable) whether or not disputed for the periods then ended and for all prior fiscal periods. All returns and reports or other information required or requested by federal, state, county and local tax authorities have been filed or supplied in a timely fashion, and all such information is true and correct in all material respects. Provision has been made for the payment of all taxes due to date by American.

       4.16 Neither American nor USLI have any employee benefit plans, except for a noncontributory 401K plan and a group accident, health and life insurance plans.

       4.17 No representation or warranty by American in this Agreement, the American Disclosure Statement or any certificate delivered pursuant hereto contains any untrue statement of a material fact or omits to state any material fact necessary to make such representation or warranty not misleading.

                                   ARTICLE V

             Obligations of the Parties Pending the Effective Date

       5.1 This Agreement shall be duly submitted to the shareholders of American for the purpose of considering and acting upon this Agreement in the manner required by law at a meeting of shareholders on a date selected by American, such date to be the earliest practicable date after the proxy statement may first be sent to American shareholders without objection by applicable governmental authorities. CICA will furnish to American the information relating to Citizens required by the Federal Securities Laws to be included in the proxy statement. CICA represents and warrants that at the time of the American shareholders' meeting, the proxy statement, insofar as it relates to Citizens and contains information furnished by CICA specifically for use in such proxy statement, (a) will comply in all material respects with the provisions of the Federal Securities Laws; and (b) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Board of Directors of American, subject to its fiduciary obligations to shareholders, shall use its best efforts to obtain the requisite approval of American shareholders of this Agreement and the transactions contemplated herein. American and CICA shall take all reasonable and necessary steps and actions to comply with and to secure American shareholders approval of this Agreement and the transactions contemplated herein as may be required by the statutes, rules and regulations of such states.

       5.2 At all times prior to the Effective Date, during regular business hours each party will permit the other to examine its books and records and the books and records of any subsidiaries and will furnish copies thereof on request. It is recognized that, during the performance of this Agreement, each party may provide the other parties with information which is confidential or proprietary information. During the term of this Agreement, and for four years following the termination of this Agreement, the recipient of such information shall protect such information from disclosure to persons, other than members of its own or affiliated organizations and its professional advisors in the same manner as it protects its own confidential or proprietary information from unauthorized disclosure, and not use such information to the competitive





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
detriment of the disclosing party. In addition, if this Agreement is terminated for any reason, each party shall promptly return or cause to be returned all documents or other written records of such confidential or proprietary information, together with all copies of such writings and, in addition, shall either furnish or cause to be furnished, or shall destroy, or shall maintain with such standard of care as is exercised with respect to its own confidential or proprietary information, all copies of all documents or other written records developed or prepared by such party on the basis of such confidential or proprietary information.

No information shall be considered confidential or proprietary if it is (a) information already in the possession of the party to whom disclosure is made;
(b) information acquired by the party to whom the disclosure is made from other sources; or (c) information in the public domain or generally available to interested persons or which at a later date passes into the public domain or becomes available to the party to whom disclosure is made without any wrongdoing by the party to whom the disclosure is made.

       5.3 American and CICA shall promptly provide each other with information as to any significant developments in the performance of this Agreement, and shall promptly notify the other if it discovers that any of its representations, warranties and covenants contained in this Agreement or in any document delivered in connection with this Agreement was not true and correct in all material respects or became untrue or incorrect in any material respect.

       5.4 All parties to this Agreement shall take all such action as may be reasonably necessary and appropriate and shall use their best efforts in order to consummate the transactions contemplated hereby as promptly as practicable.

                                   ARTICLE VI

                             Procedure for Exchange

       6.1 As soon as practical and in any event within 30 days after the Execution of this Agreement, the parties shall file with the Insurance Commissioner of Mississippi all of the documents required by Mississippi law.

                                  ARTICLE VII

            Conditions Precedent to the Consummation of the Exchange

       The following are conditions precedent to the consummation of the Agreement on or before the Effective Date:

       7.1 CICA and American shall have performed and complied with all of their respective obligations hereunder which are to be complied with or performed on or before the Effective Date and American and CICA shall provide one another at the Closing with a certificate to the effect that such party has performed each of the acts and undertakings required to be performed by it on or before the Closing Date pursuant to the terms of this Agreement.

       7.2 This Agreement and the transactions contemplated herein shall have been duly and validly authorized, approved and adopted, at a meeting of the shareholders of American duly and properly called for such purposes in accordance with the applicable laws.

       7.3 This Agreement is in all things subject to the provisions of the applicable insurance laws and the regulations promulgated thereunder, and shall not become effective until all necessary approvals are obtained from the Commissioners of Insurance of the States of Colorado and Mississippi in accordance with the provisions of the laws of said states. CICA and American as soon as practical after the execution and delivery of this Agreement, agree to file and to use their best efforts to obtain such approvals of the transactions contemplated by this Agreement. Neither CICA nor American shall be obligated to file a suit or to appeal from any Commissioner's adverse ruling, nor shall CICA or American be obligated to make any material changes in any lawful, good faith management policy in order to gain such approval. In the event either approval is denied, this Agreement shall terminate.

       7.4 No action, suit or proceeding shall have been instituted or shall have been threatened before any court or other governmental body or by any





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
public authority to restrain, enjoin or prohibit the transactions contemplated herein, or which might subject any of the parties hereto or their directors or officers to any material liability, fine, forfeiture or penalty on the grounds that the transactions contemplated hereby, the parties hereto or their directors or officers, have violated any applicable law or regulation, or have otherwise acted improperly in connection with the transactions contemplated hereby, and the parties hereto have been advised by counsel that, in the opinion of such counsel, such action, suit or proceeding raises substantial questions of law or fact which could reasonably be decided adversely to any party hereto or its directors or officers.

       7.5 All actions, proceedings, instruments and documents required to carry out this Agreement and the transactions contemplated hereby and the form and substance of all legal proceedings and related matters shall have been approved by counsel for CICA and American.

       7.6 The representations and warranties by CICA and American in this Agreement shall be true as though such representations and warranties had been made or given on and as of the Effective Date, except to the extent that such representations and warranties may be untrue on and as of the Effective Date because of (1) changes caused by transactions suggested or approved in writing by CICA; or (2) events or changes (which shall not in the aggregate, have materially and adversely affected the business, assets, or financial condition of American or Citizens) during or arising after the date of this Agreement.

       7.7    American shall have furnished CICA with:

              (1) a certified copy of a resolution or resolutions duly adopted by the Board of Directors of American approving this Agreement and the transactions contemplated by it in accordance with applicable law and directing the submission thereof to a vote of the shareholders of American;

              (2) a certified copy of a resolution or resolutions duly adopted by the shareholders of American approving this Agreement and the transactions contemplated by it in accordance with applicable law;

              (3) an opinion of Spencer, Tyra & Crecink, counsel for American, dated as of the Closing Date as set forth in "Exhibit B" attached hereto;

              (4) an agreement from each "affiliate" of American as defined in the rules adopted under the Securities Act of 1933, as amended, to the effect that (a) the affiliate is familiar with SEC Rule 144; (b) none of the shares of Citizens Class A Common Stock will be transferred by or through the affiliate in violation of the Federal Securities Laws; (c) the affiliate will not sell or in any way reduce his risk relative to any Citizens Class A Common Stock received pursuant to this Agreement until such time as financial results covering at least 30 days of post-closing date combined operations shall have been published by Citizens on SEC Form 10-Q or otherwise.

       7.8    CICA shall furnish American with:

              (1) a certified copy of a resolution or resolutions duly adopted by the Board of Directors approving this Agreement and the transactions contemplated by it; and

              (2) an opinion dated the Effective Date of Jones & Keller, P.C., counsel for CICA, as set forth in "Exhibit C" attached hereto.

                                  ARTICLE VIII

                          Termination and Abandonment

       8.1 Anything contained in this Agreement to the contrary notwithstanding, the Agreement may be terminated and abandoned at any time

(whether before or after the approval and adoption thereof by the shareholders of American and/or CICA) prior to the Effective date.

              (a)    By mutual consent of the Boards of Directors of CICA and
                     American:

              (b) By CICA or American, if any condition set forth in Article VII relating to the other party has not been satisfied or has not been waived;

              (c) By CICA or American, if any suit, action or other proceeding shall be pending or threatened by the federal or a state government before any court or governmental agency, in which it is sought to restrain, prohibit or otherwise affect the consummation of the transactions contemplated hereby;

              (d) By any party, if there is discovered any material error, misstatement or omission in the representations and warranties of another party; or

              (e) By CICA, if dissenters' rights are perfected in accordance with the Exchange Act for more than 2.5% of the outstanding shares of American; or

              (f) By either party if the Effective Date does not occur within ninety (90) days from the date hereof.

              (g) By any party, if it is determined by counsel of either party that the transaction will not constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

       8.2 Any of the terms or conditions of the Agreement may be waived at any time by the party which is entitled to the benefit thereof, by action by its Board of Directors; provided, however, that such action shall be taken only if, in the judgment of the Board of Directors taking the action, such waiver will not have a materially adverse effect on the benefits intended under this Agreement to the party waiving such term or condition.

                                   ARTICLE IX

                       Termination of Representation and
                       Warranties and Certain Agreements

       9.1 The respective representations and warranties of the parties hereto shall expire with, and be terminated and extinguished by consummation of the Agreement; provided, however, that the covenants and agreements of the parties hereto shall survive in accordance with their terms.

                                   ARTICLE X

                                 Miscellaneous

       10.1 This Agreement embodies the entire agreement between the parties, and there have been and are no agreements, representations or warranties among the parties other than those set forth herein or those provided for herein.

       10.2 To facilitate the execution of this Agreement, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

       10.3 Each of the parties hereto will pay its own fees and expenses incurred in connection with the transactions contemplated by this Agreement. Except as otherwise disclosed in their respective Disclosure Statements, CICA and American each represent to the other that it has not employed any investment bankers, brokers, finders, or intermediaries in connection with the transaction contemplated hereby who might be entitled to any fee or other payment from American or Citizens or any of their respective subsidiaries upon consummation of the transactions contemplated by this Agreement.

       10.4 All parties to this Agreement agree that if it becomes necessary or desirable to execute further instruments or to make such other assurances as are deemed necessary, the party requested to do so will use its best efforts to provide such executed instruments or do all things necessary of proper to carry out the purpose of this Agreement.

       10.5 This Agreement may be amended upon approval of the Board of Directors of each party provided that the share exchange ratio hereunder shall not be amended without approval of the requisite shareholders of American.

       10.6 Any notices, requests, or other communications required or permitted hereunder shall be delivered personally or sent by overnight courier service, fees prepaid, addressed as follows:

To CICA, Inc.:                             and to American:
Citizens Insurance Company                 American Investment Network, Inc.
of America                                 United Security Life Insurance
Post Office Box 149151                     Company
Austin, Texas 78714-9159                   660 Lakeland East Drive
Attn: Harold E. Riley                      Flowood, Mississippi 39208
Chairman                                   Attn: John S. Camara, President

Phone: (512) 837-7100                      Phone: (601) 936-2090
Fax: (512) 836-9334                        Fax: (691) 939-4372

with copies to:                            with copies to:

Jones & Keller, P.C.                       Spencer, Tyra & Crecink
1625 Broadway, Ste 1600                    660 Lakeland East Drive, Ste 100
Denver, Colorado 80202                     Jackson, Mississippi 39208
Attn: Reid A. Godbolt, Esq.                Attn: Ernest O. Spencer, III, Esq.

Phone: (303) 573-1600                      Phone: (601) 939-9193
Fax: (303) 573-0769                        Fax: (601) 939-9195

or such other addresses as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date received.

       10.7 No press release or public statement will be issued relating to the transactions contemplated by this Agreement without prior approval of CICA and American. However, either CICA or American may issue at any time any press release or other public statement it believes on the advise of its counsel it is obligated to issue to avoid liability under the law relating to disclosures to itself or any of its affiliates, but the party issuing such press release or public statement shall make a reasonable effort to give the other party prior notice of and opportunity to participate in h release or statement.

       10.8 The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any references to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

       10.9 The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

       10.10 This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Mississippi without giving effect to any choice or conflict of law provision or rule (whether of the State of Mississippi or any other jurisdiction) that would cause the application of the laws or any jurisdiction other than the State of Mississippi.

       IN WITNESS WHEREOF, the parties have set their hands and seals this 28th day of October, 1996.

CITIZENS INSURANCE COMPANY         AMERICAN INVESTMENT NETWORK,
OF AMERICA                         INC.


By:/s/ Mark A. Oliver              By:/s/ John S. Camara
   ------------------------           --------------------------------
   Mark A. Oliver                     John S. Camara, President
   Executive Vice-President
   and Treasurer

                                    EXHIBIT A

OFFICE OF THE MISSISSIPPI SECRETARY OF STATE
P.O. BOX 136, JACKSON, MS 39205-0135, (601) 359-1333

ARTICLES OF MERGER OR SHARE EXCHANGE
PROFIT CORPORATION

The undersigned corporation pursuant to Section 79-1-1.05, as amended, hereby executes the following document and sets forth:

1.     Name of Corporation 1: American Investment Network, Inc.

2.     Name of Corporation 2: Citizens Insurance Company of America.

3.     Name of Corporation 3:

4.     The future effective date is _______________, 1997.

5.     The plan of merger or share exchange (attach page).

6.     Mark appropriate box.

       (a)    Shareholder approval of the plan of merger or share exchange was
------         not required.

  x    (b)    If approval of the shareholders of one or more corporations
------         party to the merger or share exchange was required

              (i) the designation, number of outstanding shares, and number of votes entitled to be cast by each class entitled to vote separately on the plan as to each corporation were

NAME OF CORPORATION         DESIGNATION           NO. OF OUTSTANDING SHARES   NO. OF VOTES ENTITLED TO BE CAST
-------------------         -----------           -------------------------   --------------------------------
American Investment         Class A Common
Network, Inc.               Stock                        5,021,764                   5,021,764

American Investment         Class B Common
Network, Inc.               Stock                            2,500                       2,500

AND the total number of votes cast for and against the plan by each class entitled to vote separately on the plan was

NAME OF CORPORATION         CLASS                 TOTAL NO. OF VOTES CAST FOR PLAN     NO. OF VOTES CAST AGAINST PLAN
-------------------         -----                 --------------------------------     ------------------------------
American Investment         Class A Common
Network, Inc.               Stock

American Investment         Class B Common
Network, Inc.               Stock

Citizens Insurance          Common Stock
Company of America

and the number of votes cast for the plan by each class was sufficient for approval by that class.

Name of Corporation 1

AMERICAN INVESTMENT NETWORK, INC.

By:
   -----------------------------------
President

Name of Corporation 2

CITIZENS INSURANCE COMPANY OF AMERICA

By:
   -----------------------------------
Executive Vice President and Treasurer

                    ATTACHMENT TO ARTICLES OF SHARE EXCHANGE
                                       OF
                       AMERICAN INVESTMENT NETWORK, INC.
                                      AND
                     CITIZENS INSURANCE COMPANY OF AMERICA

       In accordance with Mississippi Code Ann. 79-4-11.01 et seq. and 83-19-99 et. seq. (together the "Exchange Act"), a plan and agreement of exchange ("Plan of Exchange") has been approved, adopted and executed by American Investment Network, Inc. and Citizens Insurance Company of America as follows:

       1. The Exchange shall be effective as of _________, 1997 ("Effective Date").

       2.     At and as of the Effective Date:

              (a) each shareholder of American prior to the Effective Date shall cease to be a shareholder of American:

              (b) the ownership of all issued and outstanding stock of American (other than shares for which dissenter's rights are perfected in accordance with the Exchange Act) shall vest in CICA automatically without any physical transfer or deposit of the certificates representing such shares, and CICA will become the sole shareholder of American;

              (c) the holders of each issued and outstanding share of American Class A or Class B Common Stock prior to the Effective Date (other than any shares for which dissenter's rights are perfected in accordance with the Exchange Act) shall have the right to receive from CICA in accordance with Article II of the Plan of Exchange one (1) share of Citizens, Inc. Class A Common Stock, no par value, for each seven and two-tenths (7.2) shares of American Class A or Class B Common Stock; provided, however, that all consideration to be received shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, or other change in the number of American shares outstanding; and

              (d) the holders of each issued and outstanding share of American Class A or Class B Common Stock prior to the Effective Date for which dissenter's rights are perfected in accordance with the Exchange Act shall have the right to receive from American payment therefor in accordance with the Exchange Act.

       3.     The Exchange shall have the effect set forth in the Exchange Act.

       4. The Plan of Share Exchange has been approved by the Shareholders of American. No shareholder approval by the shareholders CICA, Colorado stock insurance company, was required, pursuant to Section 7-111-103(7) of the Colorado Business Corporation Act and Sections 79-4-11.01 et seq. of the Mississippi Code of 1972, as amended.

                           ARTICLES OF SHARE EXCHANGE

       Pursuant to the provisions of the Colorado Business Corporation Act, AMERICAN INVESTMENT NETWORK, INC., a Mississippi corporation ('American"), and CITIZENS INSURANCE COMPANY OF AMERICA, a stock insurance company organized under the laws of the State of Colorado ("CICA"), adopt the following articles of share exchange:

       FIRST: The plan of share exchange (the "Plan of Exchange") is summarized as follows: At and as of the effective time set forth below (the "Effective Date"):

              (a) each shareholder of American Prior to the Effective Date shall cease to be a shareholder of American;

              (b) the ownership of all issued and outstanding stock of American (other than shares for which dissenter's rights are perfected in accordance with applicable law) shall vest in CICA automatically without any physical transfer or deposit of the certificates representing such shares, and CICA will become the sole shareholder of American;

              (c) the holders of each issued and outstanding share of American Class A or Class B Common Stock prior to the Effective Date (other than any shares for which dissenter's rights are perfected in accordance with applicable law) shall have the right to receive from CICA in accordance with Article II of the Plan of Exchange one (1) share of Citizens Class A Common Stock, no par value, for each seven and two-tenths (7.2) shares of American Class A or Class B Common Stock; provided, however, that all consideration to be received shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, or other change in the number of American shares outstanding; and

              (d) the holders of each issued and outstanding share of American Class A or Class B Common Stock prior to the Effective Date for which dissenter's rights are perfected in accordance with applicable law shall have the right to received from American payment therefor in accordance with applicable law.

       SECOND:       The plan of share exchange was approved by the
shareholders of American. Approval by the shareholders of CICA was not required.

       THIRD: As to American, whose shareholders were required to vote for approval, the number of votes cast for the plan by each voting group entitled to vote separately on the share exchange was sufficient for approval by that voting group.

       FOURTH:       These articles are to become effective on January 1, 1997
at 12:01 a.m., unless prior to the effective date they are abandoned and a statement of abandonment if filed prior to the effective date.

       Dated: __________, 1997

AMERICAN INVESTMENT NETWORK, INC.          CITIZENS INSURANCE COMPANY
                                           OF AMERICA, INC.

By:                                        By:
   ------------------------------             ------------------------------
       John S. Camara                             Mark A. Oliver
Title: President                           Title: Executive Vice President and
                                                  Treasurer

                                   EXHIBIT B

                        Opinion of Counsel for American

       At the Closing, American shall deliver to CICA an opinion, in form and substance satisfactory to CICA and its counsel, dated the Closing Date, of Spencer, Tyra & Crecink, counsel to American, to the effect that:

       (i) The execution, delivery, and performance of the Agreement by American shall not result in a breach of, or constitute a default (or an event which, with or without notice or lapse of time or both, would constitute a default) under any contract, commitment, agreement, indenture, mortgage, pledge agreement, note, bond, license, or other instrument or obligation to which American is a party or by which American is bound or the charter or bylaws of American or other governing instruments of American

       (ii) The Agreement has been duly authorized, executed and delivered by American and is a legal, valid and binding obligation of American enforceable against American in accordance with its terms (subject to the applicability of equitable principles or the effect of bankruptcy or creditors' rights laws on the enforceability of the Agreement);

       (iii) American and USLI are, respectively, a corporation and a stock insurance company duly organized, validly existing and in good standing under the laws of the State of Mississippi;

       (iv) American has full corporate power and authority to enter into Agreement and to carry out the transactions contemplated by the Agreement;

       (v) To such counsel's knowledge, after due inquiry, there are no civil or criminal actions, suits, arbitrations, administrative or other proceedings or governmental investigations pending or threatened against American or its subsidiaries which will constitute a breach of the representations, warranties or covenant under the Agreement or will prevent American from consummating the transactions contemplated by the Agreement;

       (vi) The authorized and outstanding capital stock of American and USLI are as stated in Section 4.2 of the Agreement, and such shares have been duly authorized, are fully paid and nonassessable and were not issued in violation of the preemptive rights of any party;

       (vii) To such counsel's knowledge, after due inquiry, except as set forth in the Agreement, there are no outstanding subscriptions, options, warrants, rights, convertible securities, calls, commitments, privileges or other arrangements, preemptive or contractual, calling for or requiring the acquisition of, or the issuance, transfer, sale, or other disposition of any shares of the capital stock of American or USLI, or calling for or requiring the issuance of any securities or rights convertible into or exchangeable for shares of capital stock of American or USLI, except as disclosed in the Agreement; and

       (viii) The execution, delivery, and performance of the Agreement, and the performance by American of its obligations thereunder, is not in contravention of any law, ordinance, rule, or regulation, or contravene any order, writ, judgment, injunction, decree, determination, or award of any court or other authority having jurisdiction, will not cause the suspension or revocation of any authorization, consent, approval, or license, presently in effect, which affects or binds, American, USLI or any of their material properties.

                                   EXHIBIT C

                          Opinion of Counsel for CICA

       At the Closing, CICA shall deliver to American, an opinion, in form and substance satisfactory to American and its counsel, dated the Closing Date, of Jones & Keller, P.C., counsel to CICA, to the effect that:

       (i) The execution, delivery, and performance of the Agreement by CICA shall not result in a breach of, or constitute a default (or an event which, with or without notice or lapse of time or both, would constitute a default) under any contract, commitment, agreement, indenture, mortgage, pledge agreement, note, bond, license, or other instrument or obligation to which CICA is a party or by which CICA is bound or the charter or bylaws of CICA or other governing instruments of CICA;

       (ii) The Agreement has been duly authorized, executed and delivered by CICA and is a legal, valid and binding obligation of CICA enforceable against CICA in accordance with its terms (subject to the applicability of equitable principles or the effect of bankruptcy or creditors' rights laws on the enforceability of the Agreement);

       (iii) Citizens and CICA respectively are a corporation and a stock insurance company, duly organized, validly existing and in good standing under the laws of the State of Colorado;

       (iv) CICA has full corporate power and authority to enter into the Agreement and to carry out the transactions contemplated by the Agreement;

       (v) To such counsel's knowledge, after due inquiry, there are no civil or criminal actions, suits, arbitrations, administrative or other proceedings or governmental investigations pending or threatened against CICA which will constitute a breach of the representations, warranties or covenants under the Agreement or will prevent CICA from consummating the transactions contemplated by the Agreement;

       (vi) The authorized and outstanding capital stock of Citizens is as stated in Section 3.2 of the Agreement, and each of the shares of Class A Common Stock to be issued pursuant to the agreement has been duly authorized and when issued pursuant to the terms of the Agreement shall be validly issued and fully paid and non-assessable and issued in violation of the preemptive rights of any party;

       (vii) To such counsel's knowledge, after due inquiry, except as set forth in the Agreement or CICA's Disclosure Statement, there are no outstanding subscriptions, options, warrants, rights, convertible securities, calls, commitments, privileges or other arrangements, preventive or contractual, calling for or requiring the acquisition of, or the issuance, transfer, sale, or other disposition of any shares of the capital stock of Citizens, or calling for or requiring the issuance of any securities or rights convertible into or exchangeable for shares of capital stock of Citizens;

       (viii) The execution, delivery, and performance of the Agreement, and the performance by CICA of its obligations thereunder, is not in contravention of any law, ordinance, rule, or regulation, or contravene any order, writ, judgment, injunction, decree, determination, or award of any court or other authority having jurisdiction, will not cause the suspension or revocation of any authorization, consent, approval, or license presently in effect, which affects or binds CICA or any of its subsidiaries or any of its or their material properties;

       (xi) Consummation of the transaction in accordance with the terms of the Agreement will constitute a reorganization within the meaning of the Internal Revenue Code of 1986, as amended (the "Code");

              American and CICA will each be a party to the reorganization; no gain or loss will be recognized pursuant to the Code by American as a consequence of the transactions contemplated hereby; CICA will succeed to and take into account the items of American described in the Code; when a American shareholder receives solely Citizens Class A Common Stock in accordance with the transactions contemplated hereby, such American shareholder will not recognize gain or loss; the basis for the Citizens Class A Common Stock to be received by American shareholders will be the same as the basis for the shares of American stock they surrender in connection with the transactions contemplated hereby; the holding period for any American shareholder of the Citizens Class A Common Stock received in the transactions contemplated hereby will include the period during which the shares of the American stock surrendered were held provided that the American stock was a capital asset in the hands of such American shareholder on the Effective Date; and the payment of cash to any American shareholder in lieu of a fractional share of Citizens Class A Common Stock will be treated as received as a distribution and redemption of the fractional share interest, subject to the limitations of Section 302 of the Code; and

       (x) The exchange of Citizens Class A Common Stock for shares of American stock is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 3(a)(10) thereof and, with respect to state securities laws and the securities laws of other applicable jurisdictions, if any, is either exempt from qualification or registration thereunder or such qualification or registration requirements have been satisfied.

                           CICA DISCLOSURE STATEMENT

       Pursuant to the provisions of Article III of the Plan and Agreement of Exchange between and among CICA and American, CICA hereby makes the following disclosures respecting the similarly numbered sections in the Plan and Agreement of Exchange:

       3.3 At the Effective Date, brokerage commissions will be owed to Merger & Acquisition Profiles, Inc.

       3.7 Citizens has the liabilities disclosed in the Citizens Financial Statements and those incurred thereafter in the ordinary course of business.

       3.10 Computer Maintenance Agreement between Computing Technology, Inc. and Wang Laboratories, effective 7/1/91 and amended 8/26/91.

                         AMERICAN DISCLOSURE STATEMENT

       Pursuant to the provisions of Article IV of the Plan and Agreement of Exchange between and among CICA and American, American hereby makes the following disclosures respecting the similarly numbered sections in the Plan and Agreement of Exchange:

       4.2 Outstanding warrants, options, or other rights to purchase or subscribe to, or securities convertible into, or exchangeable for, shares of capital stock of American:

              (1) Stock Incentives issued to certain key employees of Great American Investment Network, Inc. and USLI pursuant to the 1994 Stock Incentive Plan, adopted by the Board of Directors on November 30, 1994, and approved by the Shareholders on May 3, 1994.

       4.7 American has liabilities disclosed in their financial statements and those incurred thereafter in the ordinary course of business.

       4.8 Pending litigation: As of the date of execution hereof, the following litigation against American and/or USLI was ending:

              (1) David Anderson and Marty Stanford, D/B/A Premiere Insurance Agency, and Chiropractic National Association, Plaintiffs, versus United Security Life Insurance Company, Defendant, Civil Action No. 96-002(r)L, in the Circuit Court of Lee County, Mississippi.

              (2) Donald and Karen Mayo, Plaintiffs, versus United Security Life Insurance Company, Defendant, Civil Action No. 95-268(f)L, in the Circuit Court of Lee County, Mississippi.

       4.11 American is subject to the following contracts and agreements which are, or may be, performable in the future, copies of which have heretofore been furnished to CICA:

              (1) Settlement Agreement dated March 2, 1995, among Robert Tillman and Tillman Insurance Agency, Inc. ("Plaintiffs"), and The Gain Agency, Inc., Great American Investment Network, Inc., Walter L. Shelton and Jesse Byrd (Defendants).

              (2) Executive Compensation Plan and Agreement adopted November 11, 1994 by the Directors, and approved by the Shareholders on May 2, 1995, between Great American Investment Network, Inc. and Walter L. Shelton and Jesse
                     L. Byrd.

              (3) Employment Agreement dated August 23, 1996, between, American, USLI and John S. Camara.

              (4) Employment Agreement dated August 23, 1996, between, American, USLI and H. Harold Crumpler.

              (5) Employment Agreement dated August 23, 1996, between, American, USLI and Phillip E. Faller.

              (6) Employment Agreement dated August 23, 1996, between, American, USLI and Linda M. Pepper.

              (7) Contract Agreements between Great American Investment Network, Inc. and the individual members of Magnolia Consulting Group, an unincorporated

              (8) Promissory Note dated December 19, 1994, in favor of Merchants and Farmers Bank, in the original principal amount of $535,562.62, with a final maturity date of December 15, 1999. The Promissory Note is secured by a Deed of Trust between the parties dated as of the same date, and recorded in the Office of the Chancery Clerk of

                     Rankin County, Mississippi in Book 1018 at Page 89.

              (9) Second Deed of Trust dated March 2, 1995, securing the Settlement Agreement referenced as Item No. (1), above, among Great American Investment Network, Inc., Mark T. Davis as Trustee, and Dale Hubbard, Tillman Insurance Agency, Inc. and Robert Tillman, beneficiaries. This instrument is recorded in the Office of the Chancery Clerk of Rankin County, Mississippi in Book 1031 at Page 649.

                  AMENDMENT TO PLAN AND AGREEMENT OF EXCHANGE

       This Amendment to Plan and Agreement of Exchange ("Amendment") is entered into among CITIZENS, INC., a Colorado corporation ("Citizens"), CITIZENS INSURANCE OF AMERICA, a Colorado-domiciled insurance company ("CICA") and AMERICAN INVESTMENT NETWORK, INC., a Mississippi corporation ("American").

                                   WITNESSETH

       WHEREAS, CICA and American have heretofore entered into a Plan and Agreement of Exchange dated October 28, 1996 (the "Plan"), to effect a share exchange between them under Mississippi law, provided in the Plan; and

       WHEREAS, CICA and American desire to amend the Plan, as adopted, as to the source of stock to be used to implement the exchange, said stock to be additional shares of Citizens Class A Common Stock to be issued by Citizens and distributed to CICA;

       NOW, THEREFORE, Citizens, CICA and American hereby agree that the Plan should be, and hereby is, amended as follows:

                                       I.

       Article III, Section 3.2 of the Plan, is hereby amended to read as follows:

       "3.2 The aggregate number of shares which Citizens is authorized to issue is 50,000,000 shares of Class A Common Stock, no par value, and 1,000,000 shares of Class B Common Stock, no par value; of which 21,651,161 shares of such Class A Common Stock were issued and 19,572,614 shares were outstanding, fully paid and nonassessable and 621,049 shares of Class B Common Stock are issued and outstanding, fully paid and nonassessable, as of October 28, 1996, the date of the Plan. A total of 700,000 shares of Class A Common Stock of Citizens, previously authorized but unissued, will be issued by Citizens and distributed to CICA to satisfy the exchange obligations of CICA under the Agreement. Citizens has no outstanding options, warrants or other rights to purchase, or to subscribe to, or securities convertible into or exchangeable for any shares of capital stock, except an option for 76,000 shares of Class A Common Stock. The two (2) classes of stock of Citizens are equal in all respects, except: (a) the Class B Common Stock elects a simple majority of the Board of Directors of Citizens, and the Class A Common Stock elects the remaining directors; and (b) each Class A share receives twice the cash dividends paid on a per share basis to the Class B Common Stock."

                                      II.

       Article VIII, Section 8.1(f) of the Plan, is hereby amended to read as follows:

              "(f) By either party, if the Effective Date does not occur on or before March 31, 1997."

                                      III.

       Except as amended herein, the Plan remains in full force and effect, without change.

       IN WITNESS WHEREOF, Citizens, CICA and American have set their hands and seals this 17th day of January, 1997, but effective as of the 31st of December, 1996.

CITIZENS INSURANCE COMPANY          AMERICAN INVESTMENT NETWORK, INC.
OF AMERICA

By: /s/ Mark A. Oliver              By: /s/ John S. Camara
    ------------------------------      -----------------------------------
    Mark A. Oliver, Executive Vice      John S. Camara, President
    President and Treasurer

CITIZENS, INC.

By: /s/ Mark A. Oliver
    -------------------------------
    Mark A. Oliver, Executive Vice
    President and Treasurer

               AMENDMENT NO. 2 TO PLAN AND AGREEMENT OF EXCHANGE

       This Amendment No. 2 to Plan and Agreement of Exchange is entered into among CITIZENS, INC., a Colorado corporation ("Citizens"), CITIZENS INSURANCE OF AMERICA, a Colorado-domiciled insurance company ("CICA") and AMERICAN INVESTMENT NETWORK, INC., a Mississippi corporation ("American").

                                   WITNESSETH

       WHEREAS, CICA and American have heretofore entered into a Plan and Agreement of Exchange dated October 28, 1996 (the "Plan"), to effect a share exchange between them under Mississippi law, provided in the Plan; and

       WHEREAS, CICA and American amended the Plan on January 27, 1997 ("Amendment No. 1") to reflect the contribution by Citizens of stock to CICA for the share exchange and to extend the closing date; and

       NOW, THEREFORE, Citizens, CICA and American hereby agree that the Plan should be, and hereby is, amended as follows:

                                       I.

       Article VIII, Section 8.1(f) of the Plan, is hereby amended to read as follows:

       "(f) By either party, if the Effective Date does not occur on or before June 30, 1997."

                                      II.

       Except as amended herein, the Plan as amended by Amendment No. 1 remains in full force and effect, without change.

       IN WITNESS WHEREOF, Citizens, CICA and American have set their hands and seals as of March 31, 1997.

CITIZENS INSURANCE COMPANY          AMERICAN INVESTMENT NETWORK, INC.
OF AMERICA

By: /s/ Mark A. Oliver              By: /s/ John S. Camara
    -----------------------             -----------------------------------
    Mark A. Oliver,                 John S. Camara, President
    President

CITIZENS, INC.

By: /s/ Mark A. Oliver
    -----------------------
    Mark A. Oliver,
    President

                                                                      APPENDIX B
                                   ARTICLE 13

                               DISSENTERS' RIGHTS

          SUBARTICLE A. RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

       79-4-13.01 DEFINITIONS--In this Article:

       (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

       (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Section 79-4-13.02 and who exercises that right when and in the manner required by Sections 79-4-13.20 through 79-4-13.28.

       (3) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

       (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

       (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

       (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

       (7) "Shareholder" means the record shareholder or the beneficial shareholder.

       79-4-13.02 RIGHT TO DISSENT--(a) A shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate action:

       (1) Consummation of a plan of merger to which the corporation is a party
(i) if shareholder approval is required for the merger by Section 79-4-11.03 or the articles of incorporation and the shareholder is entitled to vote on the merger, or (ii) if the corporation is a subsidiary that is merged with its parent under Section 79-4-11.04;

       (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

       (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one (1) year after the date of sale;

       (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

       (i)   Alters or abolishes a preferential right of the shares;

       (ii) Creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

       (iii) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

       (iv) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

       (v) Reduces the number of shares owned by the shareholder to a fraction of a share if the fraction share so created is to be acquired for cash under Section 79-4-6.04, or

       (5) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

       (b) Nothing in subsection (a)(4) shall entitle a shareholder of a corporation to dissent and obtain payment for his shares as a result of an amendment of the articles of incorporation exclusively for the purpose of either (i) making such corporation subject to application of the Mississippi Control Share Act, or (ii) making such act inapplicable to a control share acquisition of such corporation.

       (c) A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

       79-4-13.03 DISSENT BY NOMINEES AND BENEFICIAL OWNERS--(a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

       (b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

       (1) He submits to the corporation the record shareholder 's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

       (2) He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

       79-4-13.20 NOTICE OF DISSENTERS' RIGHTS--(a) If proposed corporate action creating dissenters' rights under Section 79-4-13.02 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

       (b) If corporate action creating dissenters' rights under Section 79-4-13.02 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Section 79-4-13.22.

       79-4-13.21 NOTICE OF INTENT TO DEMAND PAYMENT--(a) If proposed corporate action creating dissenters' rights under Section 79-4-13.02 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights (1) must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated, and (2) must not vote his shares in favor of the proposed action.

       (b) A shareholder who does not satisfy the requirement of subsection (a) is not entitled to payment for his shares under this article.

       79-4-13.22 DISSENTERS' NOTICE--(a) If proposed corporate action creating dissenters' rights under Section 79-4-13.02 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Section 79-4-13.21.

       (b) The dissenters' notice must be sent no later than ten (10) days after the corporate action was taken, and must:

       (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

       (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

       (3) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before that date;

       (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty (30) nor more that sixty (60) days after the date the subsection (a) notice is delivered; and

       (5) Be accompanied by a copy of this article.

       79-4-13.23 DUTY TO DEMAND PAYMENT--(a) A shareholder sent a dissenters' notice described in Section 79-4-13.22 must demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to Section 79-4-13.22(b)(3), and deposit his certificates in accordance with the terms of the notice.

       (b) The shareholder who demands payment and deposits his shares under subsection (a) retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

       (c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article.

       79-4-13.24 SHARE RESTRICTIONS--(a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Section 79-4-13.26.

       (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

       79-4-13.25 PAYMENT--(a) Except as provided in Section 79-4-13.27, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with Section 79-4-13.23 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

       (b) The payment must be accompanied by:

       (1) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

       (2) A statement of the corporation's estimate of the fair value of the shares;

       (3) An explanation of how the interest was calculated;

       (4) A statement of the dissenters' right to demand payment under Section 79-4-13.28; and

       (5) A copy of this article.

       79-4-13.26 FAILURE TO TAKE ACTION--(a) If the corporation does not take the proposed action within sixty (60) days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

       (b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Section 79-4-13.22 and repeat the payment demand procedure.

       79-4-13.27 AFTER-ACQUIRED SHARES--(a) A corporation may elect to withhold payment required by Section 79-4-13.25 from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

       (b) To the extent the corporation elects to withhold payment under subsection (a), after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated and a statement of the dissenter's right to demand payment under Section 79-4-13.28.

       79-4-13.28 PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER--
(a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate (less any payment under Section 79-4-13.25), or reject the corporation's offer under Section 79-4-13.27 and demand payment of the fair value of his shares and interest due, if:

       (1) The dissenter believes that the amount paid under Section 79-4-13.25 or offered under Section 79-4-13.27 is less than the fair value of his shares or that the interest due is incorrectly calculated;

       (2) The corporation fails to make payment under Section 79-4-13.25 within sixty (60) days after the date set for demanding payment; or

       (3) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty (60) days after the date set for demanding payment.

       (b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection
(a) within thirty (30) days after the corporation made or offered payment for his shares.

                   SUBARTICLE C. JUDICIAL APPRAISAL OF SHARES

       79-4-13.30 COURT ACTION--(a) If a demand for payment under Section 79-4-13.28 remains unsettled, the corporation shall commence a proceeding within sixty (60) days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

       (b) The corporation shall commence the proceeding in the chancery court of the county where a corporation's principal office (or, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

       (c) The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

       (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

       (e) Each dissenter made a party to the proceeding is entitled to judgment (1) for the amount, if any, by which the court finds the fair value of his or her shares, plus interest, exceeds the amount paid by the corporation, or (2) for the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under Section 79-4-13.27.

       79-4-13.31 COURT COSTS AND COUNSEL FEES--(a) The court in an appraisal proceeding commenced under Section 79-4-13.30 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under Section 79-4-13.28.

       (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

       (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Sections 79-4-13.20 through 79-4-13.28; or

       (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this article.

       (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                                                                      APPENDIX C

                       BEFORE THE COMMISSION OF INSURANCE

                              STATE OF MISSISSIPPI

RE: PLAN AND AGREEMENT OF SHARE EXCHANGE, ACQUISITION OF CONTROL OF INSURER, ADMISSION OF FOREIGN INSURANCE COMPANY, AND APPROVAL OF MANAGEMENT SERVICES AGREEMENT, relating to American
        Investment Network Inc., and its subsidiary, United Security Life Insurance Company (a Mississippi insurance company), and Citizens, Inc. and its subsidiary, Citizens Insurance Company of America (a Colorado insurance company) Cause No. 96-2987

                                    ORDER

      On November 22, 1996, preacquisition notification and application were filed with the Commissioner of Insurance of the State of Mississippi by Citizens, Inc., a Colorado corporation and insurance holding company ("Citizens"), and its wholly-owned subsidiary, Citizens Insurance Company of America, a Colorado insurance company ("CICA"), requesting approval of the Commissioner of Insurance of the State of Mississippi ("Commissioner") for (i) the acquisition of control of American Investment Network Inc., a Mississippi corporation ("American"), and its wholly-owned subsidiary, United Security Life Insurance Company, a Mississippi stock insurance company ("United"), (ii) a Plan and Agreement of Share Exchange dated October 28, 1996 between American and CICA, as amended on January 27, 1997 (collectively the "Plan of Exchange") to reflect the contribution by Citizens of stock to CICA for the share exchange, (iii) the issuance of a certificate of authority to CICA to transact life, health and accident insurance in the State of Mississippi, and (iv) the Management Services Agreements (the "Management Agreements") between Citizens, and respectively, American and United.

      Pursuant to the provisions of Section 83-6-24 and Sections 83-19-99, et. seq., Mississippi Insurance Laws, and Sections 79-4-11.02, et. seq., Mississippi Business Corporation Act, and the authority set forth therein, at 9:30 a.m. on the 5th day of March, 1997, a public hearing was convened by and held before the Commissioner of Insurance and his designated Hearings Officer, to consider the application of Citizens to acquire control of United pursuant to the Plan of Exchange.

      Based upon the documents, evidence and testimony presented at such hearing, and in consideration thereof, the Commissioner of Insurance makes the following findings of fact and conclusions of law relating to such notification, application and Plan of Exchange.


                            Findings of Fact

       (1) Notice of the date, time and place of the hearing before the Commissioner was published in a newspaper having general circulation in the cities of the principal offices of the parties to the Plan of Exchange as follows: The Clarion Ledger, a daily newspaper published in Jackson, Hinds County, Mississippi, on February 18, 1997 and February 25, 1997; and the Austin American-Statesman, a daily newspaper published in Austin, Travis County, Texas, on February 18, 1997 and February 25, 1997. Written notice of the hearing was also mailed to the shareholders of American, United and CICA at least 10 days prior to the hearing.

       (2) A Form A application statement dated November 18, 1996 was filed by Citizens with the Commissioner of Insurance relating to the Plan of Exchange and the proposed acquisition of control by Citizens of United. All information required by Mississippi Code Section 83-6-24, et. seq., and Sections 83-19-99, et. seq., and other relevant information to adequately inform the Commission of such transactions were included within such filing.

       (3) CICA has previously submitted an application for a Mississippi certificate of authority pursuant to Mississippi Code Ann. Sections 83-21, et.seq., in connection with the proposed merger of American Liberty Life Insurance Company, a Louisiana domiciled insurance company and subsidiary of Citizens, with and into CICA with CICA being the survivor.

       (4) Citizens is a publicly held Colorado corporation which owns 100% of the outstanding capital stock of CICA, a Colorado insurance corporation. The executive offices of Citizens and CICA are located in Austin, Texas.

       (5) Citizens has issued 21,651,161 Class A common shares and 621,049 Class B common shares. The Class A common shares are registered with the Securities and Exchange Commission, listed on the American Stock Exchange and are publicly traded in the market. As of the date of the hearing, the Class A shares were quoted with a market value in excess of $8.00 per share. The Class B common shares are privately held by The Harold E. Riley Trust for the benefit of certain members of Harold E. Riley's family. The Class A shares receive twice the amount of cash dividends per share as do the Class B shares, and the Class B shares elect a simple majority of Citizens' Board of Directors, and the Class A shares elect the remainder of the Board of Directors.

       (6) American has outstanding 5,021,764 Class A shares and 2,500 Class B shares. The shares are registered with the Securities and Exchange Commission, but he shares are not listed or traded on any exchange. The shares are not actively traded in "over the counter" markets, and they do not currently have an identifiable "market value."

       (7) The Plan of Exchange requires CICA to exchange on (1) share of Citizens' Class A common stock for each 7.2 American Class A and Class B common shares outstanding. Citizens will issue and contribute a sufficient number of its Class A shares to CICA in order to make the exchange. The Plan of Exchange has been approved by the Boards of Directors of Citizens, CICA and American, and is subject to the approval of American's stockholders by a vote of two-thirds (2/3) of the outstanding shares of American. Approximately 700,000 shares of Citizens' Class A common stock will be exchanged by CICA for 100% of American's Class A and Class B stock outstanding. As a "stock for stock" exchange, the exchange would be a tax free transaction to the American stockholders under the Internal Revenue Code.

       (8) As of September 30, 1996, Citizens had consolidated assets of $214,192,098, reserves and liabilities of $147,431,866, and stockholders' equity of $66,760,232. Its 1996 earnings through September 30, 1996 were $1,311,998. Citizens has three insurance subsidiaries: CICA, American Liberty Life Insurance Company, a Louisiana corporation ("American Liberty"), and Central Investors Life Insurance Company, an Illinois corporation("Central"). American Liberty is in the process of being merged into CICA.

       (9) As of December 31, 1996, CICA had total assets of $144,539,817, reserves and liabilities of $129,475,285 and total capital and surplus of $15,064,532. CICA had a 1996 gain from operations before taxes of $4,968,824, and a net income for 1996 of $2,895,443.

      (10) CICA is licensed to transact life, health and accident insurance in 11 states and has made application for a certificate of authority to do business in Mississippi. In 1996, CICA received approximately $45,888,871 of insurance premiums and annuity considerations. CICA accepts applications from and issues policies of insurance to persons internationally, particularly in Central and South America.

      (11) United is licensed to write life, health and accident insurance. As of December 31, 1996, it had total assets of $4,293,405, reserves and liabilities of $1,968,309, and capital and surplus of $2,325,096. During 1996 it had a net income of $3,665. It had approximately $2,713,005 of insurance premiums received during 1996.

      (12) As of September 30, 1996, American and its subsidiaries, including United, had consolidated total assets of $7,573,028, total liabilities of $4,151,292, and stockholders' equity of $3,421,736. At September 30, 1996, American and its subsidiaries, including United, had a consolidated nine month's net loss in income of $166,447.

      (13) As the outstanding shares of American do not have a discernable "market value" similar to the American Stock Exchange trading market value of the Citizens' Class A stock, American and CICA engaged in arms-length, bona fide, good faith negotiations between themselves to determine a fair and reasonable adjusted book value for the American shares. The parties determined and gave value to American's shares for the (i)capital and surplus of its subsidiaries, including the asset valuation reserves and interest maintenance reserves, (ii) life insurance in force as a multiple of annual premium revenue, (iii) accident and health insurance in force as a factor of annual premium revenue, (iv) market value of real estate in excess of book value, (v) state licenses, (vi) agency force, (vii) miscellaneous values, and less (viii) outstanding obligations in American.

       (14) American and Citizens are unrelated, unaffiliated and have had no prior business dealings or relations. There are no conflicts of interest among the parties, no side agreements, no fee, commission, compensation or other valuable consideration to any director, officer, agent or employee of American or United whatsoever in any manner to aid, promote, or assist in the adoption or approval of the Plan of Exchange, other than the same share exchange described herein available to all American shareholders.

       (15) There were other parties interested in acquiring American and United, but the offer of Citizens was accepted by American as the highest and best offer. As a result of their negotiations, American and CICA determined and agreed that the exchange at 7.2 shares of American's outstanding Class A and Class B stock for one (1) share of Citizens' Class A stock was fair, just, equitable and reasonable to American and its shareholders and to Citizens and its shareholders.

       (16) Harold E. Riley is Chairman of the Board of Directors of Citizens and its ultimate controlling person. He owns all of the Class B stock and 28% of the Class A stock of Citizens. He has more than 40 years' experience in the life insurance business, most of which in executive officer positions. Randall
H. Riley is Vice Chairman and Chief Operating Officer of Citizens, where he has been employed since 1987. T. Roby Dollar is Vice Chairman and Chief Actuarial Officer of Citizens, with more than 30 years' experience in life insurance as an actuary and management executive. Rick D. Riley is Executive Vice President of Citizens with more than 20 years' experience in the life insurance industry with expertise in data processing systems and operations. Mark A. Oliver is President and Chief Financial Officer of Citizens with more than 16 years' experience in statutory accounting and financial reporting to insurance departments and the Securities and Exchange Commission.

       The Boards of Directors of Citizens and CICA are composed of persons with extensive experience in business, professions, insurance backgrounds and educational preparation.

       (17) The directors of American will be replaced by the directors of CICA. The officers of United will remain with the company, but will be joined by Harold E. Riley as Chairman and the officers of CICA.

       (18) The books and records of United will be maintained in its offices in Jackson, Mississippi. United will enter into a Management Services Agreement with Citizens, which will provide data processing systems, management expertise and professional staff to United, on a "cost plus 12.5%" basis. A copy of this Agreement has been filed with the Commissioner pursuant to Mississippi Code Sections 83-6-21, et. seq.

       (19) Citizens has no plans to liquidate United, sell its assets, merge or consolidate it with any other entity, make any material changes in its business, corporate structure or management. Citizens will comply with all valid contracts and obligations of United.

       (20) The acquisition of control and the Plan of Exchange will not adversely affect United's (i) financial stability, (ii) management, (iii) general capacity as an insurance company, (iv) intention to continue the safe and prudent transaction of insurance business, (v) contractual obligations to its policyholders, or (iv) ability or tendency to render service to its policyholders in the future.

       (21) There was no evidence that:

        (i) After the change of control, United would not be able to satisfy the requirements for the issuance of a license to write the lines of insurance for which it is presently licensed;

        (ii) The effect of the acquisition of control would be to substantially lessen competition in insurance in the State of Mississippi or tend to create a monopoly therein;

        (iii) The financial condition of Citizens or CICA is such as might jeopardize the financial stability of United, or prejudice the interest of its policyholders;

        (iv) There are any plans or proposals which Citizens or CICA has to liquidate United, sell its assets or consolidate or merge it with any person, or to make any other material change in its business or corporate structure or management, or, that are unfair and unreasonable to United's policyholders or not in the public interest;

        (v) The competence, experience and integrity of those persons who would control the operation of United are such that it would not be in the interest of policyholders of United or of the public to permit the Plan of Exchange or other acquisition of control; or

        (vi) The acquisition is likely to be hazardous or prejudicial to the insurance buying public.

       In fact, the evidence and testimony were to the contrary on each of such issues.

       (22) A number of stockholders of American appeared at the public hearing, and three persons presented testimony relating to the present management of American, but were generally supportive of the Plan of Exchange and the acquisition of control of United by Citizens and CICA. Although the Commissioner has express statutory authority to determine the matters described in this Order, resolution of stockholder complaints with management of American is more properly an exercise of common law rights in the courts. Sanders v. Neely, 19 So.2d 434 (Miss.Sup.Ct. 1944).

                               Conclusions of Law

       Wherefore, based upon such findings of fact, and all premises being considered, the Commissioner of Insurance of the State of Mississippi makes the following conclusions of law:

       (1) The terms and conditions of the Plan and Agreement of Share Exchange between Citizens, CICA, American and United are consistent with law, Mississippi Code Sections 83-19-99, et. seq., and are fair and reasonable to the shareholders, policyholders and the general public;

       (2) The acquisition of control of United by Citizens and CICA pursuant to the Plan of Exchange is in compliance with law, Mississippi Code Section 83-6-24, et. seq.

       (3) CICA has complied with Mississippi Code Sections 83-21, et. seq., and qualifies for the issuance of a certificate of authority to transact life, health and accident insurance in the State of Mississippi; and

       (4) The terms of and charges for the Management Services Agreement are fair and reasonable to United and in compliance with Mississippi Code Section 83-6-21.
                                     Order

       Wherefore, after consideration of all documents, testimony, evidence, findings of fact and conclusions of law, it is the Order of the Commission of Insurance of the State of Mississippi that (i) the application by Citizens, Inc. and its subsidiary, Citizens Insurance Company of America, to acquire control of United Security Life Insurance Company, Jackson, Mississippi,(ii) the Plan and Agreement of

Share Exchange between Citizens Insurance Company of America and American Investment Network, Inc., Jackson, Mississippi, (iii) the issuance of a certificate of authority to Citizens Insurance Company of America to transact life, health and accident insurance in the State of Mississippi, and (iv) the Management Services Agreement between Citizens, Inc. and United Security Life Insurance Company, are each hereby APPROVED, this 1st day of April, 1997.


                   /S/ George Dale
                --------------------------------------------------
                George Dale
                Commissioner of Insurance
                State of Mississippi

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                       AND FINANCIAL STATEMENT SCHEDULES

                        CITIZENS, INC. AND SUBSIDIARIES




                                                                PAGE
                                                              REFERENCE
                                                              ---------
Independent auditor's report                                     F-2
Consolidated balance sheets at
     December 31, 1996 and 1995                                  F-3
Consolidated statements of operations
     - years ended December 31, 1996, 1995 and 1994              F-5
Consolidated statements of stockholders' equity
     - years ended December 31, 1996, 1995 and 1994              F-7
Consolidated statements of cash flows
     - years ended December 31, 1996, 1995 and 1994              F-8
Notes to consolidated financial statements                       F-10
Schedules at December 31, 1996 and 1995:

     Schedule II - Condensed Financial
     Information of Registrant                                   F-23
Schedules for each of the years in the three-year
     period ended December 31, 1996:

             Schedule IV - Reinsurance                           F-26

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors and Stockholders
Citizens, Inc.:

We have audited the consolidated financial statements of Citizens, Inc. and subsidiaries as listed in the accompanying index. In connection with our audits of the consolidated financial statements, we also have audited the financial statement schedules as listed in the accompanying index. These consolidated financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Citizens, Inc. and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles. Also in our opinion, the related financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

As discussed in Notes 1 and 2 to the consolidated financial statements, the Company adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standard No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

                                                     KPMG PEAT MARWICK LLP

Dallas, Texas
February 21, 1997

                        CITIZENS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1996 AND 1995


                             ASSETS                        1996          1995
                             ------                    ------------  ------------
Investments (note 2):
     Fixed maturities held to maturity,
             at amortized cost (market $5,217,000
             in 1996 and $5,700,000 in 1995)           $  5,627,256  $  5,636,785
     Fixed maturities available for sale at market,
             (cost $110,759,634 in 1996 and
             $97,515,359 in 1995)                       109,723,050    99,464,551
     Equity securities, at market (cost $89,580
             in 1996 and $23,329 in 1995)                    50,155            --
     Mortgage loans on real estate (net of reserve
             of $50,000 in 1996 and $145,080 in 1995)     1,672,522     1,910,608
     Policy loans                                        19,819,125    18,911,275
     Guaranteed student loans (net of reserve of
             $10,000 in 1996 and 1995)                      298,683       333,387
     Other long-term investments                            920,345       679,436
     Short-term investments                                 200,000     3,088,697
                                                       ------------  ------------
                        Total investments               138,311,136   130,024,739

Cash                                                      6,085,383     4,160,156
Other receivables                                           594,088     1,219,107
Accrued investment income                                 1,682,084     2,022,809
Reinsurance recoverable                                   1,773,541     1,857,900
Deferred policy acquisition costs                        36,933,753    36,624,448
Other intangible assets                                   1,633,625     1,820,325
Federal income tax receivable                               357,608            --
Cost of insurance acquired (note 3)                       7,219,594     7,522,827
Excess of cost over net assets acquired                  13,677,800    14,045,848
Property, plant and equipment                             5,442,578     5,546,075
Other assets                                                743,636       642,013
                                                       ------------  ------------

                                                       $214,454,826  $205,486,247
                                                       ============  ============

                        CITIZENS, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1996 AND 1995


          LIABILITIES AND STOCKHOLDERS' EQUITY           1996             1995
          ------------------------------------       -------------   -------------
Liabilities:
    Future policy benefit reserves (notes 4 and 5):
             Life insurance                          $ 123,812,996   $ 114,727,748
             Annuities                                   3,936,178       4,261,847
             Accident and health                         4,651,905       4,337,782
    Dividend accumulations                               3,961,603       3,602,706
    Premium deposits                                     1,803,358       1,553,414
    Policy claims payable (notes 5 and 10)               2,966,818       3,197,291
    Other policyholders' funds                           1,958,992       1,945,332
                                                     -------------   -------------
                      Total policy liabilities         143,091,850     133,626,120

    Other liabilities                                    2,052,001       2,001,320
    Commissions payable                                    928,288         692,578
    Notes payable (note 6)                                 489,166         772,834
    Deferred Federal income tax (note 12)                  842,250       2,372,742
    Federal income tax payable                                  --       1,025,106
      Minority interest                                         --          14,954
    Amounts held on deposit                                168,255         267,603
                                                     -------------   -------------
                         Total liabilities             147,571,810     140,773,257
                                                     -------------   -------------

Stockholders' equity (notes 7, 8, and 9):
    Common stock:
    Class A, no par value, 50,000,000 shares
    authorized, 21,761,894 shares issued
    in 1996 and 21,415,872 shares issued
    in 1995, including shares in treasury of
    2,077,947 in 1996
                                                        45,941,552      44,007,339
    Class B, no par value, 1,000,000 shares
    authorized, 621,049 shares issued and
    outstanding in 1996 and 1995                           283,262         283,262
    Unrealized investment gain (loss) (note 2)            (710,166)      1,267,747
    Retained earnings                                   23,430,634      21,216,908
                                                     -------------   -------------
                                                        68,945,282      66,775,256
Treasury stock, at cost                                 (2,062,266)     (2,062,266)
                                                     -------------   -------------
                     Total stockholders' equity         66,883,016      64,712,990
                                                     -------------   -------------
Commitments and contingencies (notes 5, 8, and 10)   $ 214,454,826   $ 205,486,247
                                                     =============   =============

See accompanying notes to consolidated financial statements.

                        CITIZENS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994



                                                   1996            1995           1994
                                                ------------   ------------   ------------
Revenues:
     Premiums (notes 5 and 11):
     Life insurance                             $ 49,873,673   $ 45,426,887   $ 43,526,111
     Accident and health                           4,040,688        698,206        259,250
     Annuity and universal life
             considerations                          389,084        119,335         75,564
     Net investment income (note 2)                9,185,506      7,026,909      5,295,784
     Realized gains (losses) on
     investments (note 2)                            226,212       (109,096)        (9,356)
     Other income                                    136,566         75,062         94,364
     Interest expense                                (29,569)      (107,131)       (29,719)
                                                ------------   ------------   ------------
                Total revenues                    63,822,160     53,130,172     49,211,998
                                                ------------   ------------   ------------

Benefits and expenses:
     Insurance benefits paid or provided:
     Increase in future
     policy benefit reserves                       8,198,243     11,033,763     11,910,751
     Policyholders' dividends                      2,363,201      2,422,168      2,381,581
     Claims and surrenders (note 5)               25,919,054     19,282,954     16,635,259
             Annuity expenses                        684,440        652,976        373,575
                                                ------------   ------------   ------------
     Total insurance benefits
     paid or provided                             37,164,938     33,391,861     31,301,166
                                                ------------   ------------   ------------

     Commissions                                  12,447,664     10,273,173     12,382,372
     Other underwriting, acquisition
             and insurance expenses                9,500,973      7,102,401      5,079,538
     Capitalization of deferred policy
     acquisition costs                           (10,531,222)   (10,579,704)   (13,128,049)
     Amortization of deferred policy
     acquisition costs                            10,221,917      8,511,876      7,203,593
     Amortization of cost of insurance
     acquired and excess of cost
     over net assets acquired                      1,398,859        678,997        606,487
                                                ------------   ------------   ------------
                   Total benefits and expenses    60,203,129     49,378,604     43,445,107
                                                ------------   ------------   ------------

                                                                     (Continued)

                        CITIZENS, INC. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1996 1995, AND 1994



                                            1996          1995          1994
                                         ----------    ----------    ----------
Income before Federal income
     taxes                               $3,619,031    $3,751,568    $5,766,891
     Federal income tax expense           1,405,305     1,001,356     1,592,333
                                         ----------    ----------    ----------
     (note 12)

     Net income                          $2,213,726    $2,750,212    $4,174,558
                                         ----------    ----------    ----------


     Net income per share
     of common stock (note 8)            $      .11    $      .16    $      .25
                                         ----------    ----------    ----------

See accompanying notes to consolidated financial statements.

                        CITIZENS, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994


                                            COMMON STOCK       UNREALIZED                                  TOTAL
                                      -----------------------  INVESTMENT      RETAINED     TREASURY    STOCKHOLDERS'
                                        CLASS A      CLASS B  GAINS (LOSSES)   EARNINGS      STOCK         EQUITY
                                      ------------   -------- -------------- -----------  -----------   ------------
BALANCE AT DECEMBER 31, 1993            15,985,344    283,262     (352,374)   14,292,138   (2,193,666)    28,014,704

Cumulative effect of adoption of
Statement No. 115 at January 1, 1994
 net of taxes                                   --         --      690,388            --           --        690,388
Net income                                      --         --           --     4,174,558           --      4,174,558
Unrealized investment losses, net               --         --   (3,308,611)           --           --     (3,308,611)
Sale of stock                            5,384,334         --           --            --           --      5,384,334
Sale of treasury stock                      87,625         --           --            --       12,375        100,000
                                      ------------   --------  -----------   -----------  -----------   ------------
BALANCE AT DECEMBER 31, 1994          $ 21,457,303   $283,262  $(2,970,597)  $18,466,696  $(2,181,291)  $ 35,055,373
                                      ============   ========  ===========   ===========  ===========   ============

Net income                                      --         --           --     2,750,212           --      2,750,212
Unrealized investment gains, net                --         --    4,238,344            --           --      4,238,344
Acquisition of ALFC (note 9)            22,246,163         --           --            --           --     22,246,163
Sale of stock                              638,980         --           --            --           --        638,980
Stock issuance costs                      (257,495)        --           --            --           --       (257,495)
Retire  shares held  in treasury
  stock                                   (114,782)        --           --            --      114,782             --
Sale of treasury stock                      37,170         --           --            --        4,243         41,413
                                      ------------   --------  -----------   -----------  -----------   ------------
BALANCE AT DECEMBER 31, 1995          $ 44,007,339   $283,262  $ 1,267,747   $21,216,908  $(2,062,266)  $ 64,712,990
                                      ============   ========  ===========   ===========  ===========   ============

Net income                                      --         --           --     2,213,726           --      2,213,726
Unrealized investment gains, net                --         --   (1,977,913)           --           --     (1,977,913)
Acquisition of IIH(note 9)               1,542,501         --           --            --           --      1,542,501
Sale of stock                              445,462         --           --            --           --        445,462
Stock issuance costs                      (157,500)        --           --            --           --       (157,500)
Exercise of options (note 8)               103,750         --           --            --           --        103,750
                                      ------------   --------  -----------   -----------  -----------   ------------

BALANCE AT DECEMBER 31, 1996          $ 45,941,552   $283,262  $ ( 710,166)  $23,430,634  $(2,062,266)  $ 66,883,016
                                      ============   ========  ===========   ===========  ===========   ============



See accompanying notes to consolidated financial statements

                        CITIZENS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                 YEARS ENDED DECEMBER 31, 1996, 1995, AND 1994


                                                                1996           1995           1994
                                                            ------------   ------------   ------------
Cash flows from operating activities:
    Net income                                              $  2,213,726   $  2,750,212   $  4,174,558
    Adjustments to reconcile net income to
             net cash provided by operating activities,
          net of assets acquired:
    Realized gains (losses) on sale of
          investments and other assets                           226,212       (109,096)         9,356
    Accrued investment income                                    372,781       (131,835)      (511,086)
    Net deferred policy acquisition costs                       (309,305)    (2,086,984)    (5,924,456)
             Amortization of cost of insurance
                 acquired and excess cost over
                 net assets acquired                           1,398,859        678,997        606,487
             Other receivables                                   626,300        602,662     (1,460,131)
             Future policy benefit reserves                    8,357,859      9,929,505     11,910,751
             Other policy liabilities                             34,343      1,527,695     (1,219,297)
             Deferred Federal income tax                        (407,226)      (981,068)      (383,195)
             Federal income tax                               (1,368,629)      (104,424)      (982,197)
             Commissions payable and other liab                  226,675       (224,308)      (154,510)
             Amounts held on deposit                             (99,348)       (42,829)      (124,087)
             Other, net                                          672,085        613,198      2,110,818
                                                            ------------   ------------   ------------
             Net cash provided by
             operating activities                             11,944,332     12,421,725      8,053,011
                                                            ------------   ------------   ------------
Cash flows from investing activities:
    Maturity of fixed maturities held to maturity                     --      2,600,000         51,625
    Sale of fixed maturities available for sale               16,403,929     28,419,387     13,152,225
    Maturity of fixed maturities available for sale            5,811,179             --        963,151
    Purchase of fixed maturities available for sale          (33,759,945)   (38,614,148)   (40,486,808)
    Sale of equity securities                                     66,251          1,892        174,761
    Principal payments on mortgage loans                         391,804        652,819        935,276
    Mortgage loans funded                                       (203,718)       (54,875)      (340,474)
    Guaranteed student loans funded                             (100,902)      (272,635)      (335,440)
    Guaranteed student loans sold                                135,606        179,491        475,796
    Sale of other long-term investments and property plant
    and equipment                                               (303,567)       474,257        331,276
    Cash and short-term investments
             provided by merger                                  355,654      1,178,600             --
    Increase in policy loans (net)                              (801,105)    (3,491,760)    (1,214,520)
    Purchase of other long-term investments and property,
    plant and equipment                                         (691,632)      (947,733)    (1,237,652)
                                                            ------------   ------------   ------------
             Net cash used by investing activities           (12,696,446)    (9,874,705)   (27,530,784)
                                                            ------------   ------------   ------------

                        CITIZENS, INC. AND SUBSIDIARIES

                 YEARS ENDED DECEMBER 31, 1996, 1995, AND 1994



                                                 1996           1995          1994
                                             ------------   ------------  ------------
Cash flows from financing activities:
     Additional borrowings on notes payable           --          60,461           --
     Payments on notes payable                   (603,068)            --      (388,359)
     Sale of stock                                391,712        381,485     5,371,959
                                             ------------   ------------  ------------
     Net cash provided (used) by
     financing activities                        (211,356)       441,946     4,983,600
                                             ------------   ------------  ------------
Net increase (decrease) in cash and
     cash equivalents                            (963,470)     2,988,966   (14,494,173)
                                             ------------   ------------  ------------
Cash and cash equivalents at
     beginning of year                          7,248,853      4,259,887    18,754,060
                                             ------------   ------------  ------------
Cash and cash equivalents
     at end of year                             6,285,383      7,248,853     4,259,887
                                             ============   ============  ============


Supplemental disclosures of cash flow information:

                                                 1996           1995          1994
                                             ------------   ------------  ------------
Cash paid during the year for:
Interest                                     $     38,826   $     53,030  $     61,304
                                             ============   ============  ============
Income taxes                                 $  3,195,245   $  2,000,000  $  2,957,724
                                             ============   ============  ============

Supplemental disclosures of non-cash investing and financing activities (see also Note 9):

    The Company issued Class A stock to purchase all of the capital stock of
IIH in 1996 and      ALFC in 1995.


                                             $  1,542,501   $ 22,246,163  $         --
                                             ============   ============  ============

In conjunction with the acquisitions, liabilities were assumed as follows:


 Fair value of tangible assets acquired      $  2,381,252   $ 18,744,097  $         --
 Fair value of intangible assets acquired         614,665     18,574,952            --
                                             ------------   ------------  ------------
 Net assets acquired                            2,995,917     37,319,049            --
 Capital stock issued                          (1,542,501)   (22,246,163)           --
                                             ------------   ------------  ------------
 Liabilities assumed                         $  1,453,416   $ 15,072,886  $         --
                                             ============   ============  ============
    Issuance of 4,248 treasury shares
      of stock                               $         --   $     41,413  $         --
                                             ============   ============  ============


See accompanying notes to consolidated financial statements.

                        CITIZENS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 1996, 1995 AND 1994


(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (a)      NATURE OF BUSINESS

             The consolidated financial statements include the accounts and operations of Citizens, Inc. (Citizens), incorporated in the state of Colorado on November 8, 1977 and its wholly-owned subsidiaries, Citizens Insurance Company of America (CICA), Computing Technology, Inc. (CTI), formerly Continental Leasing Company, Insurance Investors, Inc. (III), American Liberty Financial Corp.
             (ALFC), and Insurance Investors and Holding Company (IIH). ALFC and its subsidiaries, American Liberty Life Insurance Company (ALLIC), First American Investment Corp. (FAIC), and American Liberty Exploration Company (ALEC) were acquired by Citizens in September 1995. IIH, which was acquired in March 1996, owns Central Investors Life Insurance Company of Illinois (CILIC). Citizens and its subsidiaries are collectively referred to as "the Company." All significant intercompany accounts and transactions have been eliminated.

             Citizens, Inc. provides life insurance policies through three of its subsidiaries - CICA, ALLIC, and CILIC. CICA sells ordinary whole-life policies internationally, with approximately 94% of premium income derived outside the United States. ALLIC issues life policies primarily as burial insurance and pre-need policies. Additionally, ALLIC offers accident and health specified disease, hospital indemnity, and accidental death policies, as well as annuities. CILIC does not actively market insurance policies, but does administer an in force block of life insurance.

    (b)      INVESTMENTS, OTHER THAN AFFILIATES

             Investments are shown on the following basis:

             1. Fixed maturities, primarily consisting of bonds which the Company has the ability and intent to hold to maturity are carried at amortized cost. Fixed maturities which may be sold prior to maturity to support the Company's investment strategies are considered held as available for sale and carried at fair value as of the balance sheet date.

             2. Equity securities include non-redeemable preferred stock and are reported at fair value.

             3. Mortgage loans on real estate, policy loans, and guaranteed student loans are reported at unpaid principal balances less an allowance for uncollectible amounts, if any.

             4. Other long-term investments consist primarily of real estate which is reported at cost not to exceed fair market value net of accumulated depreciation.

             5. Short-term investments consist of treasury bills and commercial paper with maturities of ninety days or less, or commercial paper, and are carried at cost, which approximates market.

             Unrealized appreciation (depreciation) of equity securities and fixed maturities held for sale is shown as a separate component of stockholders' equity, net of tax in 1996 and 1995, and is not included in the determination of net income.

             Costs of investments sold are determined using the specific identification method. Net realized gains and losses are included in other income and expenses as incurred.

             The Company has assets with a fair value of $8,382,149 at December 31, 1996 on deposit with various state regulatory authorities to fulfill statutory requirements.

    (c)      PREMIUM REVENUE AND RELATED EXPENSES

             Premiums on life and accident and health policies are reported as earned when due or, for short duration contracts, over the contract periods. Benefits and expenses are associated with earned premiums so as to result in recognition of profits over the estimated life of the contracts. This matching is accomplished by means of provisions for future benefits and the capitalization and amortization of deferred policy acquisition costs.

             Annuities are accounted for in a manner consistent with accounting for interest bearing financial instruments. Premium receipts are not reported as revenues but rather as deposits to annuity contracts.

   (d)      DEFERRED POLICY ACQUISITION COSTS AND COST OF INSURANCE ACQUIRED

             Acquisition costs, consisting of commissions and policy issuance and underwriting expenses which relate to and vary with, the production of new business are deferred. These deferred policy acquisition costs are amortized primarily over the estimated premium paying period of the related policies in proportion to the ratio of the annual premium recognized to the total premium revenue anticipated using the same assumptions as were used in computing liabilities for future policy benefits.

             The Company uses the factor method to determine the amount of costs to be capitalized and the ending asset balance. During 1994, the factors used to determine costs capitalized were modified to more accurately reflect the costs attributable to each issue year. The capitalized costs and amortized costs for each year presented have been reclassified to reflect this factor revision. This reclassification did not change the ending asset balance for any year nor did it change the net impact on earnings in any year. The method followed in computing deferred policy acquisition costs limits the amount of such deferred cost to their estimated realizable value.

             The value of insurance acquired in the Company's various acquisitions, which is included in cost of insurance acquired in the accompanying consolidated financial statements, was determined based on the present value of future profits discounted at a risk rate of return. The cost of insurance acquired is being amortized over 30 years in proportion to the profit over the lives of the related policies.

    (e)      POLICY LIABILITIES AND ACCRUALS

             Future policy benefit reserves have been computed by the net level premium method with assumptions as to investment yields, dividends on participating business, mortality and withdrawals based upon the Company's and industry experience, which provide for possible unfavorable deviation (see note 4).

             Annuity benefits are carried at accumulated contract values based on premiums paid by participants, annuity rates of return ranging from 3.0% to 7% (primarily at 4.00% - 5.5%) and annuity withdrawals.

             Premium deposits accrue interest at rates ranging from 3.5% to 8.25% per annum. Premiums are credited to income when due and accrued interest is credited annually to the deposit account.

             Policy and contract claims are based on case-basis estimates for reported claims, and on estimates, based on experience, for incurred but unreported claims and loss expenses.

    (f)      EXCESS OF COST OVER NET ASSETS ACQUIRED AND OTHER INTANGIBLE
             ASSETS

             The excess of cost over the fair value of net assets acquired in the merger with Equities International Life Insurance Co., the 1992 acquisition of the net assets of First Centennial Corporation
             (FCC), the 1995 acquisition of ALFC and the 1996 acquisition of IIH are amortized on a straight-line basis ranging from 5 to 20 years.

             Other intangible assets, primarily the value of state licenses, are amortized on a straight-line basis over 10 years.

    (g)      PARTICIPATING POLICIES

             At December 31, 1996 and 1995, participating business approximated 86% and 91%, respectively, of life insurance in force and premium income. The amount of dividends to be paid is determined annually by the Board of Directors.

    (h)      EARNINGS PER SHARE

             Earnings per share have been computed using the weighted average number of shares of common stock outstanding during each period. The effects of outstanding stock options and warrants have not been included in the calculations because they are either not material or are antidilutive. The weighted average shares outstanding for the years ended December 31, 1996, 1995 and 1994 were 19,615,420, 17,668,047, and 16,882,164, respectively.

    (i)      INCOME TAXES

             At December 31, 1995 the Company filed one consolidated return which included Citizens, Inc., CICA, and all direct non-life subsidiaries, excluding FAIC. Two additional returns were filed at December 31, 1995 which included FAIC and its subsidiaries and ALLIC.

             For the year ended December 31, 1996 the Company will file four separate tax returns as follows: 1) Citizens, Inc., CICA, and all direct non-life subsidiaries, excluding FAIC, 2) ALLIC, 3) CILIC, and 4) FAIC and its subsidiaries.

             Deferred tax asset and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

    (j)      ACCOUNTING PRONOUNCEMENTS

             In May 1993, the FASB issued Statement 115 "Accounting for Certain Investments in Debt and Equity Securities" ("Statement 115"). Statement 115 requires the classification of debt and equity securities as held-to-maturity, trading or available-for-sale based on established criteria. Held-to-maturity debt securities will be carried at amortized cost while trading and available-for-sale securities will be carried at fair value. Unrealized holding gains and losses for trading securities will be included in earnings. Unrealized holding gains or losses for available-for-sale securities will be included as a component of equity on a net of tax basis. The Company adopted Statement 115 on January 1, 1994.

             In March 1995, the FASB issued Statement 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of." Statement 121 established accounting standards for the recognition and measurement of impairment on long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used and for long-lived assets and certain intangibles to be disposed of. This statement does not apply to long-lived assets such as deferred policy acquisition costs and deferred tax assets. Statement 121 is effective for fiscal years beginning after December 15, 1995. The Statement did not have a material impact on the Company's financial statements.

    (k)      CASH EQUIVALENTS

             The Company considers as cash equivalents all securities whose duration does not exceed ninety days at the date of acquisition. These securities are reflected as short-term investments in the accompanying consolidated financial statements.

    (l)      RECLASSIFICATIONS

             Certain reclassifications have been made to the 1995 and 1994 amounts to conform with the 1996 presentation.

    (m)      DEPRECIATION

             Depreciation is calculated on a straight line basis using estimated useful lives ranging from 3 to 10 years. Leasehold improvements are depreciated over the estimated life of 30 years.

    (n)      USE OF ESTIMATES

             The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

(2) INVESTMENTS

             A decline in the fair value of any available-for-sale or held-to-maturity security below cost that is deemed other than temporary is charged to earnings resulting in the establishment of a new cost basis for the security.

             Premiums and discounts are amortized or accreted over the life of the related security as an adjustment to yield using the effective interest method. Dividend and interest income are recognized when earned. Realized gains and losses for securities classified as available-for-sale and held-to-maturity are included in earnings and are derived using the specific identification method for determining the cost of securities sold.

             The amortized cost and estimated fair values of investments in debt securities as of December 31, 1996 and 1995 respectively, are as follows:

                                                                 1996
                                        ------------------------------------------------------
                                                         GROSS         GROSS
                                          AMORTIZED    UNREALIZED    UNREALIZED      FAIR
                                            COST         GAINS         LOSSES        VALUE
                                        ------------  -----------   -----------   ------------
Fixed maturities held to maturity:
    US Treasury securities              $  5,627,256  $        --   $   410,256   $  5,217,000
                                        ------------  -----------   -----------   ------------
        Total                              5,627,256           --       410,256      5,217,000
                                        ============  ===========   ===========   ============

Fixed maturities available for sale:
    US Treasury securities and
      obligations of US government
      corporations and agencies           67,828,066      639,107    (1,148,240)    67,318,933
    Public Utilities                       4,691,540       19,497      (237,212)     4,473,825
    Debt securities issued by States
      of the United States and political
      subdivisions of the States             207,968        4,894        (8,252)       204,610
    Debt securities issued by
      foreign governments                    291,219       11,807          (466)       302,560
    Corporate securities                   9,061,298      176,078      (352,721)     8,884,655
    Mortgage-backed securities            28,679,543      233,705      (374,781)    28,538,467
                                        ------------  -----------   -----------   ------------
        Total                           $110,759,634  $ 1,085,088   $(2,121,672)  $109,723,050
                                        ============  ===========   ===========   ============


                                                                1995
                                        ------------------------------------------------------
                                                         GROSS         GROSS
                                          AMORTIZED    UNREALIZED    UNREALIZED      FAIR
                                            COST         GAINS         LOSSES        VALUE
                                        ------------  -----------   -----------   ------------
Fixed maturities held to maturity:
    US Treasury securities              $ 5,636,785   $   63,215    $        --   $  5,700,000
                                        -----------   ----------    -----------   ------------
      Total                               5,636,785       63,215    $        --      5,700,000
                                        ===========   ==========    ===========   ============

Fixed maturities available for sale:
US Treasury securities and
    obligations of US government
    corporations and agencies            55,793,997    1,151,978       (171,686)    56,774,289
Public Utilities                          5,146,972      111,606        (66,978)     5,191,600
Debt securities issued by State
    of the United States and
    political subdivisions of the
    States                                  290,418       17,582             --        308,000
Debt securities issued by
    foreign governments                     400,398       30,091         (2,489)       428,000
Corporate securities                      7,522,769      368,746        (40,375)     7,851,140
Mortgage-backed securities               28,360,805      550,760            (43)    28,911,522
                                        -----------   ----------    -----------   ------------

      Total                             $97,515,359   $2,230,763    $  (281,571)  $ 99,464,551
                                        ===========   ==========    ===========   ============


    Concurrent with the adoption of the implementation guidance related to Statement 115, "A Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities" issued by the Financial Accounting Standards Board, the Company reclassified certain investments from the held to maturity category to available for sale. The amortized cost of securities transferred was $12,778,241 and the unrealized gain on the date of transfer amounted to $145,937, net of taxes.

    The amortized cost and fair value of fixed maturities at December 31, 1996, by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                       FIXED MATURITIES HELD TO MATURITY

                                              AMORTIZED             ESTIMATED
                                                 COST             MARKET VALUE
                                              ----------          ------------

Due after ten years                           $5,627,256          $  5,217,000
                                              ----------          ------------
                                              $5,627,256          $  5,217,000
                                              ==========          ============


                      FIXED MATURITIES AVAILABLE FOR SALE

                                                AMORTIZED           ESTIMATED
                                                  COST            MARKET VALUE
                                              ------------        ------------
Due in one year or less                       $  5,892,729        $  5,874,870
Due after one year through five years           26,636,077          26,892,633
Due after five years through ten years          27,249,273          26,718,714
Due after ten years                             22,302,012          21,698,366
                                              ------------        ------------
                                                82,080,091          81,184,583
Mortgage-backed securities                      28,679,543          28,538,467
                                              ------------        ------------
    Totals                                    $110,759,634        $109,723,050
                                              ============        ============

    The Company had no investments in any one entity which exceeded 10% of stockholders' equity at December 31, 1996 other than investments guaranteed by the U.S. Government.

    The Company's investment in mortgage loans is concentrated 34% in Colorado, 50% in Texas and 16% in other states as of December 31, 1996.

    At December 31, 1996 and 1995, unrealized depreciation of equity securities of $39,425 and $23,329, respectively, consisted of gross unrealized losses.

    Major categories of investment income are summarized as follows:

                                                  YEAR ENDED DECEMBER 31
                                           -------------------------------------
                                              1996          1995         1994
                                           -----------   ----------   ----------
Investment income on:
     Fixed maturities                      $ 6,999,425   $5,208,785   $4,045,481
     Equity securities                              --       15,823           --
     Mortgage loans on real estate             178,330      195,321      242,331
     Policy loans                            1,442,423    1,478,333    1,001,939
     Short-term investments                    526,910      106,872      123,119
     Other                                     910,223      900,341      795,352
                                           -----------   ----------   ----------
                                            10,057,311    7,905,475    6,208,222
Investment expenses                            871,805      878,566      912,438
                                           -----------   ----------   ----------
Net investment income                      $ 9,185,506   $7,026,909   $5,295,784
                                           ===========   ==========   ==========

Equity securities of $23,328 and other long-term assets of $231,156 held by the Company as of December 31, 1996, did not produce income during the preceding 12 months.

Proceeds from available for sale securities in 1996, 1995 and 1994 were $22,215,108, $29,132,810 and $13,152,225, respectively. Gross realized gains and losses on such sales were $175,125 and $199,890, respectively, for the year ended December 31, 1996, and $346,370 and $426,841, respectively, for the year ended December 31, 1995, and $645,912 and $420,119, respectively, for the year ended December 31, 1994. Realized gains (losses) on investments are as follows:

                                                  YEAR ENDED DECEMBER 31,
                                            -----------------------------------
                                              1996         1995         1994
                                            ---------    ---------    ---------
Realized gains (losses):
    Fixed maturities                        $ (24,765)   $ (80,471)   $ 281,052
    Equity securities                              --           --      (67,309)
    Other                                     250,977      (28,625)    (223,099)
                                            ---------    ---------    ---------
    Net realized gains (losses) on
      investments                             226,212     (109,096)      (9,356)
                                            =========    =========    =========

(3) COST OF INSURANCE ACQUIRED

    Cost of insurance acquired is summarized as follows:

                                                YEAR ENDED DECEMBER 31,
                                        ---------------------------------------
                                           1996           1995         1994
                                        -----------   -----------   -----------
Balance at beginning of period          $ 7,522,827   $ 2,271,866   $ 2,692,389
Increase related to acquisitions            121,000     5,562,574            --
Interest                                    564,212       171,541       198,121
Amortization                               (988,445)     (483,154)     (618,644)
                                        -----------   -----------   -----------
Balance at end of period                $ 7,219,594   $ 7,522,827   $ 2,271,866
                                        ===========   ===========   ===========

    Accretion of interest on cost of insurance acquired is calculated based on the rates of interest used in setting the related policy reserves. These rates range from 6.5% to 8.5%.

    Estimated amortization in each of the next five years is as follows. Actual future amortization will differ from these estimates due to variances from estimated future withdrawal assumptions.


                         1997                   1,055,521
                         1998                   1,055,718
                         1999                     943,009
                         2000                     889,187
                         2001                     853,990
                         Thereafter             2,731,116

(4) FUTURE POLICY BENEFIT RESERVES

    In applying purchase accounting to the future policy benefit reserves acquired through mergers, the Company revalued policy benefit reserves to reflect the Company's reserve assumptions with regard to interest rates, lapse rates and surrenders. The percentage of future policy benefits calculated under these assumptions at December 31, 1996 and 1995 are as follows:

                                           1996          1995
                                           ----          ----
    Pre-American Liberty acquisitions      16.5%         20.4%
    American Liberty                        9.0          12.7
    Central                                 1.0            --

    Various assumptions used to determine the future policy benefit reserves include the following: a) valuation interest rates from 4 - 9%, b) the mortality assumptions are from the 1955-60, 1965-70, and 1975-80 Select and Ultimate mortality tables, and c) withdrawals are based primarily on actual historical termination rates.

(5) REINSURANCE

    CICA cedes all risks to other companies generally in excess of $75,000 per insured and 100% of accidental death benefits through yearly renewable term insurance or coinsurance contracts. ALLIC and CILIC cede life risks in excess of approximately $35,000 per insured to other companies through yearly renewable term insurance or coinsurance contracts. In addition, ALLIC reinsures all accidental death policies through a coinsurance arrangement whereby 90% of the benefit risk is assumed by the reinsurer. Risks are reinsured with other companies to permit the recovery of a portion of any direct losses. The Company remains contingently liable to the extent that the reinsuring companies cannot meet their obligations under these reinsurance treaties.

    At December 31, 1996 and 1995, life insurance in force aggregating approximately $304,380,000 and $285,001,000, respectively, was assumed and $296,378,000 and $290,677,000, respectively, was ceded to other insurance companies out of a total in force of approximately $2,231,017,000 and $2,151,955,000, respectively. Premiums assumed were approximately $310,000, $306,000, and $541,000 in the years ended December 31, 1996, 1995 and 1994, respectively. Premiums ceded were approximately $2,583,000, $2,241,000, and $2,310,000 in the years ended December 31, 1996, 1995 and
    1994, respectively. Claims and surrenders assumed were approximately $314,000, $286,000 and $530,000 and claims and surrenders ceded were approximately $264,000, $377,000 and $928,000 in the years ended December 31, 1996, 1995 and 1994, respectively.

    Amounts paid or deemed to have been paid for reinsurance contracts are recorded as reinsurance receivables. The cost of reinsurance related to long duration contracts is accounted for over the life of the underlying reinsured policies using assumptions consistent with those used to account for the underlying policies.

(6) NOTES PAYABLE

    Notes payable as of December 31, 1996 and 1995 consist of:

                                                                       1996       1995
                                                                     --------   --------
     Note A; payable to bank, 7%, dated June 20, 1988, payable
     in nine annual installments of $66,667 beginning June 30,
     1989, with remainder due June 30, 1998                          $466,666   $533,334

     Note B; payable to bank, prime (8.25% at December 31,
     1996) dated May 24, 1995, payable in monthly installments
     of $3,000 plus interest beginning June 30, 1995                   22,500     64,500

     Note C; payable to individual, 6%, dated April 27, 1995,
     with principal and interest payable at maturity, April
     26, 1996                                                            --      175,000
                                                                     --------   --------

                                                                     $489,166   $772,834
                                                                     ========   ========

    Note A is secured by two life insurance policies and proceeds from the surplus debenture between CICA and the Company.

    Note B is secured by computer equipment.

(7) STOCKHOLDERS' EQUITY AND RESTRICTIONS

    The two classes of stock of Citizens are equal in all respects, except (a) the Class B common stock elects a simple majority of the Board of Directors of Citizens and the Class A common stock elects the remaining directors; and (b) each Class A share receives twice the cash dividends paid on a per share basis to the Class B common stock.

    Generally, the net assets of the insurance subsidiaries available for transfer to the Company are limited to the greater of the subsidiary net gain from operations during the preceding year or 10% of the subsidiary net statutory surplus as of the end of the preceding year as determined in accordance with accounting practices prescribed or permitted by insurance regulatory authorities. Payments of dividends in excess of such amounts would generally require approval by the regulatory authorities. Based upon statutory net gain from operation and surplus of the individual insurance companies as of and for the year ended December 31, 1996, approximately $1,640,000 of dividends could be paid to the Company without prior regulatory approval.

    CICA, ALLIC, and CILIC have calculated their risk based capital (RBC) in accordance with the National Association of Insurance Commissioners' Model Rule and the RBC rules as adopted by their state of domicile, Colorado, Louisiana, and Illinois respectively. The RBC as calculated exceeded levels requiring company or regulatory action.

(8) STOCK OPTIONS

    During 1989, the Company entered into an agreement granting Stephen B. Booke, a financial public relations consultant providing services to the Company, the right and option to purchase 100,000 shares of Class A no par common stock of the Company at $2.50 per share, the fair market value of the common stock at the date of the agreement. Such option is for authorized but unissued shares at the date of the agreement. The option which would have expired on February 8, 1994 was extended for an additional 36 months during 1993. Transfer of this option is limited by the agreement. During 1996, 41,500 shares were issued in conjunction with the exercise of this option.

(9) ACQUISITION, MERGER AND PROPOSED ACQUISITION

    The IIH agreement closed on March 12, 1996 and provided that Investors' shareholders would receive one share of Citizens' Class A Common Stock for each eight shares of Investors Common Stock owned. Additionally, Citizens acquired all shares of Central Investors Life Insurance Company (a 94% owned subsidiary of Investors) not already owned by Investors, based upon an exchange ratio of one share of Citizens' Class A common stock for each four shares of Central Investors owned. The acquisition of these two companies involved the issuance of approximately 171,000 of Citizens' Class A shares which was accounted for as a purchase.

    On October 28, 1996, CICA announced that it had signed definitive written agreements for the acquisition of American Investment Network, Inc. (American Investment), a Jackson, Mississippi, based life insurance holding company with $7.5 million in assets, $3.4 million of stockholders' equity, revenues of $3.2 million and $67 million of life insurance in force.

    The American Investment agreement provides that following the acquisition by CICA, American Investment shareholders will receive 1 share of Citizens, Inc. Class A Common Stock for each 7.2 shares of American Investment Common Stock owned. Registrant expects to issue approximately 700,000 Class A shares in connection with the transaction, which will be accounted for as a purchase. The companies will continue to operate in their respective locations under a combined management team with consolidation of computer data processing on the Company's system. The agreement is subject to approval by American Investment's shareholders and regulatory authorities. The Mississippi Department of Insurance held a public hearing on March 6, 1997 to consider the matter.

    On December 9, 1994, Citizens announced that it had signed definitive written agreements for the acquisition of (i) American Liberty Financial Corporation, a Baton Rouge, Louisiana based life insurance holding company and (ii) Insurance Investors & Holding Co., a Peoria, Illinois based life insurance holding company.

    The ALFC agreement provided that following the acquisition by Citizens, ALFC shareholders would receive 1.10 shares of Citizens' Class A ALFC for each share of ALFC Common Stock owned and 2.926 shares of Citizens' Class A Common Stock for each one share of AFLC Preferred Stock owned. Citizens issued approximately 2.3 million Class A shares in connection with the transaction, which was accounted for as a purchase. The companies will continue to operate in their respective locations under a combined management team with consolidation of computer data processing on the Citizens' system. The transaction was consummated on September 14, 1995.

(10) CONTINGENCIES

     The Company is a party to various legal proceedings incidental to its business. Contingent liabilities that might arise from litigation are not considered material in relation to the financial position of the Company.

     Reserves for claims payable are based on the expected claim amount to be paid after a case by case review of the facts and circumstances relating to each claim. A contingency exists with regard to these reserves until such time as the claims are adjudicated and paid.

(11) INTERNATIONAL SALES

     A significant portion of the Company's business is derived through sales in Latin America. Approximately 74%, 64% and 77% of premiums recorded in the 1996, 1995, and 1994 consolidated statements of operations, respectively, represent policies sold to residents of Central and South America. Sales in Argentina and Columbia represented approximately 38% and 18% of reported premiums in 1996, 40% and 19% in 1995, and 49% and 23% in 1994, respectively. The Company has no assets, offices or employees outside of the United States of America (U.S.) and requires that all transactions be in U.S. dollars paid in the U.S.

(12) INCOME TAXES

     A reconciliation of Federal income tax expense computed by applying the Federal income tax rate of 34% to income before Federal income tax expense for the years ended December 31, 1996, 1995 and 1994 follows:

                                                 1996           1995           1994
                                             -----------    -----------    -----------
Computed normal tax expense                  $ 1,230,470    $ 1,275,533    $ 1,960,743
Small life insurance company deduction          (472,541)      (423,084)      (437,489)
Change in valuation allowance                    (10,097)       (62,355)           --
Small life deduction rate change                 218,438            --             --
Amortization of excess of costs over
    net assets acquired                          331,373        109,041         63,228
Other                                            107,662        102,221          5,851
                                             -----------    -----------    -----------
Federal income tax expense                   $ 1,405,305    $ 1,001,356    $ 1,592,333
                                             ===========    ===========    ===========

    Income tax expense for the years ended December 31, 1996, 1995 and 1994 consists of:

                               1996           1995           1994
                            -----------    -----------    -----------
 Current                    $ 1,812,531    $ 1,982,424    $ 1,975,528
 Deferred                      (407,226)      (981,068)      (383,195)
                            -----------    -----------    -----------
                            $ 1,405,305    $ 1,001,356    $ 1,592,333
                            ===========    ===========    ===========

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1996 and 1995 are presented below.

                                                1996            1995
                                            ------------    ------------
 Deferred tax assets:
 Future policy benefit reserves             $ 11,027,119    $ 10,804,429
 Net operating loss carryforwards                762,809         614,071
 Investments, available for sale                 365,843            --
 Other                                           836,098       1,007,636
                                            ------------    ------------
 Total gross deferred tax assets              12,991,869      12,426,136
 Less valuation allowance                        545,860         555,957
                                            ------------    ------------
 Net deferred tax assets                      12,446,009      11,870,179
                                            ------------    ------------
 Deferred tax liabilities:
 Deferred policy acquisition costs             9,257,148       9,315,657
 Cost of insurance acquired                    2,454,662       2,557,761
 Investments available for sale                     --           757,423
 Other                                         1,576,449       1,612,080
                                            ------------    ------------
 Total gross deferred tax liabilities         13,288,259      14,242,921
                                            ------------    ------------
 Net deferred tax liability                 $   (842,250)   $ (2,372,742)
                                            ============    ============

The Company has established a valuation allowance for net operating losses of ALFC and IIH which may not be used prior to their expiration. The Company and its subsidiaries have net operating losses at December 31, 1996 available to offset future taxable income of approximately $2,243,557 for Federal income tax and $227,000 for Federal alternative minimum tax purposes which expire through 2008. The net operating loss carryforward is subject to limitations under
Section 382 of the Internal Revenue Code.

At December 31, 1996, the Company had accumulated approximately $3,291,143 in its "policyholders' surplus account." This is a special memorandum tax account into which certain amounts not previously taxed, under prior tax laws, were accumulated. No new additions will be made to this account. Federal income taxes will become payable thereon at the then current tax rate (a) when and if distributions to the shareholder, other than stock dividends and other limited exceptions, are made in excess of the accumulated previously taxed income; or
(b) when a company ceases to be a life insurance company as defined by the Internal Revenue Code and such termination is not due to another life insurance company acquiring its assets in a nontaxable transaction. The Company does not anticipate any transactions that would cause any part of this amount to become taxable. However, should the balance at December 31, 1996 become taxable, the tax computed at present rates would be approximately $1,119,000.

(13) FAIR VALUE OF FINANCIAL INSTRUMENTS

     Estimates of fair values are made at a specific point in time, based on relevant market prices and information about the financial instrument. The estimated fair values of financial instruments presented below are not necessarily indicative of the amounts the Company might realize in actual market transactions. The carrying amount and fair value for the financial assets and liabilities on the consolidated balance sheets at each year-end were:

                                              1996                          1995
                                   ---------------------------   ---------------------------
                                     CARRYING        FAIR          CARRYING         FAIR
                                      AMOUNT         VALUE          AMOUNT          VALUE
                                   ------------   ------------   ------------   ------------
    Financial assets:
       Fixed maturities            $115,350,306    114,940,050   $105,101,336    105,164,551
       Equity securities                 50,155         50,155             --             --
            Cash and
    short-term                        6,285,383      6,285,383      7,248,853      7,248,853

       investments

    Mortgage Loans                    1,672,522      1,672,522      1,910,608      1,910,608
    Student Loans                       298,683        298,683        333,387        333,387

    Financial Liabilities:
       Note Payable                     489,166        489,166        772,834        772,834

     Fair values for fixed income securities and equity securities are based on quoted market prices. In cases where quoted market prices are not available, fair values are based on estimates using present value or other assumptions, including the discount rate and estimates of future cash flows.

     Mortgage loans are secured principally by residential properties. Weighted average interest rate for these loans as of December 31, 1996, was approximately 9.6% with maturities ranging from one to fifteen years. Management believes that reported amounts approximate fair value.

     Student loans are guaranteed by the government. Weighted average interest rate for these loans as of December 31, 1996, was approximately 7.9%. Management believes that the reported amounts approximate fair value as these loans are sold as soon as possible.

     The carrying value of the note payable approximates fair value as the interest rate charged on the note payable is indexed with the prime rate.

     Policy loans have a weighted average interest rate of 7.6% as of December 31, 1996 and 1995 and have no specified maturity dates. The aggregate market value of policy loans approximates the carrying value reflected on the consolidated balance sheet. These loans typically carry an interest rate that is tied to the crediting rate applied to the related policy and contract reserves. Policy loans are an integral part of the life insurance policies which the Company has in force and cannot be valued separately.

     For cash, and short-term investments, accrued investment income, amounts recoverable from reinsurers, other assets, federal income tax payable and receivable, dividend accumulations, commissions payable, amounts held on deposit, and other liabilities, the carrying amounts approximate fair value because of the short maturity of such financial instruments.

(14) QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

     The following table contains selected unaudited consolidated financial data for each quarter.

                                                      1996
                            ------------------------------------------------------------
                              FOURTH           THIRD          SECOND          FIRST
                              QUARTER         QUARTER         QUARTER         QUARTER
                            ------------    ------------    ------------    ------------
 Revenues                   $ 17,666,077    $ 16,976,294    $ 15,484,789    $ 13,695,000
 Expenses                     16,221,781      16,093,457      14,936,524      12,951,367
 Other                          (542,568)       (237,302)       (366,799)       (258,636)
 Net income                      901,728         645,535         181,466         484,997
 Net income per share                .04             .03             .01             .03

                                                       1995
                            ------------------------------------------------------------
                              FOURTH           THIRD          SECOND          FIRST
                              QUARTER         QUARTER         QUARTER         QUARTER
                            ------------    ------------    ------------    ------------
 Revenues                   $ 16,115,722    $ 13,420,798    $ 12,872,679    $ 10,862,138
 Expenses                     15,659,326      11,727,114      11,488,128      10,497,876
 Other                           (61,739)        (31,757)        (19,262)        (28,407)
 Net income                      558,290         901,266       1,017,773         272,883
 Net income per share                .03             .05             .06             .02



                                                      1994
                            ------------------------------------------------------------
                              FOURTH           THIRD          SECOND          FIRST
                              QUARTER         QUARTER         QUARTER         QUARTER
                            ------------    ------------    ------------    ------------
 Revenues                   $ 13,752,088    $ 13,526,681   $ 12,114,056    $  9,763,884
 Expenses                     11,982,416      11,810,114     10,461,651       9,190,926
 Other                          (160,527)         74,999       (358,273)        499,090
 Net income                      878,741       1,447,695        929,361         918,761
 Net income per share               0.04            0.09           0.06            0.06


                                                                     SCHEDULE II

                        CITIZENS, INC. AND SUBSIDIARIES

                 CONDENSED FINANCIAL INFORMATION OF REGISTRANT

                        CITIZENS, INC. (PARENT COMPANY)

                                 BALANCE SHEETS

                           DECEMBER 31, 1996 AND 1995



                                                                 1996            1995
                                                             ------------    ------------
 Assets

 Investment in subsidiaries                                    64,241,647      63,481,741
 Accrued investment income                                         20,089          24,346
 Real estate                                                      356,339         287,979
 Cash                                                           1,318,221         884,241
 Notes receivable (1)                                             521,686         673,953
 Other assets                                                   1,073,825         680,502
                                                             ------------    ------------
                                                             $ 67,531,807    $ 66,032,762
                                                             ============    ============
 Liabilities and Stockholders' Equity

 Liabilities:
      Notes payable                                          $    466,667    $    533,333
      Accrued expense and other                                   182,124         786,439
                                                             ------------    ------------
                                                             $    648,791    $  1,319,772
 Stockholders' equity:
      Common stock:
      Class A                                                $ 45,941,552    $ 44,007,339
      Class B                                                     283,262         283,262
      Retained earnings                                        23,430,634      21,216,908
      Unrealized investment gain (loss) of securities held
      by subsidiaries, net                                       (710,166)      1,267,747
      Treasury stock                                           (2,062,266)     (2,062,266)
                                                             ------------    ------------
                                                               66,883,016      64,712,990
                                                             ------------    ------------
                                                             $ 67,531,807    $ 66,032,762
                                                             ============    ============

(1) Eliminated in consolidation.



                 See accompanying independent auditor's report.

                        CITIZENS, INC. AND SUBSIDIARIES

                 CONDENSED FINANCIAL INFORMATION OF REGISTRANT

                        CITIZENS, INC. (PARENT COMPANY)

                            STATEMENTS OF OPERATIONS

                YEARS ENDED DECEMBER 31, 1996 AND 1995 AND 1994



                                                 1996          1995           1994
                                             -----------   -----------    -----------
 Revenues:
      Management service fees (1)            $10,428,468   $ 8,068,030    $ 6,749,976
      Investment income (1)                       83,957       118,103        131,933
      Other                                        2,357        11,551          7,691
      Realized (gain) loss                       151,334        (1,573)       147,691
                                             -----------   -----------    -----------
                                              10,666,116     8,196,111      7,037,291
                                             -----------   -----------    -----------

 Expenses:
      General                                  9,374,706     7,710,834    $ 6,189,677
      Interest                                    34,853        42,113         20,583
      Taxes                                      447,450       327,815        263,917
                                             -----------   -----------    -----------
                                             $ 9,857,009   $ 8,080,762    $ 6,474,177
                                             -----------   -----------    -----------

 Income (loss) before  equity in income of
      unconsolidated subsidiaries                809,107       115,349        563,114
 Equity in income of unconsolidated
      subsidiaries                             1,404,619     2,634,863      3,611,444
                                             -----------   -----------    -----------

                   Net income                $ 2,213,726   $ 2,750,212    $ 4,174,558
                                             ===========   ===========    ===========

(1) Eliminated in consolidation.

                 See accompanying independent auditor's report.

                        CITIZENS, INC. AND SUBSIDIARIES

                 CONDENSED FINANCIAL INFORMATION OF REGISTRANT

                        CITIZENS, INC. (PARENT COMPANY)

                            STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994



                                                                 1996           1995           1994
                                                             -----------    -----------    -----------
 Cash flows from operating activities:
   Net income                                                $ 2,213,726    $ 2,750,212    $ 4,174,558
   Adjustments to reconcile  net loss to net cash
     used by operating activities:
      Realized (gains) loss on sales of investments             (151,334)          --          313,796
      Depreciation                                                  --             --           36,214
      Equity in net income of unconsolidated subsidiaries
                                                                (795,318)    (3,871,812)    (3,784,819)
      Accrued expenses and other liabilities                    (604,315)       514,447       (236,873)
      Accrued investment income                                    4,257          2,243          1,900
      Other assets                                              (393,323)         2,951       (243,866)
                                                             -----------    -----------    -----------
        Net cash provided (used) by
          operating activities                                   273,693       (601,959)       260,910
                                                             -----------    -----------    -----------
 Cash flows from investing activities:
      Capital contribution to subsidiary                        (400,000)          --       (5,200,000)
      Sale of equity securities                                     --             --          174,761
      Payments on notes receivable                               152,267         52,075         51,022
      Sale of real estate                                         82,974        154,169        216,168
                                                             -----------    -----------    -----------
        Net cash provided (used) by investing
          activities                                            (164,759)       206,244     (4,758,049)
                                                             -----------    -----------    -----------
 Cash flows from financing activities:
      Sale of common stock, net                                  391,712        381,485      5,371,959
      Payment on notes payable                                   (66,666)       (73,849)      (343,746)
                                                             -----------    -----------    -----------
        Net cash provided by financing
          activities                                             325,046        307,636      5,028,213
                                                             -----------    -----------    -----------
 Net increase (decrease) in cash                                 433,980        (88,079)       531,074
 Cash at beginning of year                                       884,241        972,320        441,246
                                                             -----------    -----------    -----------
 Cash at end of year                                         $ 1,318,221    $   884,241    $   972,320
                                                             ===========    ===========    ===========

See accompanying independent auditor's report.

                                                                     SCHEDULE IV

                        CITIZENS, INC. AND SUBSIDIARIES

                                  REINSURANCE

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994


                                                         CEDED            ASSUMED                        PERCENTAGE
                                         GROSS          TO OTHER         FROM OTHER         NET           OF AMOUNT
                                         AMOUNT         COMPANIES        COMPANIES         AMOUNT       ASSUMED TO NET
                                     --------------   --------------   --------------   --------------   ------------
 Year ended December 31, 1996:
     Life insurance in force         $2,213,017,000   $  296,378,000   $  304,380,000   $2,221,019,000       13.7%
                                     ==============   ==============   ==============   ==============

     Premiums:
     Life insurance                      51,338,427        2,511,318          309,953       49,137,062        0.6%
     Accident and health insurance        4,111,969           71,281                0        4,040,688          -%
                                     --------------   --------------   --------------   --------------
     Total premiums                  $   55,450,396        2,582,599          309,953       53,177,750        0.6%
                                     ==============   ==============   ==============   ==============

 Year ended December 31, 1995:
     Life insurance in force         $1,866,954,000   $  290,677,000   $  285,001,000   $1,861,278,000       15.3%
                                     ==============   ==============   ==============   ==============

     Premiums:
     Life insurance                      47,361,742        2,241,111          306,256       45,426,887        0.7%
     Accident and health insurance          698,206                0                0          698,206       --
                                     --------------   --------------   --------------   --------------
     Total premiums                  $   48,059,948        2,241,111          306,256       46,125,093        0.7%
                                     ==============   ==============   ==============   ==============

 Year ended December 31, 1994:
     Life insurance in force         $1,759,915,000   $  285,104,000   $  384,794,000   $1,859,605,000       20.7%
                                     ==============   ==============   ==============   ==============

     Premiums:
     Life insurance                      45,294,285        2,309,544          541,370       43,526,111        1.2%
     Accident and health insurance          259,378              128                0          259,250       --
                                     --------------   --------------   --------------   --------------
     Total premiums                  $   45,553,663        2,309,672          541,370       43,785,361        1.2%
                                     ==============   ==============   ==============   ==============


                 See accompanying independent auditor's report.

                 INDEX TO THE CONSOLIDATED FINANCIAL STATEMENTS

                       AMERICAN INVESTMENT NETWORK, INC.

                                                                                                                     Page
                                                                                                                     ----
Consolidated Financial Statements:
  Independent Auditors Report                                                                                        F-28
  Consolidated Balance Sheets - December 31, 1996 and 1995                                                           F-29
  Consolidated Statements of Operations - Years Ended
     December 31, 1996 and 1995                                                                                      F-31
  Consolidated Statements of Changes in Stockholders Equity - Years Ended
     December 31, 1996 and 1995                                                                                      F-33
  Consolidated Statements of Cash Flows - Years Ended
     December 31, 1996 and 1995                                                                                      F-34
  Notes to Consolidated Financial Statements                                                                         F-36




INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Shareholders
  American Investment Network, Inc. Jackson, Mississippi

We have audited the consolidated balance sheets of American Investment Network, Inc. (formerly Great American Investment Network, Inc.) and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, changes in stockholders equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the consolidated financial position of American Investment Network, Inc. and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

/s/ DELOITTE & TOUCHE LLP
Jackson, Mississippi
March 17, 1997

AMERICAN INVESTMENT NETWORK, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 1996 AND 1995

================================================================================

ASSETS                                                                               1996           1995
SECURITIES  AVAILABLE FOR SALE - AT FAIR VALUE
  Fixed maturities                                                                 $2,706,059     $2,666,979

  Equity securities                                                                   981,163        980,600
                                                                                   ----------     ----------

                                                                                    3,687,222      3,647,579
OTHER ASSETS:
  Cash and cash equivalents                                                           282,277        121,102
  Restricted cash                                                                                     95,000
  Accrued investment income                                                            86,830         76,737
  Notes and accounts receivable, no allowance for uncollectible
   accounts deemed necessary                                                          305,795        339,172
  Reinsurance receivable                                                               34,552         35,393
  Property and equipment - net                                                        738,522        723,864
  Deferred policy acquisition costs                                                 2,305,365      2,241,403
  Intangibles and other assets, net of accumulated
   amortization of $18,000 (1996) and $7,000 (1995)                                   247,423        206,338
                                                                                   ----------     ----------
TOTAL ASSETS                                                                       $7,687,986     $7,486,588
                                                                                   ==========     ==========

                                                                     (Continued)



See notes to consolidated financial statements.

LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                                      1996           1995
LIABILITIES:
Future policy benefits                                                             $2,405,250     $1,998,386
Unpaid claims                                                                         163,214        140,777
Unearned premiums                                                                     110,336         71,724
Policyholders' dividend accumulations                                                 836,352        731,454
Accounts payable and other liabilities                                                202,559        315,976
Note payable                                                                          509,128        526,447
                                                                                   ----------     ----------

Total liabilities                                                                   4,226,839      3,784,764

CONTINGENCIES

STOCKHOLDERS' EQUITY:

Class A common stock, participating,
  no par value; authorized 15,000,000
  shares, issued 5,025,490                                                          4,480,620      4,480,620
Class B common stock participating,
  $1 par value; 2,500 shares authorized,

  issued and outstanding                                                                2,500          2,500
Unrealized (loss) gain on securities
  available for sale                                                                  (15,143)        48,062
Retained earnings (deficit)                                                          (999,378)      (821,906)
                                                                                   ----------     ----------

                                                                                    3,468,599      3,709,276
Less cost of treasury stock - 3,726 shares                                             (7,452)        (7,452)
                                                                                   ----------     ----------

Total stockholders' equity                                                          3,461,147      3,701,824
                                                                                   ----------     ----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                         $7,687,986     $7,486,588
                                                                                   ==========     ==========


                                                                     (Concluded)

AMERICAN INVESTMENT NETWORK, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 1996 AND 1995

================================================================================

                                                                                    1996           1995
REVENUE:
Premiums (net of ceded premium of $149,000 (1996) and
   $70,000 (1995)                                                                $2,752,914       $2,797,260
Net investment income                                                               290,417          294,807
Rental income                                                                        54,008           51,608
Realized investment losses                                                                            (2,325)
Other income                                                                          8,064            9,365
                                                                                  ---------         --------
                                                                                  3,105,403        3,150,715

BENEFITS AND EXPENSES:
Benefits and claims                                                               1,406,297        1,107,183
Amortization of deferred policy acquisition costs                                   644,754          449,204
Interest expense                                                                     61,517           70,148
Salaries and employee costs                                                         696,054          743,640
Actuarial and other professional fees                                               156,725          175,620
Depreciation and amortization                                                        76,926           77,721
Other expenses                                                                      240,602          308,273
                                                                                  ---------        ---------
Reduction of foreign marketing subsidiary investment                                                  30,000

                                                                                 3,282,875         2,961,789
                                                                                ----------        ----------
(LOSS) EARNINGS FROM CONTINUING OPERATIONS                                         (177,472)         188,926

DISCONTINUED OPERATIONS:
Loss from operations                                                                                  (9,871)
                                                                                                       47,138
                                                                                                  -----------
Gain or sale of agency subsidiary
                                                                                                       37,262
                                                                                  ----------      -----------
            Net (Loss) Earnings                                                    ($177,472)        $226,188
                                                                                     =======          =======


                                                                     (Continued)

AMERICAN INVESTMENT NETWORK, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 1996 AND 1995

================================================================================

                                                                                     1996           1995
NET (LOSS) EARNINGS PER COMMON SHARE:


Continuing operations                                                               $   (0.04)     $    0.04
Discontinued operations                                                                                 0.01
                                                                                    --------       ---------

Net (loss) earnings                                                                 $   (0.04)     $    0.05
                                                                                    =========      =========


WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                                          5,024,264      5,024,264
                                                                                    =========      =========

                                                                     (Concluded)




See notes to consolidated financial statements

AMERICAN INVESTMENT NETWORK, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

YEARS ENDED DECEMBER 31, 1996 AND 1995
-------------------------------------------------------------------------------

                                                                       COMMON STOCK
                                                   CLASS A                         CLASS B
                                                   SHARES          AMOUNT           SHARES         AMOUNT
BALANCE, JANUARY 1, 1995                            5,025,490     $4,480,620          2,500         $ 2,500

Unrealized gain on securities
    available for sale
Net earnings
                                                    ---------      ---------         ------          ------

BALANCE, DECEMBER 31, 1995                          5,025,490      4,480,620          2,500           2,500
Unrealized (loss) on securities
    available for sale
                                                    ---------    ---------           -----          ------
Net (loss)                                          5,025,490    4,480,620           2,500           $2,500
                                                    =========    =========       =========        =========

See notes to consolidated financial statements



                UNREALIZED
                GAIN (LOSS)              RETAINED                                      TOTAL
                ON MARKETABLE            EARNINGS             TREASURY             STOCKHOLDERS'
                SECURITIES               (DEFICIT)              STOCK                 EQUITY
                  $  (374,653)            $(1,048,094)           $ (7,452)              $ 3,052,921
                      422,715                                                               422,715

                                              226,188                                       226,188
                  ------------            -----------             -------                 ---------

                       48,062                (821,906)             (7,452)                3,701,824

                      (63,205)                                                              (63,205)
                                             (177,472)                                     (177,472)
                 ------------             -----------             -------                 ---------
                  $   (15,143)            $  (999,378)            $(7,452)               $3,461,147
                  ===========             ===========             =======                ==========


AMERICAN INVESTMENT NETWORK, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1996 AND 1995
-------------------------------------------------------------------------------

                                                                                     1996           1995
OPERATING ACTIVITIES:
Net (loss) earnings                                                                 $(177,472)     $ 226,188
Adjustments to reconcile net (loss) earnings to net cash
  provided by operating activities:
    Discontinued operations                                                                          (37,262)
    Realized loss on sale of investments                                                               2,325
    Reduction of foreign marketing subsidiary                                                         30,000
      investment
    Provision for doubtful accounts                                                     3,140          4,243
    Amortization on investment premium and discounts                                      192           (157)
    Depreciation and amortization                                                      76,926         77,721
    Amortization of deferred policy acquisition costs                                 644,754        449,204
    Policy acquisition costs deferred                                                (708,716)      (849,139)
    Decrease in restricted cash                                                        95,000        161,000
    Increase in accrued investment income                                             (10,092)       (26,417)
    Decrease (increase) in accounts receivable                                         18,062        (27,544)
    Decrease (increase) in other assets                                               (48,085)        (5,335)
    Decrease (increase) in reinsurance receivables                                        841          1,282
    Increase in liability for future policy benefits                                  406,864        212,382
    Increase in unpaid claims                                                          22,437         27,448
    Increase in unearned premiums and policyholders'
      dividend accumulations                                                          143,510        160,593
    Increase in accounts payable and other liabilities                               (113,417)      (297,291)
    Decrease in net assets of discontinued operations                                                 16,676
                                                                                     --------       --------
    Net cash provided by operating activities                                         353,943        125,917
                                                                                     --------       --------

INVESTING ACTIVITIES:
Cost of investments acquired                                                         (330,220)      (429,368)
Proceeds from sale of investments                                                     210,000        238,000
Proceeds from maturities and repayments of
fixed-maturities investments                                                           17,180         22,053

Property and equipment purchased                                                                    (115,886)
                                                                                      (84,584)
Collections on note receivable                                                         12,175          5,755
                                                                                     --------       --------
             Net Cash used in investing activities                                   (175,449)      (279,446)
                                                                                     ---------      ---------

                                                                     (Continued)

AMERICAN INVESTMENT NETWORK, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1996 AND 1995
-------------------------------------------------------------------------------

                                                                                     1996           1995
FINANCING ACTIVITIES:
Repayments on notes payable                                                          $(17,319)     $  (9,116)
Net cash used in financing activities                                                 (17,319)        (9,116)
                                                                                     --------      ---------
NET INCREASE (DECREASE) IN CASH AND

CASH EQUIVALENTS                                                                      161,175       (162,645)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                        121,102        283,747
                                                                                     --------       --------

CASH AND CASH EQUIVALENTS AT END OF YEAR                                             $282,277       $121,102
                                                                                     ========       ========

SUPPLEMENTAL INFORMATION:

Change in unrealized (loss) gain on securities available for sale                    $(63,000)      $423,000
                                                                                     ========       ========

Sale of agency subsidiary in exchange for note receivable                                           $170,000
                                                                                                    ========

Interest paid                                                                       $  54,000       $ 60,000
                                                                                    =========       ========

                                                                     (Concluded)

See notes to consolidated financial statements.

AMERICAN INVESTMENT NETWORK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1996 AND 1995

1.    SUMMARY OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS - American Investment Network, Inc. (formerly Great American Investment Network, Inc.) (AIN) was incorporated in 1987 for the purpose of acquiring stock in existing insurance companies and organizing and operating other companies in the financial services industry. AIN has two wholly-owned subsidiaries, United Security Life Insurance Company (USLI) and The Gain Agency, Inc. (The Agency). Prior to 1995, AIN owned a 50.025% interest in U. S. Star International, Inc. (US Star), an inactive Cayman Island Corporation. In 1995, the Company conveyed its interest in US Star to US Stars other shareholder and wrote-off its remaining investment of $30,000, which is included in reduction of foreign marketing subsidiary investment.

Prior to April 1995, the Agency was a general insurance agency selling property and casualty insurance. In April 1995, the Agency sold all of its inforce business and certain net assets (see Note 2).

On May 10, 1990, USLI began selling and underwriting a participating modified whole life insurance policy which accounts for over 98% of its inforce life insurance policies and, in latter 1993, began a mass marketing program to offer limited benefit accident and health policies. The sale of accident and health products has been USLIs major focus during the past three years and presently it plans to offer additional competitive insurance products.

Prior to 1990 the Company incurred operating losses resulting from its developmental stages and as of December 31, 1996 had a cumulative deficit in retained earnings of approximately $999,000. For continued expansion of its operations, the Company will be dependent on (i) attaining and maintaining profitable operations, (ii) possible additional equity offerings, and (iii) obtaining such additional financing as may be required from time to time. See
Note 2 to the consolidated financial statements concerning a proposed sale of the Company.

a. BASIS OF PRESENTATION - The accounts of AIN and its subsidiaries are stated on the basis of generally accepted accounting principles. For USLI, these principles differ in some respects from the statutory basis of accounting required by the Mississippi Insurance Department.

b. PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of AIN and its wholly- owned subsidiaries, USLI and The Agency (collectively the Company). All significant intercompany balances and transactions have been eliminated.

    In preparing the consolidated financial statements, the Company is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the dates of the balance sheets and the reported amounts of revenues and expenses for the years then ended. Actual results could differ significantly from those estimates.

c. SECURITIES AVAILABLE FOR SALE - Fixed maturities of the Company include all debt securities and consists of bonds and notes with maturities beyond one year. Equity securities consist of non-redeemable preferred stocks.
    The Company has classified all its equity and fixed maturity securities as securities available for sale, which are carried at fair value. Unrealized gains and losses are excluded from earnings and reported net of tax, as a separate component of stockholders equity. Securities within the available for sale portfolio may be used as part of the Company's asset/liability strategy and may be sold in response to changes in interest rate risk, prepayment risk or other similar economic factors. The specific identification method is used to compute gains or losses on the sale of these assets. Interest and dividends earned on these assets are included in net investment income.

    Fixed maturities and equity securities that reflect a market decline below cost or amortized cost that is deemed other than temporary are written down to net realizable value by a charge to earnings. Investment premiums and discounts are amortized by a method which approximates the interest method.

d. CASH AND CASH EQUIVALENTS - For purposes of the consolidated statements of cash flows, the Company considers checking accounts and cash on hand to be cash and cash equivalents. Short-term investments are included in the investments category in order to conform to insurance company reporting requirements.

e. PROPERTY AND EQUIPMENT - Property and equipment are stated at cost. Major additions and betterments are charged to the property accounts while replacements, maintenance and repairs which do not improve or extend the lives of the respective assets are expensed. Depreciation of property and equipment is provided using the straight-line method over the estimated useful lives of the related assets which range from five to thirty-two years.

f. DEFERRED POLICY ACQUISITION COSTS - The costs (consisting of commissions, premium taxes and other costs) which both vary with and are primarily related to the production of new insurance business are deferred and amortized over the anticipated premium paying period of the related policies in proportion to the ratio of the annual premium revenue to the total premium revenue anticipated. Such anticipated premium revenue is estimated using the same assumptions as are used for computing liabilities for future policy benefits.

g. INTANGIBLE ASSETS - Intangible assets consist of the cost of noncompete and employment agreements, acquired insurance license agreements, and the excess of cost over net assets of businesses acquired. These intangibles are being amortized by the straight-line method over their estimated lives, which range from five to twenty-five years.

h. FUTURE POLICY BENEFITS - The liabilities for future policy benefits have been determined by the net level premium method. The significant assumptions used to determine these liabilities are as follows:

                               LIFE                         ACCIDENT AND HEALTH
Interest rates       8% first five years graded to
                        7% at the fifteenth year                    7%

Mortality and       85% of 1965-70 Male Select              50% (cancer) and 60%
  Morbidity             and Ultimate Table                  (non-cancer) of Underwriting
                                                            Selection graded to 100%
                                                            after five years, 1980 CSO ALB

Withdrawals         22.5% first year graded to 5%           25% first year graded to 7.5%
(Lapse Rates)         in years eleven and later             (cancer) and 10% (non-cancer)
                                                            in years five and later

i. UNPAID CLAIMS - Unpaid claims represent the estimated liabilities on claims reported to the Company plus a provision for claims incurred but not yet reported. The liability for unpaid claims is determined using both evaluations of each claim and statistical analyses and represents the estimated ultimate net cost of all claims incurred through the end of the reporting period.

j. INCOME TAXES - Prior to 1995, AIN and The Agency filed a consolidated income tax return and USLI filed its income tax return on a separate company basis. Beginning in 1995, the Company included USLI in a consolidated income tax return.

    Deferred tax liabilities and assets are determined based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

k. PREMIUM AND COMMISSION REVENUE RECOGNITION - Premiums are recognized as revenue when due from policyholders. Benefits and expenses are associated with the earned premiums to result in recognition of profits over the life of the insurance contracts. This association is accomplished by accrual of the liability for future policy benefits on insurance in force and the amortization of deferred policy acquisition costs.

    Loss from discontinued operations includes commission income (none of which was received from USLI) for insurance coverage, principally property and casualty, placed with underwriters. These revenues are recognized at the effective date of the policy.

l. NET (LOSS) EARNINGS - Net (loss) earnings per common share is computed on the basis of the weighted average number of shares outstanding during the year.

m. FAIR VALUES OF FINANCIAL INSTRUMENTS - The following methods and assumptions were used by the Company to estimate the fair value of each class of financial instruments:

    Cash and Cash Equivalents: The carrying amounts reported in the balance sheets for these financial instruments, including restricted cash, approximate their fair value.

    Securities Available for Sale: Fair values for these financial instruments are based upon quoted market prices or dealer quotes, where available. If quoted market prices are not available, fair values are based upon quoted market prices of comparable instruments.

    Note Receivable for Sale of Agency Assets: The fair value of the note receivable from the sale of agency assets is estimated by discounting the future cash flows using current rates at which a similar loan would be made to the borrower for the same remaining maturity.

    Note Payable: The fair value of the note payable is estimated using rates currently available to the Company for debt with a similar term and remaining maturity.

n. STOCK-BASED COMPENSATION - During 1996, the Company adopted Statement of Accounting Financial Standards (SFAS) No. 123 "Accounting for Stock-Based Compensation" and has applied the measurement requirements to the Agent's Stock Option Plan adopted in 1996 (see Note 9). No compensation cost has been recognized as no options have been granted under this plan.

    The Company continues to measure compensation cost for the employee stock incentive plan (see Note 9), using the intrinsic value based method of accounting prescribed by Accounting Principles Board No. 25 "Accounting for Stock Issued to Employees".

2.  PROPOSED SALE OF COMPANY AND OTHER BUSINESS DISPOSITIONS

On October 25, 1996, the Company signed a definitive written agreement whereby Citizens Insurance Company of America, (CICA), Austin, Texas, a wholly-owned subsidiary of Citizens, Inc. (Citizens) will acquire 100% of the outstanding shares of the Company for shares of Citizens Class A common stock.

Pursuant to the terms of the Agreement, which is subject to approval of regulatory authorities and shareholders of the Company, CICA will issue one share of Citizens Class A common stock it owns for each 7.2 shares of the Company's Class A and Class B common stock issued and outstanding. CICA expects to issue approximately 700,000 shares of Citizens common stock to consummate the transaction. Management of the Company anticipates that the sale will occur during 1997.

In April 1995, The Agency sold all of the inforce business and certain net assets to a former officer of The Agency for approximately $180,000 of which $170,000 was received in the form of a five year note receivable. The sale resulted in a net gain of approximately $47,000. The gain on disposition of this business segment has been accounted for as discontinued operations. Revenues of the agency approximated $65,000 in 1995 prior to the sale. The note receivable from the former officer, which is included in notes and accounts receivables, approximated $152,000 (1996) and $164,000 (1995).

3.  RESTRICTED CASH

Pursuant to a business acquisition in 1994, the Company and the seller entered into certain agreements to indemnify the Company and the acquired company from certain liabilities and contingencies. In connection therewith, an escrow agreement was executed wherein $256,000 of the acquired company's assets, which would have been transferred to the seller, were deposited in an escrow account. In 1995, these assets were presented as restricted cash of the Company with a corresponding liability in accounts payable and other liabilities for certain potential contingencies. During March 1996, these contingencies were resolved and the Company released the remaining funds which were distributed to the seller and approximated $95,000.

4.  SECURITIES

The amortized cost and related approximate fair value of securities available for sale were as follows:

                                                                      GROSS            GROSS
                                                   AMORTIZED       UNREALIZED       UNREALIZED          FAIR
                                                     COST             GAINS           LOSSES            VALUE
                                                     ----             -----           ------           ------
1996
Fixed Maturities:
U.S. Treasury and other U.S.
 government agencies obligations                      $305,253          $     -           11,253        $294,000
State, county and municipal
 obligations                                           409,258            6,442                          415,700
FHLB and GNMA certificates                             156,355                             5,996         150,359
Public utility bonds                                   781,614                            14,614         767,000
Industrial bonds                                     1,062,648           16,352             -          1,079,000
                                                    ----------          -------        ------         ----------
                                                    $2,715,128          $22,794          $31,863      $2,706,059
                                                    ==========          =======          =======      ==========
Equity Securities                                   $  987,237          $12,448          $18,522      $  981,163
                                                    ==========          =======          =======      ==========

1995
Fixed Maturities:
U.S. Treasury and other U.S.
  government agencies obligations                     $306,458           $1,000           $4,458        $303,000
State, county and municipal
  obligations                                          214,188            3,862                          218,050
FHLB and GNMA certificates                             273,913            2,000            4,985         270,928
Public utility bonds                                   806,544           10,671            3,714         813,501
Industrial bonds                                     1,011,177           50,323                        1,061,500
                                                    ----------          -------          -------      ----------
                                                    $2,612,280          $67,856          $13,157      $2,666,979
                                                    ==========          =======          =======      ==========
Equity Securities                                   $  987,237          $                $ 6,637      $  980,600
                                                    ==========          =======          =======      ==========

Fixed maturity investments with an amortized cost of $1,161,000 in 1996 and $1,156,000 in 1995 (fair values of $1,160,000 in 1996 and $1,189,000 in 1995)
were held by and pledged to various states in which the Company is licensed pursuant to regulatory requirements.

The components of net investment income were as follows:

                                                                                    1996                     1995
 Fixed maturities                                                                 $193,246                $ 185,487
 Equity securities                                                                  91,225                   95,483
 Short-term investments                                                              4,033                    3,860
 Other                                                                               1,913                    9,977
                                                                                  --------                 --------

 Net investment income                                                            $290,417                 $294,807
                                                                                  --------                 --------

Investment expenses were not material for any of the years presented.

The following is an analysis of the amortized cost and fair value of investments in fixed maturities at December 31, 1996, by contractual maturity:

                                                                            AMORTIZED                FAIR
                                                                               COST                  VALUE
Due in one year                                                               $  100,080            $  101,000
Due after one year through five years                                            350,996               353,700
Due after five years through ten years                                         1,356,091             1,349,500
Due after ten years                                                              908,302               901,859
                                                                              ----------            ----------
                                                                              $2,715,128            $2,706,059
                                                                              ==========            ==========

Actual maturities may differ from contractual maturities because of the borrowers right to call or prepay obligations.

Proceeds from sales of fixed maturity securities approximated $210,000 in 1996 and $238,000 in 1995. There were no gross realized gains in 1996 and 1995. Gross realized losses approximately $2,000 in 1995 (none in 1996).

5.  PROPERTY AND EQUIPMENT

Property and equipment were as follows:

                                                                               1996                    1995
Land                                                                         $ 80,000                 $80,000
Buildings                                                                     483,749                 483,749
Furniture and equipment                                                       427,783                 385,704
                                                                             --------                --------
                                                                              991,532                 949,453
Less accumulated depreciation                                                 253,010                 225,589
                                                                             --------                --------

Property and equipment, net                                                  $738,522                $723,864
                                                                             ========                ========

6. REINSURANCE

The maximum amount of risk that USLI retains on any one life is $20,000. Life insurance coverage in excess of this retention limit, accidental death benefit coverage and substandard insurance risks are ceded to other reinsurers. For accident and health policies, the Company reinsures all of its cancer policies to provide reinsurance for all individual claims over $25,000 in any calendar year. In addition during 1996, the Company entered into other reinsurance agreements which provide coverage of claims in excess of various amounts on several other accident and health policies and riders. Under the terms of the life reinsurance contracts dated in May 1990, USLI received a commission allowance equal to 100% of first year premiums to be paid on the excess life coverage. Premiums ceded for the excess life coverage relating to the second and subsequent years approximated $71,000 in 1996 and $67,000 in 1995. Accident and health premiums ceded approximated $79,000 in 1996 and $3,000 in 1995.

Although ceding of insurance does not discharge the primary liability of the original insurer, insurance liabilities are presented net of reinsurance. The reinsured portion of the liabilities for future policy benefits for life products approximated $31,000 in 1996 and $35,000 in 1995 relating to insurance in force of $39,760,000 and $39,236,000, respectively, and is included in re-insurance receivables.

7. NOTE PAYABLE

Note payable consisted of the following:

                                                                                       1996           1995
Prime plus 1.5% mortgage note (effective rates of
  9.75% in 1996 of 10.25% in 1995) payable in
  monthly installments of $5,751, including
  interest, with a balloon payment due on
  December 19, 1999 and collateralized by

  property with a carrying value of $371,000
  in 1996 and $386,000 in 1995                                                         509,128        526,447
                                                                                       =======        =======

Aggregate future principal payments on the note payable were as follows:

Year Ended December 31, 1997:
  1997                                                                                $ 20,161
  1998                                                                                  22,328
  1999                                                                                 466,539
                                                                                      --------
                                                                                      $509,128
                                                                                      ========

8. REGULATORY DISCLOSURES AND RESTRICTIONS

Pursuant to the laws and regulations of the State of Mississippi, USLI is required to maintain minimum capital of $400,000 and minimum surplus of $600,000. The approximate statutory capital and surplus and net income of USLI, as determined in accordance with statutory accounting practices required by the Department of Insurance of the State of Mississippi (the Department), were as follows:

                                                                                      1996           1995
Statutory capital and surplus                                                       $2,325,000     $2,372,000
                                                                                    ==========     ==========

Statutory net income and realized gains
 and losses                                                                         $    4,000     $   13,000
                                                                                    ==========     ==========

Stockholders' dividends are payable out of statutory surplus of USLI with the approval of the Department, based upon limitations relating to statutory capital and surplus and statutory net income. As of December 31, 1996, approximately $201,000 was available for dividends to GAIN without prior approval by the Department.

The National Association of Insurance Commissioners (NAIC) adopted certain risk-based capital requirements effective for all insurance companies. These requirements provide a measurement of minimum capital appropriate for an insurance company to support its overall business operations based upon its size and risk profile which considers (i) asset risk, (ii) insurance risk,
(iii) interest rate risk, and (iv) business risk. An insurance company's risk-based capital is calculated by applying a defined factor to various statutory based assets, premiums and reserve items, wherein the factor is higher for items with greater underlying risk. The adequacy of a company's capital is then measured by its risk-based capital ratio (the ratio of its total capital, as defined, to its risk-based capital).

The NAIC has provided levels of progressively increasing regulatory action for remedies when an insurance company's risk-based capital ratio falls below a ratio of 1:1. USLI was in compliance with these new minimum capital requirements as follows:

                                                                                     1996           1995
Total adjusted capital                                                             $2,389,000     $2,431,000
Authorized control level risk-based capital                                           112,000        107,000
Ratio (in percentages)                                                                   2133%          2272%

9. STOCKHOLDERS' EQUITY

Prior to 1995, the Company amended its articles of incorporation to equalize the rights of its two classes of common stock and provided for identical voting and participating rights.

On May 7, 1996, stockholders of the Company approved the adoption of an Agents' Stock Option Plan for eligible agents licensed with the Company wherein 200,000 shares of Class A common stock were reserved for option as directed by the Board of Directors. Under the terms of the plan, agents writing premiums which exceed certain minimum levels will be granted options at an exercise price equal to fair value at the date of grant. There have been no options granted under the arrangement.

Prior to 1995, the Company adopted a stock incentive plan for employees wherein 500,000 shares of unissued Class A common stock were reserved for option as directed by the Board of Directors. As of December 31, 1996, the Company had granted options to acquire 150,000 shares of Class A common stock at an exercise price of $1.80 per share (estimated fair value at date of grant) which were still outstanding. These options are exercisable at any time and expire at the earlier of November 29, 2003 or termination of employment. During 1996, 2,500 shares of the options previously granted were forfeited due to the termination of an employee.

10. PARTICIPATING POLICIES

Approximately 98% of the Company's life insurance in force and 37% of total premium revenue in 1996 is participating whole life insurance. Dividends on these policies are payable at the discretion of the Board of Directors from divisible surplus as calculated using statutory accounting practices as required by law. All amounts allocable to policyholders have been accrued and none of the Company's retained earnings as reported was allocable to participating policies. No dividends are paid until the second annual premium has been paid in full. The accrued dividends on participating policies have been included in the liability for future policy benefits. Dividends, included in benefits and claims expense, approximated $356,000 in 1996 and $336,000 in 1995.

11. LIABILITY FOR UNPAID CLAIMS

Activity in the liability for unpaid claims is summarized as follows:

                                                                                      1996           1995
Balance at January 1                                                                 $140,777       $113,329
Less reinsurance recoverables:
 Net Balance at January 1                                                             140,777        113,329
Incurred related to:
 Current year                                                                         533,977        444,384
 Prior years                                                                          106,319         73,514
                                                                                     --------        -------
  Total incurred                                                                      640,296        517,898
Paid related to:
 Current year                                                                         511,540        416,936
 Prior years                                                                          106,319         73,514
                                                                                     --------       --------
  Total paid                                                                          617,859        490,450
 Net Balance at December 31                                                           163,214        140,777
Plus reinsurance recoverables:
 Balance at December 31                                                              $163,214       $140,777
                                                                                     ========       ========

Recoveries of settlements paid relating to reinsurance ceded approximated $42,000 in 1995 and 1996.

12. INCOME TAXES

There was no provision for income taxes in 1996 and 1995 as a result of the utilization of net operating loss carryforwards and the offset of potential net deferred tax assets by valuation allowances.

Deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and (b) operating loss carryforwards. The tax effects of significant items comprising the Company's net deferred tax asset as of December 31, 1996 and 1995 are as follows:

                                                                                     1996           1995
Deferred tax liabilities:
Property and equipment                                                              $ (61,754)      $(34,900)
Deferred policy acquisition costs                                                    (682,993)      (681,889)
Unrealized gain on securities available for sale                                            -         17,927
                                                                                    ---------       --------
                                                                                     (744,747)      (734,716)
                                                                                    ---------       --------
Deferred tax assets:
Unrealized loss on securities available for sale                                    $   5,657       $     --
Future policy benefit liabilities                                                     810,763        646,926
Deferred compensation liability                                                        20,515         20,515
Accrual for litigation                                                                 25,664         35,127
Operating loss carryforwards                                                          306,979        281,283
                                                                                    ---------        -------
                                                                                    1,169,578        983,851
Valuation allowance                                                                  (424,831)      (249,135)
                                                                                    ---------       --------
                                                                                      744,747        734,716
                                                                                    ---------       --------
Net deferred tax asset                                                              $       -       $      -
                                                                                    =========       ========

The valuation allowance increased by approximately $170,000 in 1996 and decreased by approximately $115,000 in 1995, exclusive of valuation changes related to the 1996 unrealized loss on securities available for sale.

The provision for federal income taxes differs from the amount computed by applying the federal income tax statutory rate to income from operations before income taxes as follows:

                                                                                      1996            1995
Taxes calculated at federal statutory rate                                           $(60,340)       $76,904
Increases (decreases) resulting from:
 Change in deferred tax valuation allowance

  and utilization of operating loss
  carryforwards                                                                        63,750        (61,888)
                                                                                     --------        -------
Other                                                                                  (3,410)       (15,016)
                                                                                     $      -        $     -
                                                                                     ========        =======

At December 31, 1996, the Company had net operating loss carryforwards for income tax reporting purposes available to offset future taxable income as follows:

Year of Expiration                   USLI                     Gain
2004                                                        $ 263,000
2005                                                          220,000
2006                                                           46,000
2007                                                           60,000
2008                                                           96,000
2009                                                           53,000
2010                                                           58,000
2011                              $ 24,000                      3,000
                                  --------                  ---------

                                  $ 24,000                  $ 796,000

The Company has not been examined by the Internal Revenue Service for any of the periods presented.

13. TRANSACTIONS WITH RELATED PARTIES

In a prior year, the Board of Directors approved the expenditure of up to $200,000 for purposes of determining the feasibility of marketing certain of its products in Mexico and obtaining license approval of USLI as a foreign reinsurer. As of December 31, 1994, the Company had expended the $200,000, including the purchase of an investment in an inactive foreign corporation approximating $30,000. Expenses charged to operations include the write-off of the investment of the foreign corporation, US Star, in 1995 of $30,000. Considering the current economic conditions in Mexico and the instability of the current Mexican government, management has suspended any additional foreign operations marketing activities and conveyed its interest in US Star to US Star's other shareholder.

On May 2, 1995, shareholders of the Company approved an executive compensation plan and agreement for the Company's Chairman and Vice Chairman of the Board. Pursuant to the non-qualified compensation plan, the executives will receive the greater of fixed annual compensation of $20,000 each or 1% of statutory premium revenues of USLI up to a maximum premium amount of $10,000,000 (equivalent to annual benefits of $100,000 each). The 1% is reduced based upon the ratio of statutory net gain from operations to gross statutory revenues. The plan is effective for a ten year period beginning May 2, 1995. In connection with the adoption of this plan, the Company accrued the minimum obligation relative to past services, based upon its best estimates of anticipated future statutory premium revenues and statutory operating gains. This obligation, which approximated $55,000 at December 31, 1996 and 1995, is included in accounts payable and other liabilities. Compensation expense paid to the executive officers pursuant to this plan approximated $40,000 in 1996 and $27,000 in 1995.

The Company entered into consulting arrangements with certain of its original founders who subscribed for stock for purposes of solicitation of their advice, support and promotion of the Company through a consulting group. Consulting fees are based upon an 8.33% return on each respective founder's original investment and payable over twelve years. Consulting fees incurred approximated $42,000 in 1996 and in 1995.

Prior to the sale of its inforce business and certain net assets in April 1995, The Agency had entered into an employment and non-competition agreement with an officer of The Agency which provided for payment to the officer of amounts equal to 40% of all commissions earned by The Agency while the officer was employed. The agreement further provided that the officer would own 50% of all new business produced after the date of his employment with a first right of refusal between The Agency and the officer for the purchase or sell of its respective 50% ownership at such time as the officer retired or terminated employment. This arrangement was considered in the negotiation and sale of the inforce business (see Note 2). Compensation expense paid to the officer under this arrangement approximated $18,000 in 1995.

14. COMMITMENTS AND CONTINGENCIES

The Company has been named defendant in two litigation matters resulting from the denial of claim benefits under a policy issued by USLI. Legal counsel is unable to render an opinion on the estimated outcome of these matters as they are presently in discovery stage. However, management intends to vigorously defend these matters and is of the opinion that the ultimate outcome of these matters will not result in a material adverse effect on the consolidated financial statements. Accordingly, no provision for any loss or liability has been provided in the consolidated financial statements.

Prior to 1995, the Company was a defendant in litigation filed by the former owner of an insurance agency acquired by the Agency wherein the plaintiff sought damages for alleged failure to make payments due under a purchase agreement for a specified percentage of renewal commissions. On March 3, 1995, an out-of-court settlement was reached wherein the Company agreed to pay over a five year period installments aggregating $180,000, including plaintiff legal costs. The Company accrued the present value of this settlement which is included in accounts payable and other liabilities and approximated $68,000 and $94,000, respectively, as of December 31, 1996 and 1995.

On August 23, 1996, the Company entered into employment agreements with four executive officers of the Company for a five year period. Under the terms of these agreements, severance benefits equal to one year's annual salary are available to these officers in the event the Company is sold or merged and the officers are required to relocate or terminate employment. No liability existed under these agreements at December 31, 1996.

15.     FAIR VALUE DISCLOSURES

The carrying values and estimated fair values of the Company's financial instruments as of December 31, 1996 and 1995 were as follows:

                                                         1996                           1995
                                                       CARRYING       ESTIMATED       CARRYING      ESTIMATED
                                                         VALUE       FAIR VALUE        VALUE        FAIR VALUE
Financial Assets:
Securities available for sale                          $3,687,222      $3,687,222     $3,647,579     $3,647,579
Cash and cash equivalents                                 282,277         282,277        121,102        121,102
Restricted cash                                                                           95,000         95,000
Note receivable from sale of
 agency assets                                            152,070         179,000        164,245        184,444

Financial Liabilities -
 Notes payable                                          $ 509,128       $ 510,000      $ 526,447      $ 522,337

The estimated fair values are significantly affected by assumptions used, principally the timing of future cash flows, the discount rate, judgments regarding current economic conditions, risk characteristics of various financial instruments and other factors. Because assumptions are inherently subjective in nature, the estimated fair values cannot be substantiated by comparison to independent quotes and, in many cases, the estimated fair values could not necessarily be realized in an immediate sale or settlement of the instrument. Potential tax ramifications related to the realization of unrealized gains or losses that would be incurred in an actual sale and/or settlement have not been taken into consideration.

PROXY                                                                    PROXY


                       AMERICAN INVESTMENT NETWORK, INC.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

       The undersigned shareholder of American Investment Network, Inc. ("American") acknowledges receipt of the Notice of Special Meeting of Shareholders, to be held on June 19, 1997, at 10:00 a.m., Central Daylight Time, at the Clubhouse of LeFleur's Bluff State Park, Highland Drive, Jackson, Mississippi, and hereby appoints H. Harold Crumpler and Phillip E. Faller, each of them with the power of substitution, as attorneys and proxies to vote all the shares of the undersigned at said Special Meeting and at all adjournments thereof, hereby ratifying and confirming all that said attorneys and proxies may do or cause to be done by virtue hereof. The above- named attorneys and proxies are instructed to vote all of the undersigned's shares as follows:

       THE DIRECTORS RECOMMEND A VOTE FOR THE ITEMS INDICATED BELOW:

1. A proposal to approve and adopt the Plan and Agreement of Exchange dated October 28, 1996, as amended, under which shareholders of American will receive shares of Citizens, Inc. Class A Common Stock for their American Class A and Class B Common Stock as described in the accompanying Proxy-Information Statement.

              FOR _____            AGAINST _____         ABSTAIN _____

2. No other business will be transacted at the Special Meeting or at any adjournment thereof. The Special Meeting may be adjourned by the vote of a majority of the shares represented.

       THIS PROXY, WHEN PROPERTY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

       Dated this ______ day of ________________, 1997.


                                   ___________________________________________
                                   Signature


                                   ___________________________________________
                                   Signature

                                   Please sign your name exactly as it appears on your stock certificate. If shares are held jointly, each holder should sign. Executors, trustees, and other fiduciaries should so indicate when signing.

                                   Please sign, date and return this proxy
                                   immediately.